SISECAM WYOMING, LLC

TECHNICAL REPORT SUMMARY

STATEMENT OF RESOURCES AND RESERVES
CURRENT AS OF
DECEMBER 31, 2021

Big Island Mine

Sweetwater County
Wyoming, USA

FINAL-2
(01-22-001)

March 13, 2022

Prepared By:

HOLLBERG PROFESSIONAL GROUP, PC
Consulting Mining Engineers
3615 South Huron, Suite 203
Englewood, Colorado 80110
Phone 303-761-9995
hpg@hollberg.com
Hollberg Professional Group, PC

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List of Tables

Table 1.1 Sisecam Wyoming Sodium Mineral Leases and License	14
Table 1.2 Estimated In-Place Trona Resources Within Big Island Exclusive of Reserves Mining License as of December 31, 2021 Based on $188/TSA	15
Table 1.3 Estimated In-Place Trona Resources Within Big Island Inclusive of Reserves Mining License as of December 31, 2021 Based on $188/ TSA	16
Table 1.4 Recoverable Trona Reserves – Big Island Mine and Refinery Trona Beds 24 and 25 As of December 31, 2021 Within the Contiguous Leases and License Based on $188/TSA	19
Table 1.5 Five Years Historical Income Cash Basis	22
Table 1.6 LOM Projected Cash Flow	23
Table 3.1 Sisecam Wyoming Sodium Mineral Leases and License	32
Table 5.1 Sisecam Historical Soda Ash Production By Year	41
Table 7.1 Big Island Mine Exploration Drilling History	53
Table 11.1 Estimated In-Place Trona Resources Within Big Island Exclusive of Reserves Mining License as of December 31, 2021 Based on $188/ TSA	73
Table 11.2 Estimated In-Place Trona Resources Within Big Island Inclusive of Reserves Mining License as of December 31, 2021 Based on $188/ TSA	74
Table 12.1 Estimated Recoverable Trona Reserves for Bed 24 & 25 By Category and Mineral Owner as of December 31, 2021 Based on $188/TSA	83
Table 12.2 Estimated Recoverable Trona Reserves for Bed 24 Only By Category and Mineral Owner as of December 31, 2021 Based on $188/TSA	84
Table 12.3 Estimated Recoverable Trona Reserves for Bed 25 Only By Category and Mineral Owner as of December 31, 2021 Based on $188/TSA	85
Table 14.1 Sisecam Historical Production	98
Table 17.1 Other Mammal Species	115
Table 17.2 Sisecam Wyoming Operating Permits	117
Table 17.3 Sisecam Total Facility Estimated Emissions	118
Table 17.4 2020 Sisecam Total Greenhouse Gas Emissions	119
Table 17.5 Sisecam Total Greenhouse Gas Emissions by year 2011-2020	119
Table 18.1 Sisecam Five Year Historical Net Cashflow	123
Table 19.1 Sisecam LOM Cashflow Analysis	127
Table 19.2 Sisecam LOM Cashflow Analysis (Cont.).	128
Table 19.3 Sisecam LOM Cashflow Analysis (Cont.)	129

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List of Figures

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Glossary of Terms and Abbreviations
Term/Abbreviation	Description	Definition
BIM	Big Island Mine	Sisecam’s Mine Workings
CAPEX	Capital Expenditures	Expenditures that are not charged to production costs but are either depreciated or amortized.
Conventional mining methods	Drill and Blast Mining	Mining drill and blast methods or undercut, drill and blast mining.
CM	Continuous Miner	Mining using continuous mining machines. These can be drum type or rotor type.
Crosscut (X-Cut)	underground passageway	Mined at or near right angles to the mining direction
DECA	Decahydrate Crystal	Sodium Carbonate Decahydrate
EIS	Environmental Impact Statement	A specific study of a project’s environmental impacts.
FOB	Free-on-Board	Basis of selling cargo excluding freight and insurance but including loading costs.
GR RMP	Green River Resource Management Plan	Resource plan produced by the BLM for management of the multiple resources on BLM lands in the Green River area.
Gate Entry	Longwall Entry	Access entries specifically configured to support longwall mining.
Headgate	Longwall Entry	Longwall gate entry on fresh air side of longwall face containing main access facilities and conveyors.
IRR	Internal Rate of Return	Annual rate of growth that an investment is expected to generate.
JICOG	Joint Industry Committee on Oil and Gas	Committee created to help resolve lease conflicts in the KSLA between oil and gas producers and sodium mineral producers.
JORC	Joint Ore Reserve Committee	Part of the Australian Institute of Mining and Metallurgy issuing internationally recognized criteria for defining trona resource and reserves.
JV	Joint Venture	A combination of two or more parties that seek the development of a single enterprise or project for profit
KSLA	Known Sodium Lease Area	Area in Southwest Wyoming designated for sodium mineral leasing
K gal	1000 gallons	Raw water measurement
LB	Lower Bed	Trona Bed 24
LW	Longwall	Highly productive method of underground trona mining and a specific type of trona mining equipment.
LOM	Life of Mine Plan	Mining plan for the life of the property.
NPV	Net Present Value	The present value of the expected future cash flows minus the cost.
OPEX	Operating Expenses	Expenses for labor and expendable items used in the mining and processing of minerals.
O&G	Oil and Gas Production	The production of oil and gas from the surface.

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MST	Million Short Tons	Million short tons of material.
MTPY	Million Short Tons per Year	Million short tons of material per year.
Mono	Monohydrate Process	Process to convert trona to soda ash
MMTA	Mechanically Mining Trona Area	Area designated by the BLM in southwest Wyoming that can be mechanically mined.
MM gallons	Million Gallons	Raw water measurement
ROM Trona	Run-of-Mine Trona	Raw trona production from mines prior to trona preparation.
RS RMP	Rock Springs Resource Management Plan	Resource plan produced by the BLM for management of the multiple resources on BLM lands in the Rock Springs, Wyoming District.
RFDS	Reasonably Foreseeable Development Scenario	BLM study to determine a resource’s probability of development in the foreseeable future.
SSDA	Special Sodium Drilling Area	Area designated under the 1997 Green River Resource Management Plan to limit O&G drilling
TA	Total Alkalinity	Measure of soda ash level in solution mine water.
TSA	Short Tons of Soda Ash	Measure of production capacity
Tons	Short Tons	All references to “tons” in this report shall refer to “short tons.” A short ton is equal to 2000 pounds.
tph	tons per day	Measure of production capacity.
tph	tons per hour	Measure of production capacity.
types	tons per unit shift	Measure of mining productivity.
toy	tons per year	Measure of production capacity.
TRM	Tailings Return to the Mine	Process by which the refinery tailings are thickened and pumped into old mine workings for disposal.
UB	Upper Bed	Trona Bed 25
USGS	United States Geologic Survey	Branch of the US Government charged with mapping and surveying the resources of the US.

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APPROACH

Hollberg Professional Group, PC (“HPG”) has conducted an independent technical review of the lands held by Sisecam Wyoming, LLC (“Sisecam Wyoming”) referred to as the “Big Island Mine,” which is located in the area commonly referred to as the Know Sodium Lease Area (the “KSLA”), near the town of Green River, Sweetwater County, Wyoming. HPG professionals involved in the preparation of this independent technical report (“Report”) have visited the mine on multiple occasions and are knowledgeable concerning the Big Island Mine and the KSLA trona deposits. HPG has reviewed technical data, reports, and studies produced by other consulting firms, as well as information provided by Sisecam Wyoming, and others listed in Sections 24.0 and 25.0. This review was conducted on a reasonableness basis, and HPG has noted herein where such provided information engendered questions. Except for the instances in which we have noted questions or made specific comments regarding the nature of the information, HPG has relied upon the information provided by Sisecam as being accurate and suitable for use in this Report. Consent has been given for the distribution of this independent technical review in the form and context in which it appears. HPG has no reason to doubt the authenticity or substance of the information provided.

INDEPENDENCE

HPG and its principals and employees are not and do not intend to be a director, officer, or other direct employee of Sisecam Wyoming and has no material interest in the Big Island Mine or Sisecam Wyoming. The relationship with Sisecam Wyoming is solely one of professional association between client and independent consultant. The review work and this Report are prepared in return for professional fees based upon agreed commercial rates, and the payment of these fees is in no way contingent on the results of this Report.

ELECTRONIC DISCLAIMER

Electronic mail copies of this Report are not official unless authenticated and signed by HPG and are not to be modified in any manner without HPG’s express written consent.

UNITS OF MEASUREMENT AND CURRENCY

Measurement units used in this Report are in the English system. The currency is United States (US) dollars unless specifically stated otherwise.

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NOTE REGARDING FORWARD-LOOKING INFORMATION

This Technical Report Summary contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934, that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding Hollberg Professional Group (HPG) expectation for Sisecam’s mine and any related development or expansions, including estimated cashflows, production forecasts, mine plans, revenue, income, costs, taxes, capital, rates of return, mine, material mined and processed, recoveries and grade, future mineralization, future adjustments and sensitivities and other statements that are not historical facts.

Forward-looking statements address activities, events, or developments that HPG expects or anticipates will or may occur in the future and are based on current expectations and assumptions. Although Hollberg Professional Group believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, trona bed thickness, trona grades, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of operations and projects being consistent with current expectations and mine plans; (iii) political developments in jurisdiction in which Sisecam Wyoming operates being consistent with current expectations; (iv) certain exchange rate assumptions being approximately consistent with current levels; (v) certain price assumptions for soda ash; (vi) prices for key supplies being approximately consistent with current levels; and (vii) other planning assumptions.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks that estimates of mineral reserves and mineral resources are uncertain and the volume and grade of ore actually recovered may vary from our estimates, risks relating to fluctuations in soda ash prices; risks due to the inherently hazardous nature of mining-related activities; risks related to the jurisdictions in which Sisecam operates, uncertainties due to health and safety considerations, including COVID-19, uncertainties related to environmental considerations, including, without limitation, climate change, uncertainties relating to obtaining approvals and permits, including renewals, from governmental regulatory authorities; and uncertainties related to changes in law; as well as those factors discussed in Sisecam Wyoming’s filings with the U.S. Securities and Exchange Commission, including Sisecam Wyoming’s latest Annual Report on Form 10-K for the period ended December 31, 2021.

This notice is an integral component of the Technical Report Summary (TRS) and should be read in its entirety and must accompany every copy made of the TRS.

HPG has used their experience and industry expertise to produce the estimates in the TRS. Where HPG has made these estimates, they are subject to qualifications and assumptions, and it should also be noted that all estimates contained in the TRS may be prone to fluctuations with time and changing industry circumstances.

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3615 South Huron S., Suite 203
Englewood, CO USA 80110
303.761.9995
Fax 303.783.3678
hpg@hollberg.com

Kurt F. Hollberg, PE
Hollberg Professional Group, PC

QUALIFIED PERSON

I, Kurt F. Hollberg, certify as the Qualified Person that the attached report titled “Statement of Resources and Reserves as of December 31, 2021– Big Island Mine, Sweetwater County, Wyoming, USA” and dated March 13, 2022 (the "Technical Report Summary") by Hollberg Professional Group PC has been carried out in accordance with the requirements of US Securities and Exchange Commission (SEC Regulation S-K Item 102 and Subpart 1300).

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1.0EXECUTIVE SUMMARY

1.1BACKGROUND

Sisecam Wyoming LLC. (“Sisecam Wyoming”), engaged Hollberg Professional Group (HPG) to update HPG’s December 2019 Mineral Reserve Estimate on the trona mineral assets of Sisecam Wyoming LLC comprising Sisecam’s Green River Property (Big Island Mine & Refinery), Sweetwater County, Wyoming, United States of America (“USA”). Sisecam Wyoming is owned by Sisecam Resources LP ("Sisecam") 51% and by NRP Trona LLC ("NRP") 49%. Sisecam Resources LP is the registrant.

1.2HISTORY

Sisecam Wyoming owns and operates the Big Island Mine complex that consists of an underground trona mine and associated refinery (“Sisecam Wyoming Mine and Refinery”). The Sisecam Wyoming Mine and Refinery lies northwest of the town of Green River in Sweetwater County, Wyoming (Figure 3.1). Mining occurs in two trona seams, Bed 24 and Bed 25, nominally at 850-feet and 900-feet deep, respectively. The Big Island Mine was started in 1962 by the Stauffer Chemical Company and has been in continuous operation since that time. Through Ciner Enterprises Inc., a Ciner Group affiliate and parent of Sisecam Chemicals Resources LLC (“Sisecam Chemicals” formerly known as Ciner Resources Corporation), Ciner Group acquired control of the property in 2015 and sold a controlling interest (60%) of the outstanding units of Sisecam Chemicals to Sisecam Chemicals USA Inc. as of December 21, 2021. Sisecam Chemicals indirectly owns approximately 72% limited partner interest in Sisecam as well as its 2% general partner interest and related incentive distribution rights. Through Ciner Enterprises Inc., Ciner Group continues to hold 40% of the interests in Sisecam Chemicals.

The Sisecam Wyoming refinery purifies trona ore into soda ash (sodium carbonate). Soda ash is an essential raw material in glass making, chemicals, detergents, and other industrial products. Sisecam Wyoming’s refining facility is well established and has been converting trona into salable soda ash for over 60 years. Sisecam Wyoming sells the soda ash domestically through Sisecam Resources LP and its affiliates. Product is shipped via truck or rail from loadouts at the Sisecam site and a rail spur to the Union Pacific Railroad mainline along Interstate 80 (I-80).

1.3MINERAL DEPOSIT AND MINERAL LEASES

The trona deposits of SW Wyoming are the world’s largest occurrence of natural soda ash. The deposit was formed from the evaporation of a shallow lake, Lake Gosiute, that covered SW Wyoming and NE Utah 50-60 million years ago (wyomingmining.org, 2020) (Lake Gosiute, Figure 6.1).

Trona is a non-metallic industrial mineral of the compound sodium sesquicarbonate which is a partially hydrated double salt of sodium carbonate (commonly known as soda ash (Na2CO3)) and sodium bicarbonate (commonly known as baking soda (Na2CO3.NaHCO3.2H2O)). The US Geological Survey recognizes 25 trona beds of economic importance (at least 1 meter in thickness and 300 km2 in areal extent) within the Green River Basin. Identified in ascending order, the trona beds are numbered 1 through 25 from the oldest (stratigraphically lowest) to the youngest (stratigraphically highest). Sisecam Wyoming has mineable reserves in the shallowest mechanically minable Trona Beds 24 and 25 (800 to 1,100-feet. deep). Figure 6.2, Figure 6.3, and Figure 6.5 show cross sections of the Green River Basin and Bed 24 25 lithology.

The Bureau of Land Management designates available sodium leasing as the Known Sodium Leasing Area (“KSLA”). The KSLA is where trona thickness exceeds 1-meter, extends for over 300 km2, and is greater than 80% grade. The known Mechanically Mining Trona Area (“MMTA”) is defined where trona exceeds 8-feet thickness, has a grade greater than 85%, contains less than 2% salt (NaCl), and is at a depth no greater than 2,000-feet. Figure 3.2 shows the KSLA and MMTA boundaries along with the major leaseholders.

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Sisecam Wyoming holds both private and public mineral leases and license over the Big Island Mine within the KSLA boundary. In addition to the mineral leases and license, Sisecam Wyoming has several other permits with both U.S. Federal and Wyoming state agencies that give it the right to operate the Big Island Mine.

Sisecam Wyoming has approximately 23,612 acres of sodium (Trona) under lease made up of approximately 7,934 Federal acres, 3,079 State acres, and 12,599 private acres. Table 1.1 lists the current sodium leases and the license owned by Sisecam Wyoming and their status. The location of Sisecam’s trona leases is illustrated in Figure 3.2 and Figure 3.3.

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Table 1.1
    Sisecam Wyoming Sodium Mineral Leases and License
(2) All US BLM Leases have a 2 percent royalty rate for a period of 10 years, as of January 1, 2021, based on Industry-Wide Royalty Reduction Soa Ash and Sodium Bicarbonate issued by the Secretary of the Interior, for all existing and future Federal soda ash or sodium bicarbonate leases.

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1.4MINERAL RESOURCE AND RESERVE ESTIMATE

Using the data provided by Sisecam Wyoming, HPG has completed its review of the Big Island Mine and concludes that the Big Island Mine’s remaining leased and licensed Measured and Indicated in-place trona Resources exclusive of reserves as of December 31, 2021, total 162.3 million short tons (MST), of which 98.9 MST remain in the Lower Bed 24 and 63.4 MST remain in the Upper Bed 25. Measured In-Place Resources are calculated as 74.2 MST and Indicated In-Place Resources calculate as 88.1 MST and Inferred In-Place Resources are calculated at 0.05 MST. Table 1.2 summarizes the estimated In-Place Trona Resource exclusive of the mineral reserves.

The Mineral Resource exclusive of the mineral reserves is that portion of the ore body that has not been extracted because it was outside what is considered the economic limits, has been left in place to support the mine openings or has been sterilized by previous mining and cost-effective access is not considered practical. Mineral resources that are not mineral reserves do not have demonstrated economic viability.

Table 1.2
    Estimated In-Place Trona Resources Within Big Island
Exclusive of Reserves
Mining License as of December 31, 2021
Based on $188/TSA
1)Numbers have been rounded; totals may not sum due to rounding.
2)Based on a 6-foot minimum thickness and an 75% minimum grade cut-off.
3)The point of reference is in-place (insitu) inclusive of impurities and insoluble content.
4)Mineral resources are current as of December 31, 2021, using the definitions in SK1300.
5)Mineral resources are reported on a 100% ownership basis. Sisecam Wyoming is owned by Sisecam Resources LP ("Sisecam") 51% and by NRP Trona LLC ("NRP") 49%.

Based on the current study, the Sisecam Wyoming Big Island remaining leased and licensed Measured and Indicated in-place trona Resources inclusive of reserves as of December 31, 2021, total 578.9 million short tons (MST), of which 382.5 MST remain in the Lower Bed 24 and 196.4 MST remain in the Upper Bed 25. Measured In-Place Resources are calculated as 291.5 MST and Indicated In-Place Resources calculate as 287.5 MST and Inferred In-Place Resources are calculated at 0.26 MST. Table 1.3 provides the In-Place Trona Resource Inclusive of the mineral reserves.

The Mineral Resource inclusive of the mineral reserves is that portion of the ore body that is considered either economically viable for mining and can be converted to reserves or of economic interest but considered outside the current economic limits. Figure 11.3 and Figure 11.4 present the remaining in-place trona showing measured, indicated, and inferred resource areas. This is the material considered of economic interest that has the potential to be converted to reserves.

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Table 1.3
    Estimated In-Place Trona Resources Within Big Island
Inclusive of Reserves
Mining License as of December 31, 2021
Based on $188/ TSA
1)Numbers have been rounded; totals may not sum due to rounding.
2)Based on a 6-foot minimum thickness and an 75% minimum grade cut-off.
3)The point of reference is in-place (insitu) inclusive of impurities and insoluble content.
4)Mineral resources are current as of December 31, 2021, using the definitions in SK1300.
5)Mineral resources are reported on a 100% ownership basis. Sisecam Wyoming is owned by Sisecam Resources LP ("Sisecam") 51% and by NRP Trona LLC ("NRP") 49%.

Only the contiguous mineral leases were considered for this resource and reserve estimate. Section 16, T21N, R108W was excluded from this estimate because this state lease is isolated from the other contiguous lease blocks. The one-mile isolation makes accessing this for mechanical mining unlikely.

Criteria for this analysis are based upon a 6.0-feet minimum ore thickness and 75% minimum seam grade. This Resource evaluation is based upon 81 exploration drill holes, 44 borings from the mine workings, and several thousand available mine observations and measurements. The in-seam ore horizon includes the T2 to T4 zones and excludes the T1 zone Additionally, this updated report considers the 2020-2021 mine advancement in the northeast and southwest extents of Bed 25.

Because of Sisecam’s proximity to the Green River this resource and reserve estimate does not consider solution mining due to its likely subsidence and impact to this major water source. Therefore, HPG is only considering mechanical mining of the deposit using established systems and methods.

The reference point for the mineral resources are reported in-place (insitu) inclusive of impurities and insoluble content. The grade is percent trona, sodium sesquicarbonate (Na2CO3.NaHCO3.2H2O), the double salt of sodium carbonate (soda ash) and sodium bicarbonate (baking soda). A bulk density of 133 pounds per cubic foot (2.13 g/cc), was applied to convert volumes to tonnage. Several published documents list bulk densities of trona between 2.11 and 2.17 g/cc.

Mineral resources are current as of December 31, 2021, using the definitions in SK1300. Mineral resources are reported on a 100% ownership basis. Sisecam Wyoming is owned by Sisecam Resources LP ("Sisecam") 51% and by NRP Trona LLC ("NRP") 49%.

Mineral resources are not mineral reserves. Mineral reserves are the economically mineable part of a measured or indicated mineral resource based upon application of modifying factors such as costs and revenues associated with the proposed operation and producing the final product in an economic and environmental assessment. Section 11.3 describes these factors. There is no certainty that any mineral resources in this report will ultimately be reclassified as reserves. Please refer to the note regarding forward-looking information at the front of the Report.

1.4.1Factors That May Affect the Mineral Resource Estimate

Factors that may affect the mineral resource estimate include: changes to long-term soda ash price assumptions; changes in local interpretations of mineralization geometry and continuity of mineralized

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zones; changes to geological and grade shape and geological and grade continuity assumptions; changes to the cut-off grades used to constrain the estimates; variations in geotechnical, mining, and processing recovery assumptions; and changes to environmental, permitting and social license assumptions.

1.5MINERAL RESERVE ESTIMATE

This independent Mineral Resource and Mineral Reserve estimate is completed in accordance with the requirements of the US Securities and Exchange Commission (SEC Regulation S-K Item 102 and Subpart 1300). The Mineral Resource Estimates included in this report have been used in conjunction with current dry mining operations to establish the “Proven” and “Probable” Mineral Reserves. The remaining in-place (insitu) and mineable trona reserves for the Big Island Mine are based on a life-of-mine plan (“LOM”) using current mining methods.

No independent feasibility study was prepared in the determination of this reserve estimate. Instead HPG used the plus 60 years of mining and processing history at the Big Island to determine the mining, processing and economic parameters used for this reserve estimate. Based on this information the capital and operating cost estimates are at a minimum at a pre-feasibility level of confidence, having an accuracy level of ±25% and a contingency range not exceeding 15%.

In determining the reserve parameters and assumptions HPG considered the following circumstances:
•Sisecam’s 60-year long history and economics of mining the deposit and producing soda ash;
◦The 170.1 MST of trona ore produced from these two beds;
•The projected long life of the mine and resulting likely change in economics, mining, and processing methods over its projected 40-year mine life;
•Sisecam’s current processing facilities capabilities and projected future changes to these facilities.
•The economics associated with Sisecam’s current mining equipment and history of “high grading” the thickest portions of the deposit;
•Sisecam’s current mining equipment limitations and required future changes to these systems; and
•HPG’s knowledge operating and managing other trona and potash mines.

Using current mining and refining technologies, it is our professional opinion that Sisecam Wyoming can realistically expect to economically recover 220.0 MST of trona ore at an average grade of 85.2 percent from these reserves as of the end of December 2021. This is made up of 72.7 MST from Bed 25 and 147.3 MST from Bed 24. Proven recoverable tons are calculated as 97.4 MST, of which 33.4 MST remain in the Upper Bed and 64.0 MST remain in the Lower Bed. Probable recoverable tons are calculated at 122.6 MST of which 39.3 MST remain in the Upper Bed and 83.2 MST remain in the Lower Bed. This is based on Sisecam continuing to mine using its existing mining methods and extraction rates for the remaining life of the currently controlled reserves. Estimated finished soda ash reserves are 119.1 MST. Table 1.4 below and Section 12.2 summarizes these findings.

In determining whether the reserves meet these economic standards, HPG made certain assumptions regarding the remaining life of the Big Island Mine, including, among other things, that:
•The point of reference is run-of-mine (ROM) ore delivered to the processing facilities;
•The cost of products sold per short ton will remain consistent with Sisecam Wyoming’s cost of products sold for the five years ended December 31, 2021;
•The weighted average net sales per short ton, $188/ton, will remain consistent with Sisecam Wyoming’s average net sales for the five years ended December 31, 2021;
•Sisecam Wyoming’s mining costs will remain consistent with 2021 levels with two-seam mining costs 30% higher for the two-seam production;
•Sisecam Wyoming’s processing costs will remain consistent with 2021 levels and rise in 10-years to account for lower grade material;
•Sisecam Wyoming will achieve an annual mining rate of approximately 5.0 million short tons of trona in 2024 and beyond;
•Sisecam Wyoming will process soda ash with a 90% rate of recovery, without accounting for the deca rehydration process;
•The ore to ash ratio for the stated trona reserves is 1.835:1.0 (short tons of trona run-of-mine to short tons of soda ash);

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•The run-of-mine ore estimate contains dilution from the mining process;
•Sisecam Wyoming will continue to conduct only conventional mining using the room and pillar method and a non-subsidence mine design;
•Sisecam Wyoming will, in approximately 10 years, make necessary modifications to the processing facilities to allow localized mining of 75% ore grade in areas where the floor seam or insoluble disruptions have moved up into the mining horizon causing mining to be halted early due to processing facility limitations;
•Sisecam Wyoming will, within one year, conduct ‘‘two-seam mining,’’ in production panels which means to perform continuous mining in Bed 24 beneath historically mined production panels of Bed 25 with interburden thickness of approximately 35-feet;
•Sisecam Wyoming will, in approximately 20 years, make necessary equipment modifications to operate at a seam height of 7-feet, the current mining limit is 9-feet;
•Sisecam Wyoming has and will continue to have valid leases and license in place with respect to the reserves, and that these leases and license can be renewed for the life of the mine based on their extensive history of renewing leases and license;
•Sisecam Wyoming has and will continue to have the necessary permits to conduct mining operations with respect to the reserves; and
•Sisecam Wyoming will maintain the necessary tailings storage capacity to maintain tailings disposal between the mine and surface placement for the life-of-mine (LOM).

This reserve estimate is based on Sisecam Wyoming’s current basis for mine design that is predicated upon no subsidence. Higher mining extraction rates could be achieved, but are complicated by the overlying Green River Drainage, plant facilities, and gas pipelines, which are sensitive to mine induced subsidence. HPG does not recommend that Sisecam Wyoming alter the current ‘no subsidence’ mine design.

Long-term recovery of the remaining mine trona pillars by secondary extraction methods, including solution mining, is not considered in this reserve estimate but may be available to Sisecam Wyoming in the future. Any secondary recovery will be limited by the non-subsidence zones surrounding the Green River and plant facilities discussed in Section 12.4. Where mining induced subsidence is possible, subsidence mitigation will be required over a large portion of the available mine resource.

Table 1.4 Recoverable Trona Reserves – Big Island Mine and Refinery Trona Beds 24 and 25 As of December 31, 2021 Within the Contiguous Leases and License Based on $188/TSA
Bed	Proven (millions) Tons	Average Grade % Trona	Probable (millions) Tons	Average Grade % Trona	Total Reserves (Millions) Tons	Average Grade % Trona
Lower Bed 24	64.0	86.0	83.2	85.8	147.3	85.9
Upper Bed 25	33.4	83.7	39.3	84.1	72.7	83.9
Total	97.4	85.2	122.6	85.2	220.0	85.2
1)Numbers have been rounded; totals may not sum due to rounding.
2)Based on a 7-foot minimum thickness and an 85% minimum grade cut-off.
3)The point of reference is run-of-mine (ROM) ore delivered to the processing facilities including mining losses and dilution.
4)Mineral reserves are current as of December 31, 2021, using the definitions in SK1300.
5)Mineral reserves are reported on a 100% ownership basis. Sisecam Wyoming is owned by Sisecam Resources LP ("Sisecam") 51% and by NRP Trona LLC ("NRP") 49%.

1.5.1Factors That May Affect the Mineral Reserve Estimate

Factors that may affect the mineral reserve estimate include: changes to long-term soda ash price assumptions; changes in local interpretations of mineralization geometry and continuity of mineralized

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zones; changes to geological and grade shape and geological and grade continuity assumptions; changes to the cut-off grades used to constrain the estimates; variations in geotechnical, mining, and processing recovery assumptions; and changes to environmental, permitting and social license assumptions.

1.6MINING METHOD LIFE OF MINE PLAN

The underground mining operation uses continuous miners mining in a modified room and pillar method employing a ‘no surface subsidence’ mine design.

Sisecam like all mining companies, for lack of a better term “high grades” the mineral deposit where possible. Sisecam utilizes large highly productive continuous miners incorporating on-board roof bolters and a large on-board ventilation fan that require a minimum mining height of 9-feet. This has been and will continue to be the mining limit given the extensive reserves above 9-feet. This is an economic choice made by Sisecam to minimize current production costs. At some point in the future, Sisecam will have to make modifications, like other operators in the basin have done, to facilitate mining of the thinner areas and lower grade ore. This reserve estimate forecasts modification of the mining equipment and processing facilities in the future at a point when mining of the thicker trona (>9-feet) has been completed.

To accommodate this reality, HPG has developed a detailed Life-of-Mine (LOM) plan that in HPG’s opinion is a reasonable mining sequence for this deposit over its remaining 40 plus years assuming Sisecam choses to mine as much of the resource as possible. A two-stage mine plan has been developed. The first stage “high-grades” the deposit based upon the current mining equipment and processing plant limitations mining to the 9-foot isopach. This matches the practice employed over the last 20 years and should be viable for another 20 years.

The second stage mining is based upon smaller mining equipment and assumes changes to the dissolver sections of the processing plants. These changes should allow mining to the 7-foot isopach and processing areas of the trona resource where disruptions to the ore body have been and will be encountered as mining progresses towards the edge of the ore body. The 7-foot mining limit was selected based on current economics and practices at similar operations.

This type of two-stage mining is only possible when underground conditions allow access to the bypassed areas long after the first stage of mining was completed. This is true for the Big Island Mine where old mine workings developed 60 years ago are still open, accessible, and currently in use. Where possible the LOM plan accounts for future access to the thinner areas. In areas where future access was determined to be too difficult or costly, the thinner trona resource have been considered sterilized and are not reserves.

Portions of the remaining Bed 24 trona are located under previously mined areas in Bed 25. These areas are where ‘two-seam mining’ is required. Two-seam mining extracts the mineral from both beds. Due to the thin interburden (25 to 40-feet) between Bed 24 and 25 and wide entries mined, mining induced stresses are higher in these areas of two-seam mining, Sisecam Wyoming has conducted significant computer modeling of the rock mechanics and predicted mine entry stability surrounding two-seam mining. Additionally, three test panels and one production panel have been mined in areas where lower extraction conventional mining techniques were employed. These panels were mined successfully and remain accessible and stable many years after mining.

To date, Sisecam Wyoming has not completed Lower Bed two-seam mining of continuous miner panels below existing historic Upper Bed continuous miner panels. For this reason, two-seam mining using continuous miners and existing geometries is considered unverified. To account for this risk, higher mining costs have been used in the economic analysis. Given the work completed, the existing test panels, and the cost structure at Sisecam Wyoming, it is reasonable to conclude that these areas can be economically mined and therefore are considered reserves in this study.

To fully prove the proposed two-seam mining geometry it will be necessary to complete two or three test panels based on the wider continuous miner (CM) entries below the existing Upper Bed CM panels. In 2021 Sisecam extended the main entries in the two-seam area and stubbed in the test panels. Visual examination of the ground conditions in this area were good with little additional stress evident. Sisecam

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expects to start the first panel mining in this area in early 2022. Based on this progress it will be four to six years before Sisecam is able to fully demonstrate the viability of two-seam mining with the current mining equipment.

Portions of the LB West mine have been flooded and areas have collapsed limiting access to trona resource west of the existing mine workings. This area is considered a resource but is not part of the LOM plan due to the risks and high costs associated with seismicity, water inflow, less competent roof strata, and soft ore.

1.7MINERAL PROCESSING AND RECOVERY

The Big Island Mine and Refinery complex is well established having been developed over the plus 60 years of operation. Sisecam utilizes the monohydrate (Mono) process to convert raw trona into soda ash in five (5) processing plants. The plants are well established and have a long production history. Unit 6 is an integrated stand-alone plant constructed in 1998 and Unit 7 is a large calcining dissolver constructed in 2006 to feed liquor to Units 3 through 5. All the plants have had significant upgrades over the years to both improve recovery, energy efficiency, and increase soda ash production.

Sisecam currently has two ore calcining and dissolving units with four soda ash processing plants. The first two processing plants, Unit 1 and Unit 2 built in 1962 used triple effect evaporators were taken out of service after being replaced by the integrated Unit 6 plant. Unit 7 calciner and dissolving unit was constructed to replace the front ends for Units 3, 4 and 5. The dissolver units liquor output is interconnected to the multiple evaporator units to optimize production.

The primary feedstock to these plants is raw mined trona with a minor secondary feed from liquor produced from mining the DECA crystals, sodium carbonate decahydrate, from the evaporation ponds of the tailing disposal areas.

The site infrastructure is established and adequate for the purposes including: four existing surface to ore bed shafts, offices, warehouses, processing plants, product storage, dedicated rail spur with rail yard, tailings facilities, and dedicate utilities including natural gas, electricity, and water.

1.8ECONOMIC ANALYSIS

Cost effective mining and processing has been conducted since the early 1960’s at Sisecam Wyoming generally under the same mine design assumptions utilized in this reserve estimate. Overall costs are not expected to change significantly in the future; thus, using historical costs for mining the reserves and producing soda ash are considered a reliable basis to forecasting future costs.

With the information provided in previous reviews and this review HPG has been able to examine the last ten years of actual production costs and revenues. This long history shows a stable and predictable cost structure and consistent revenue. The only exception was 2020 and 2021 where costs and revenues were lower due to the worldwide COVID-19 slowdown. Despite this historic business interruption both years were cash positive with 2021 rebounding to near normal levels.

For the basis of determining the economic viability of the reserves stated here and in Section 12.0, HPG has utilized the last five years of financial data provided by Sisecam. Sisecam provided both audited and unaudited financial information including detailed production cost, capital expenditures and revenues. Previous reviews were based upon three years of data but due to the extraordinary impact of COVID-19 a more extensive analysis was conducted. Some consideration was given to dropping 2020 and 2021 from the analysis but was rejected as recent cost data is materially important to this type of analysis and the ultimate outcome of COVID-19 is unknown. The analysis conducted is therefore considered conservative given the inclusion of such an unusual event. Capital and operating cost estimates are at a minimum at a pre-feasibility level of confidence, having an accuracy level of ±25% and a contingency range not exceeding 15%.

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Five years of operational data has been summarized as a cash statement of Net Income which is provided in Table 1.5. Detailed discussions of the cost analysis, capital expenditures, and revenues can be found in Sections 16.0, 18.0, and 19.0.

Table 1.5
    Five Years Historical Income
Cash Basis

2017	2018	2019	2020	2021	Five year Average	Average $ Per Ton Soda Ash
Ore Tons	4,001,325	4,018,329	4,157,009	3,653,830	4,276,837	4,021,466	
Total Volume (Sales)	2,705,400	2,613,200	2,759,100	2,221,900	2,682,203	2,596,361	
Net sales:							
Sales - Affiliates	$ 304.5	$ 253.3	$ 315.8	$ 177.9	$ -	$ 210.3	
Sales - others	192.8	233.4	207.0	214.3	540.1	277.5	
Total net sales	**$ 497.3**	**$ 486.7**	**$ 522.8**	**$ 392.2**	**$ 540.1**	**$ 487.8**	**$ 187.9**
Cost of products sold:							
Cost of products sold	211.0	215.9	221.4	185.6	215.5	209.9	
Freight costs	145.7	139.1	143.6	123.7	213.0	153.0	
Total cost of products sold	356.7	355.0	365.0	309.3	428.5	362.9	139.8
Gross profit ($ millions)	**$ 140.6**	**$ 131.7**	**$ 157.8**	**$ 82.9**	**$ 111.6**	**$ 124.9**	**$ 48.1**
Operating expenses:							
Selling, general and adminis expenses—affiliates	16.9	17.6	18.4	17.5	17.2	17.5	
Selling, general and adminis expenses—others	5.5	6.9	5.4	4.2	6.2	5.6	
Loss on assets, legal settlem net	1.6	(27.5)	-	-	0.2	(5.1)	
Interest Expense	3.1	3.3	5.5	5.5	5.2	4.5	
Total operating expenses	27.1	0.3	29.3	27.2	28.8	22.5	8.7
Net Profit w/SGA ($ millions)	**$ 113.5**	**$ 131.4**	**$ 128.5**	**$ 55.7**	**$ 82.8**	**$ 102.4**	**$ 39.4**
Depreciation, depletion and amortization expense	27.1	28.4	26.9	28.8	31.6	28.6	
Income Before Tax ($ millions)	**$ 86.4**	**$ 103.0**	**$ 101.6**	**$ 26.9**	**$ 51.3**	**$ 73.8**	**$ 28.4**

Note: Numbers have been rounded; totals may not sum due to rounding.

The basis for the economic analysis is the previous five years of actual performance adjusted for expected changes in operating costs and necessary capital expenditures to execute the proposed LOM. Table 1.6 illustrates the expected cash flows for the LOM in ten-year increments. The economic model indicates positive cash flow, a 12.0% internal rate of return (IRR) and a positive net present value (NPV) of $438 million at a 5% discount rate. The full financial model by year is shown in Table 19.1 through Table 19.3. This analysis shows that the operation will provide positive cash operating profits and is therefore considered to be economically viable.

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Table 1.6
    LOM Projected Cash Flow

Investment	OPERATING YEARS (Year 1 - 2022)			
	2021	1-10	11-20	21-30	31-44
REVENUE					
Mine Production Trona (000)		48,600.0	50,000.0	50,000.0	65,000.0
Ore to Ash		1.835	1.835	1.835	1.835
Soda Ash Production (000)		27,248.0	27,248.0	27,248.0	35,422.3
Revenue $/ton		$ 187.90	$ 187.90	$ 187.90	$ 187.90
Gross Revenue ($ millions)		**$ 5,120**	**$ 5,120**	**$ 5,120**	**$ 6,656**
Cost of Goods Sold					
Cash Costs Per Ton		**$ 151.86**	**$ 157.00**	**$ 157.50**	**$ 162.00**
Total Cash Costs ($ millions)		**$ 4,138**	**$ 4,278**	**$ 4,291**	**$ 5,738**
CAPEX ($ millions)		$ 300.0	$ 400.0	$ 320.0	$ 436.0
Pre-Tax Operating Profit ($ millions)	**-$ 800.0**	**$ 682**	**$ 442**	**$ 509**	**$ 482**
Profit Margin		**13.3%**	**8.6%**	**9.9%**	**7.2%**

Note: Numbers have been rounded; totals may not sum due to rounding.

1.9OBSERVATIONS AND CONCLUSIONS

Approximately 118 MST of the reported recoverable Trona (48%) is dependent upon Sisecam confirming the viability of two-seam mining over the next four to six years. Most of these two-seam reserves (approximately 71.5 MST, 60%) are in areas with thickness over 9-feet.

The November 2021 site visit revealed that since the 2019 report was completed, Sisecam has made significant progress developing the LB North mains and panel entries. Ground conditions were found to be good for the mains entries confirming the current design. Development of the lower extraction main entries does not evaluate the true impacts that will be experienced when conducting two-seam panel mining. Until two or three test panels are successfully completed and analyzed two-seam mining with the current equipment remains unverified. Based on current projections it will be four to six years before Sisecam will verify the viability of two-seam mining. It is possible that two-seam mining may require significant variations from current mining equipment and practices.

Approximately 148 MST of the reported 220 MST recoverable tonnage is greater than 9-feet thick and can be mined and processed with the existing equipment, some localized areas will require ore blending or modification of the processing facilities to handle lower grade ore for several days or several weeks. These areas comprise 39.5 MST of the total reserves. It is anticipated that these plant modifications need to be implemented within 10-15 years.

The practice of “high grading” the deposit and only mining the thicker reserves first risks sterilization of the thinner areas if access is compromised. Recovery of the reserves less than 9-feet will require changes to the mining and utility equipment, will incur higher mining costs, require access rehabilitation costs and is dependent upon the ability to access these areas through old workings or via extensions of old mains entries as shown in the LOM plan developed for this estimate. This material makes up 72 MST of the estimated recoverable tonnage. There is some risk that access to these areas 20 years after mining might not be possible.

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The roof failure, water inflow and associated subsidence of the Lower Bed West mine area has intrinsic risks to an evaporite mine below a major waterway that must be continuously monitored and evaluated for any changes. These include increased water flow or changes in water type indicating its source could be surface waters. Risks due to high inflow of water can range from higher mining costs to loss of access.

1.10RECOMMENDATIONS

HPG supports Sisecam’s plan to perform additional exploration drilling to improve data density. Additional exploration drilling would result in a higher percentage of the reserve base classified as proven and should better define the trona grades near the drilling locations. Drilling south of the existing lease boundary would help to identify available future reserves and grades. Additionally, it is recommended that Sisecam undertake Bed to Bed drilling from areas in the Upper Bed that overly future LB two-seam mining. For example, the LB South resource block could be drilled from the UBSW Mains or UB South Butts. Bed to Bed core drilling is significantly less expensive than surface exploration but is limited to two-seam areas.

Sisecam should continue to move forward in a prudent and timely fashion with validation of the two-seam mining to confirm both the geotechnical and economic assumptions.

It is recommended that Sisecam continue to pursue optimization of the refinery facilities to allow efficient processing of the predicted long-term decline in run-of-mine (ROM) trona grades as mining moves to the edges of the ore bodies. A more robust processing facility would allow a more complete recovery of the remaining ore reserves in areas where localized seam rolls and post depositional insoluble infilling has impacted recovery and stopped mining.

It is recommended that Sisecam optimize its ability to blend ore from multiple production areas of the mine to minimize the impact of the lower grade ore from the miners producing from the edge of the deposit or encountering seam rolls. This would also allow improved recovery of the deposit by maintaining a higher average ore grade and minimize sterilization of the thinner or lower grade areas of the deposit.

It is recommended that Sisecam continue close monitoring of the LB West water inflows and associated subsidence. HPG would advise more frequent isotope testing of the inflow as well as additional hydrologic studies including source tracing. HPG would advise more frequent subsidence monitoring and evaluations of the area.

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2.0INTRODUCTION

2.1BACKGROUND

Sisecam Wyoming LLC. (“Sisecam Wyoming”) engaged Hollberg Professional Group (HPG) to update HPG’s December 2019 Mineral Reserve Estimate on the trona mineral assets of Sisecam Wyoming LLC comprising Sisecam’s Green River Property (Big Island Mine & Refinery), Sweetwater County, Wyoming, United States of America (“USA”). Sisecam Wyoming is owned by Sisecam Resources LP ("Sisecam") 51% and by NRP Trona LLC ("NRP") 49%. Sisecam Resources LP is the registrant.

The primary goal is to provide an independent Mineral Resource and Mineral Reserve estimate in accordance with the requirements of the US Securities and Exchange Commission (SEC Regulation S-K Item 102 and Subpart 1300). This resource and reserve estimate of the remaining in-place and mineable trona reserves for the Big Island Mine is based on a life-of-mine plan (“LOM”) using current mining methods.

HPG personnel involved in this project include:
•Kurt F. Hollberg, PE, Project Manager, Mining Specialist, Competent Person.
•Terry Leigh, AIPG, CPG, PG, (Leigh Geological Services, Inc.) Resource Specialist.
This report was authored by Mr. Hollberg and Mr. Leigh.

Mr. Hollberg is a Licensed Professional Engineer in Wyoming, Colorado, Utah, and Nevada as well as being a Registered Professional Member of the Society for Mining, Metallurgy, and Exploration (SME).

Mr. Leigh is an AIPG Certified Professional Geologist and a Licensed Professional Geologist (PG) in Wyoming.

Both Mr. Hollberg and Mr. Leigh are considered ‘qualified persons’ for trona reserve estimation as defined by the JORC, SEC, and NI 43-101 Codes. Mr. Hollberg has over 35 years of experience and Mr. Leigh has over 40 years of experience in the Green River Trona Basin. Section 26.0 contains summary information on the team members.

Neither HPG nor any of its employees and associates employed in the preparation of this report has any beneficial interest in Sisecam Wyoming or in the assets of Sisecam Resources. HPG will be paid a fee for this work in accordance with normal professional consulting practice as a consultant to Sisecam Wyoming. Sisecam Wyoming’s predecessor OCI Wyoming (OCI) employed Mr. Hollberg from 1999 to 2003 and employed Mr. Leigh from 2003 to 2010. Mr. Hollberg left OCI Wyoming in 2002 to engage in consulting work and started HPG. Mr. Leigh retired from OCI Wyoming in 2010.

Mr. Hollberg and Mr. Leigh have over 70 years of combined experience in the Green River Trona Basin and its mining operations. They have performed engineering and geological services for Sisecam Wyoming, Genesis Alkali Corporation, Tata Chemicals, and TG Soda Ash Inc. HPG has served as a consultant to Sisecam Wyoming and its predecessor OCI performing mine engineering services since 2003 as well as other trona operators. Mr. Leigh has performed numerous geological services for Sisecam Wyoming and its predecessor OCI including supervision of exploratory drilling, seismic exploration, in-mine geologic mapping, and construction of a geologic model for the Big Island Mine as well as two other Green River Trona Basin operations.

The individuals responsible for this report have extensive experience in the mining industry, in the Green River Trona Basin, and are members in good standing of appropriate professional organizations.

Kurt F. Hollberg, BSc, PE Colorado (PE-36599), Wyoming (PE-6599), Nevada (PE-018102), Utah, (PE 10385339), Registered Professional Member SME # 1475226. Richard Terry Leigh, MSc, AIPG (6708), CPG, Wyoming (PG-53).

No independent feasibility study was prepared in the determination of this reserve estimate. HPG has utilized the 60-year history of the Big Island Mine and Refinery mining trona and processing soda ash

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along with the past five years of operational and economic data demonstrating that the operation is economically viable.

2.2SOURCES OF INFORMATION

This study uses the existing Sisecam Wyoming geologic database, drilling information, recent mine Trona thickness observations, current and historical financial information, and market studies, to estimate the trona resources available to Sisecam Wyoming. Based on this Mineral Resource Estimate and current business economics, a LOM plan was developed to estimate the recoverable trona and finished soda ash reserves which are the basis of this Mineral Reserve Estimate.

Section 24.0 contains a listing of the data files and sources provided by Sisecam Wyoming.

In addition to their historical knowledge of the subject property, both Mr. Hollberg and Mr. Leigh visited property for multiple days in September, October, and November of 2021. The purpose of these visits was to inspect both the surface and underground facilities, collect information for this effort and interview technical personnel working for Sisecam. During the visits HPG interviewed the following Sisecam technical and management personnel:
•Guray Eken (VP, Manufacturing and Operational Excellence);
•John Lewis (Mine Engineering Superintendent);
•Hakki Ketizmen (Mine Planning and Business Development Superintendent);
•Jeramy Spicer (Technical Services Manager);
•Tyler Schiltz (Environmental Superintendent);
•Hilary Huckfeldt (Principal Environmental Engineer);
•Jim Spurrier (Principal Engineer - Surface Production);
•Charley Walters (Surface Production Supervisor);
•Scott Wilkes (CoGen Manager); and
•Shannon Larson (QC QA Laboratory Supervisor)

Sisecam Wyoming’s excellent mine ground conditions allows examination of most areas of the existing mine and old workings. Mr. Leigh and Mr. Hollberg have examined many of these areas for this study. Mr. Leigh spent several days underground taking spot measurement of the Trona thickness in several areas of interest. Section 9.0 contains additional information on these inspections.

Surface tours included examination of the processing facilities (Units 3, 4, 5, 6 and 7), tailings facilities, DECA ponds and processing facility, Cogen plant, and Quality Control Laboratory.

During the interviews it was clear that Sisecam personnel have a good understanding of current mine operations, of the geology and mine planning, chemical processing and environmental obligations and are in good standing with their responsibilities.

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3.0PROPERTY DESCRIPTION

3.1BIG ISLAND MINE OPERATIONS

The location of Sisecam Wyoming’s trona mining and refining operation is shown in Figure 3.1.

Sisecam Wyoming owns and operates the Big Island Mine complex that consists of an underground trona mine and associated refinery (“Sisecam Wyoming Mine and Refinery”). The Sisecam Wyoming Mine and Refinery lies northwest of the town of Green River in Sweetwater County, Wyoming (Figure 3.1). Mining occurs in two trona seams, Bed 24 and Bed 25, nominally at 850-feet and 900-feet deep, respectively. The Big Island Mine was started in 1962 by the Stauffer Chemical Company and has been in continuous operation since that time. Through Ciner Enterprises Inc., a Ciner Group affiliate and parent of Sisecam Chemicals Resources LLC (“Sisecam Chemicals” formerly known as Ciner Resources Corporation), Ciner Group acquired control of the property in 2015 and sold a controlling interest (60%) of the outstanding units of Sisecam Chemicals to Sisecam Chemicals USA Inc. as of December 21, 2021. Sisecam Chemicals indirectly owns approximately 72% limited partner interest in Sisecam as well as its 2% general partner interest and related incentive distribution rights. Through Ciner Enterprises Inc., Ciner Group continues to hold 40% of the interests in Sisecam Chemicals.

The underground mining operation uses continuous miners mining in a modified room and pillar method. As of December 31, 2021, 170.1 MST of trona ore have been mined from these two beds, according to Sisecam Wyoming production records.

The Sisecam Wyoming refinery purifies the trona ore into soda ash (sodium carbonate). Soda ash is an essential raw material in glass making, chemicals, detergents, and other industrial products. Sisecam Wyoming sells the soda ash domestically through Sisecam Resources LP and its affiliates, which act as Sisecam Wyoming’s marketing and sales agent for all its domestic sales. Ciner Resources was a member of the American Natural Soda Ash Corporation (ANSAC), which handled the majority of Ciner Wyoming’s overseas sales and marketing. ANSAC was set up in 1984 to act as the international sales, marketing, and distribution cooperative for the leading producers of natural soda ash in the United States. ANSAC was established under the Webb-Pomerene Export Act and the Export Trading Company Act, which allows member companies to create a joint export venture. On November 9, 2018, Ciner announced its intention to withdraw from ANSAC effective December 31, 2021, with an option to exit effective December 31, 2020. Ciner exercised its option to withdraw on December 31, 2020, with the full withdrawal completed in 2021. There remain some sales commitments to ANSAC, at substantially lower volumes, through 2022.

In addition to partially owning Sisecam Wyoming, the Ciner Group has two other soda ash operations in Turkey, Eti Soda and Kazan Soda Elektrik Uretim A.S.

On December 21, 2021, Ciner Enterprises Inc. (CEI) completed the previously announced sale of 60% of Ciner Resources Corporation (“CRC”) to Sisecam Chemicals USA Inc., a wholly owned subsidiary of Turkiye Sise ve Cam Fabrikalari A.S. (“Sisecam”) of Istanbul, Turkey. Sisecam was founded in 1935 and is a global leader in chemicals and glass industries with operations in 14 countries and 22 thousand employees.
“Şişecam is the only global producer operating in all three key areas of the global glass industry: flat glass, glassware and glass packaging. It ranks among the world’s top two producers in glassware, and among the top five global producers in glass packaging and flat glass. Şişecam is also one of top three largest producers of soda and a world leader in chromium chemicals." (Ref: Sisecam Website)

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INDEX MAP
SISECAM WYOMING LLC
Big Island Mine
Green River Basin, Wyoming USA
Legend
KSLA Boundary
MMTA Boundary
SISECAM Lease Boundary
Interstate Highway
State Highway
County Highway
County Boundary
Major Railroad Lines
Railroads (Local)
Montana
Idaho
Wyoming
Nebraska
Cheyenne
Utah
Colorado
90
25
80
1:12,500,000
Lincoln
Sweetwater
Uinta
Text
Rock Springs
Green River
Mountain View
191
6951 ft
Flaming Gorge National Rec Area
CINER WYOMING LLC
BIG ISLAND MINE
1:75,000
NAIP Image 2017-06
HPG hollberg professional group
Projection: Wyoming State Plane
NAD 83, US Feet
0 25 50 100 150 200 Miles
1:500,000 1 inch equals 8 miles
110°20'W
110°W
109°40'W
109°20'W
42°N
41°40'N
41°20'N
41°N

Figure 3.1     Big Island Mine General Location

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1.2OWNERSHIP

1.2.1Trona Lease Area

Trona is defined by the US government as a “solid leasable mineral,” subject to the Mineral Leasing Act of 1920. Federally owned sodium resources are controlled by the Department of the Interior and managed by the Bureau of Land Management (“BLM”) and limited by Title 30§184(b). The act stipulates 10-year renewable lease periods, subject to annual rental and royalty fees, and demonstrated diligence. The federal government limits sodium leases to 5,120 acres by any one operator in one state but an exception in 30§184(b)(2) allows the Secretary, at his discretion, sodium leases or permits on up to 30,720 acres in any one State. Privately controlled sodium resource acreage is not limited.

The Bureau of Land Management designates available sodium leasing as the Known Sodium Leasing Area (“KSLA”). The KSLA is where trona thickness exceeds 1-meter, extends for over 300 km2, and is greater than 80% grade. The known Mechanically Mining Trona Area (“MMTA”) is defined where trona exceeds 8-feet thickness, has a grade greater than 85%, contains less than 2% salt (NaCl), and is at a depth no greater than 2,000-feet. Figure 3.2 shows the KSLA and MMTA boundaries along with the major leaseholders.

Other mineral owners in the Green River Basin include the State of Wyoming, along with Sweetwater Royalties and other private mineral owners. Sweetwater Royalties is the second largest mineral owner in the KSLA. Sweetwater Royalties’ current holdings were part of the Pacific Railroad Act of 1864 granting every other section 20 miles on either side of the railroad to the Union Pacific Railroad. Sweetwater Royalties acquired ownership through a spin off from Occidental Petroleum’s recent acquisition of Anadarko Petroleum in 2019. In 2020 Occidental sold the Land Grant to Sweetwater Royalties, LLC who now owns the mineral.

Because the Green River Basin is also an area of extensive oil and gas exploration and production (“O&G”), there is a possibility of conflict between O&G and underground mining. The regional BLM and the Joint Industry Committee on Oil and Gas (“JICOG”) have established an O&G drilling moratorium area along with a Special Sodium Drilling Area (“SSDA”) under the 1997 Green River Resource Management Plan (“GR RMP”) (BLM 2011) within the KSLA that completely restricts O&G drilling. The area was largely defined by the BLM MMTA boundary. The KSLA is in the Kemmerer and Rock Springs Districts of the BLM. The BLM is currently in the process of developing a revision to the GR RMP, to be known as the Rock Springs RMP Revision (“RS RMP”) (BLM 2011). The Rock Springs RMP is planned to replace the 1997 Green River RMP, as necessitated by emerging resource issues and legislative changes. An associated Environmental Impact Statement (EIS) is also being developed along with a Mineral Resources Potential Report, including an updated Reasonably Foreseeable Development Scenario (RFDS), and is intended to forecast leasing and development activities over the next 20 years. The BLM will use the RFDS to help in determining the most appropriate land use planning alternatives to be evaluated in the RS RMP and associated EIS. It is unclear what impact this revision will have on the drilling moratorium in the KSLA leasing area or the KSLA. Several amendments to the existing RMP have been published but the final draft RMP along with its related draft EIS has not been published as of this writing. The BLM continues to report Q4 2018 for the final RMP and Q2 2019 for the Record of Decision but to date no official documents have been published or changes to these dates. Two changes to the current RMP have been published, one on Sage Grouse and the other on Wild Horse Management.

There are three Federal O&G leases dated in the late 1980’s that coincide with the Sisecam Sodium leases as well as a recent, 2020, “Area of Interest” Memorandum of Agreement covering most of the Sisecam Sodium Lease Area that is limited to O&G operations.

In the area between the KSLA and MMTA moratorium areas, existing permitted O&G work is allowed, and new work is approved on a case-by-case basis under specific drilling rules.

Sisecam Wyoming’s leases and license are bounded on the north and east by the KSLA and MMTA boundaries (Figure 3.2). As long as the SSDA O&G moratorium area stays in effect, the current Sisecam Wyoming Federal holdings are protected from concurrent O&G exploration. Sisecam’s privately held

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leases are available for drilling under restrictive O&G drilling rules. Sweetwater Royalties reportedly supports the BLM moratorium and has not allowed drilling in the moratorium area.

1.2.2Mineral Leases and License

Sisecam Wyoming holds both private and public mineral leases and license over the Big Island Mine. In addition to the mineral leases and license, Sisecam Wyoming has several other permits with both U.S. federal and Wyoming state agencies that give it the right to mine the Big Island Mine.

Sisecam Wyoming has approximately 23,612 acres of sodium (Trona) under lease made up of approximately 7,934 Federal acres, 3,079 State acres, and 12,599 private acres.

Table 3.1 lists the current sodium leases and the license owned by Sisecam Wyoming and their status.

The location of Sisecam’s trona leases are illustrated in Figure 3.2 and Figure 3.3.

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KNOWN SODIUM LEASING AREA
GREEN RIVER BASIN WYOMING
CD -- Church and Dwight Company, Inc.
Genesis -- Genesis Alkali
Genesis -- Genesis Alkali
TATA -- Tata Chemical Corp.
Sublease - Genesis to GC
SISECAM -- SISECAM Wyoming, LLC.
SM -- Solvay Minerals, Inc.
JW -- John S. Wold
WT -- Wold Trona Co., Inc.
SMI -- Saline Minerals, Inc.
UP -- Sweetwater Royalties, LLC.
BDC -- Pacific Soda, LLC.
Federal Sodium Lease
Occidental
State of Wyoming
MILES
LAST REVISION 12/20/2013 JKC
R 111 W
R 110 W
R 109 W
R 108 W
R 107 W
R 112 W
T 21 N
T 20 N
T 19 N
T 18 N
T 17 N
T 16 N
T 15 N
T 14 N
T 13 N
T 12 N
SISECAM WYOMING
GENESIS GRANGER SOLUTION MINE
FIELD OFFICE AREA BOUNDARY
KEMMERER FIELD OFFICE AREA
ROCK SPRINGS FIELD OFFICE AREA
Known Sodium Leasing Area (KSLA)
TATA CHEMICALS LTD
GENESIS WESTVACO
Mechanically Mineable Trona Area (MMTA)
GREEN RIVER
SOLVAY MINERALS
PACIFIC SODA, LLC.
GRANGER
LINCOLN CO.
UINTA CO.
SWEETWATER CO.
FLAMING GORGE N.R.A.
WYOMING
UTAH

ŞIŞECAM WYOMING LLC
P.O. Box 513
254 County Road 4-6
Green River Wyoming, 82935

KNOWN SODIUM LEASE AREA
GREEN RIVER BASIN, WY
CURRENT SODIUM LEASES
BUREAU OF LAND MANAGEMENT

Scale 1" = 24,000'

Date	Description	Drafted By:
19-JAN-12	Original for discussion	RTL
03-MAR-15	UPDATE KSLA MAP	KFH
13-FEB-20	Updated by HPG - Imperial Leases	KFH

Drawing Name: KSLA_grbasin_public_2021_HPG_20220221dwg.dwg

HPG hollberg professional group, pc

0 24000 48000 72000

- KSLA BOUNDARY
- GREEN RIVER
- FLAMING GORGE NATURAL RESOURCE AREA
- MECHANICAL MINING TRONA AREA
- WYOMING STATE LEASES
- FEDERAL LEASES
- SWEETWATER ROYALTIES LEASES

(Source US BLM KSLA June-2019– Modified by HPG to include basin lease additions and ownership changes.)
Figure 3.2     KSLA Lease Map

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Table 3.1
    Sisecam Wyoming Sodium Mineral Leases and License
(2) All US BLM Leases have a 2 percent royalty rate for a period of 10 years, as of January 1, 2021, based on Industry-Wide Royalty Reduction Soa Ash and Sodium Bicarbonate issued by the Secretary of the Interior, for all existing and future Federal soda ash or sodium bicarbonate leases.

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ŞIŞECAM WYOMING LLC
P.O. Box 513
254 County Road 4-6
Green River Wyoming, 82935
SISECAM WYOMING
GREEN RIVER BASIN, WY
CURRENT SODIUM LEASES
Scale 1" = 10,000'
Date | Description | Drafted By:
10-JAN-12 | Original for discussion | RTL
03-MAR-15 | UPDATE KSLA MAP | KFH
13-FEB-20 | Updated by HPG - Imperial Leases | KFH
Drawing Name: KSLA_grbasin_public_2021_HPG_20220221dwg.dwg
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SISECAM LEASE BOUNDARY
FEDERAL LEASES
SWEETWATER ROYALTIES LEASES
WYOMING STATE LEASES
PAL RANCH LEASE
0
10000
20000
T21N
T20N
T19N
R110W
R109W
R108W
OLIN
0-25971A
SISECAM
0-27518
SISECAM
HR0702
SISECAM
W0111731
11/01/61
12/01/07 Renewal
SISECAM
0-25791
SISECAM
0-26012
SISECAM
W101824
06/01/88
06/01/08 Renewal
SISECAM
W079420
11/01/61
12/01/07 Renewal
SISECAM
W0111730
11/01/61
12/01/07 Renewal
SISECAM
0-25779
PAL
RANCH
HOFELDT
SISECAM
HR0708
SISECAM
0-25819
WOODWA
0-4028
FMC
0-20303
FMC
HR0701
FMC Wy
W053868

Figure 3.3     Sisecam Wyoming – Sodium Lease Tenure Location Map

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For the purposes of this study, it has been assumed that all the relevant mineral leases, license, and permits that are in place, that the terms and conditions of all agreements relative to tenure have been met, that there are no encumbrances to the tenures, and they can be renewed into the future for the life of the operations. HPG has conducted a general review of mineral titles and license documents provided by Sisecam. HPG has not verified title or otherwise confirmed the legal status of any of the leases or the license but has relied upon documents provided by Sisecam Wyoming’s representatives regarding the current status of the leases and license shown.

All federal leases are renewable on a 10-year cycle with the terms and royalty rate adjusted at the time of renewal. By Notice of Industry-Wide Royalty Reduction Soda Ash and Sodium Bicarbonate Leases dated February 8, 2021, the Secretary of the Interior authorized an industry-wide royalty reduction from currently set rates by establishing a 2 percent royalty rate for a period of 10 years, as of January 1, 2021, for all existing and future Federal soda ash or sodium bicarbonate leases.

Wyoming state leases are renewable on a 10-year cycle with the terms and royalty rate adjusted at the time of renewal.

On September 20, 2010, Sisecam Wyoming exercised its right to renew the original Union Pacific (Anadarko/Sweetwater Royalties) license for an additional 50-year period. The current Sweetwater Royalties UP-702 license extends to July 18, 2061. There are no provisions in the available documents for extension past this period. On October 12, 2015, Anadarko informed Sisecam’s predecessor OCI Wyoming that, per the License Agreement the royalty rate would be raised to 8%. OCI Wyoming and now Sisecam Wyoming disputed that claim, the litigation was settled in favor of Sisecam with the current royalty rate on these leases now 8%.

In 2017, the BLM granted Sisecam’s request to renew three Federal Sodium leases for their 10-year extension totaling 7,617 acres (W-0111730, W-0111731, and W-079420). On June 1, 2018, BLM renewed Sisecam’s Federal lease No. W-101824 of 316.9 acres also for 10 years.

Sisecam requested renewal of all five Wyoming State leases that expired in 2019. All five of the leases, 0-42570, 0-25779 0-42571, 0-25971, and 0-26012 were granted renewal for 10 years.

Sisecam still has lease rights to the B. Pal property private lease of 160 acres, “for as long as monthly rental payments are made”. Sisecam has reported that they continue to make the payments. Both the Upper Bed 25 and Lower Bed 24 areas of the PAL lease have been mined. The Bed 24 area has been used for TRM paste disposal and the Bed 25 Panels are some of the first two-seam mining test panels. Because we are not considering secondary mining and this area has been mined it was not considered for this reserve estimate.

Sisecam Wyoming’s predecessor, OCI Wyoming, owned another private sodium lease, the Hoefelt lease. This lease expired in 1997, and no parts of those lands are considered for this reserve estimate. The Bed 25 mining area for the Hoefelt property has been completed. The available Bed 24 trona for the Hoefelt property has been excluded from this analysis but might be available if a lease agreement were to be completed with Hoefelt’s heirs. This area contains an estimated 2.48 million recoverable trona tons at an estimated 88.9% trona grade. The lease also stipulated a perpetual easement for the workings contained in this lease.

The Sisecam facilities are located on leased and deeded surface rights on T20N R109W Sections 1, 2, 3, 9, 10, 11, 12, 13, 14, and 15; and T20N R108W Sections 5, 6 and 7. The mineral rights and surface estate for Sections 2, 6, 10, 12, and 14 are Federal leases administered by the BLM. Sections 1, 3, 5, 7, 9, 11, and 15, are private lands and are leased from Rock Spring Grazing Association (RSGA) to Sisecam to sink wells and shafts for sodium related mining activities and related pipelines, power and telephone lines, roadways, wells, and all other associated facilities so long as Sisecam has licenses to mine. The Mineral rights for Sections 1, 3, 5,7 9, 11, and 15 are owned by Sweetwater Royalties LLC.

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Figure 3.4 shows the boundaries of the current mining permit and the surface ownership for the subject property. Figure 3.5 shows the boundaries of the current mining permit and mineral ownership for the Big Island Mine.

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R109W
R108W
T21N
T20N
T19N
R110W
R109W
372
LEGEND
PERMIT AREA
ADJACENT LANDS
BLM
CROSSON/MULTIPLE
HOFELDT
ROCK SPRINGS GRAZING ASSOC.
SWEETWATER ROYALTIES
US FISH AND WILDLIFE
HOFELDT, JO
SISECAM WYOMING LLC
BUREAU OF RECLAMATION
STATE OF WYOMING

ISS	DATE	MODIFICATIONS	BY	CHECKED
0	5/18/21	INITIAL ISSUE	JLP	HH

THIS DRAWING IS THE EXCLUSIVE PROPERTY OF SISECAM WYOMING LLC. INCLUDING ALL PATENTED AND PATENTABLE FEATURES AND/OR CONFIDENTIAL INFORMATION. ITS USE IS CONDITIONED UPON THE USER'S AGREEMENT NOT TO REPRODUCE THE DRAWING IN WHOLE OR IN PART, NOR THE MATERIAL DESCRIBED THEREON, NOR TO USE THE DRAWING FOR ANY PURPOSE OTHER THAN AS SPECIFICALLY PERMITTED, IN WRITING, BY SISECAM WYOMING LLC.

REFERENCE DRAWINGS

23718

DRAWN BY:	JLP	PLANT NO.	130
DATE DRAWN:	5/18/21	PLANT	GREEN RIVER
SCALE:	1" = 2500'	PROJ. NO.	
CHECKED BY:	HH	RACE NO.	
DATE CHECKED:	5/18/21	GRV NO.	

ŞİŞECAM WYOMING LLC
P.O. Box 513
254 County Road 4-6
Green River Wyoming, 82935

TITLE
IE2a
2021 PERMIT BOUNDARY SURFACE OWNERSHIP

DRAWING NUMBER
D10PP133

REV. NO.
0

Source: Sisecam Wyoming
Figure 3.4     Surface Ownership

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R109W
R108W
T21N
T20N
T19N
R110W
372
LEGEND
PERMIT AREA
ADJACENT LANDS
BLM
CROSSON/MULTIPLE
HOFELDT
SWEETWATER ROYALTIES
STATE OF WYOMING

ISS	DATE	MODIFICATIONS	BY	CHECKED
0	5/18/21	INITIAL ISSUE	JLP	HH

REFERENCE DRAWINGS

THIS DRAWING IS THE EXCLUSIVE PROPERTY OF SISECAM WYOMING LLC. INCLUDING ALL PATENTED AND PATENTABLE FEATURES AND/OR CONFIDENTIAL INFORMATION. ITS USE IS CONDITIONED UPON THE THE USER'S AGREEMENT NOT TO REPRODUCE THE DRAWING IN WHOLE OR IN PART, NOR THE MATERIAL DESCRIBED THEREON, NOR TO USE THE DRAWING FOR ANY PURPOSE OTHER THAN AS SPECIFICALLY PERMITTED, IN WRITING, BY SISECAM WYOMING LLC.

23717

DRAWN BY:	JLP	PLANT NO.	130
DATE DRAWN:	5/18/21	PLANT	GREEN RIVER
SCALE:	1" = 2500'	PROJ. NO.	
CHECKED BY:	HH	RACE NO.	
DATE CHECKED:	5/18/21	GRV NO.	

ŞİŞECAM WYOMING LLC
P.O. Box 513
254 County Road 4-6
Green River Wyoming, 82935

TITLE
IE2b
2021 PERMIT BOUNDARY MINERAL OWNERSHIP

DRAWING NUMBER: D10PP132
REV. NO.: 0

Source: Sisecam Wyoming
Figure 3.5     Mineral Ownership

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4.0ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

4.1ACCESS

Sisecam Wyoming’s mine and refinery are located 23 miles northwest of the town of Green River, Wyoming. The operation is accessible from Interstate 80 (I80), a four-lane divided highway, west to Exit 83, La Barge Road, then north on Wyoming Highway 372 (WY372) 12 miles to the OCI road, County Road 4. Both WY372 and County Road 4 are established paved two-lane highways that are maintained by Sweetwater County and the state of Wyoming Department of Transportation (WDOT).

The Sisecam site is serviced by a dedicated railroad spur line off the main East West Union Pacific rail line. Sisecam’s spur line connects to the Union Pacific Main line just east of the FMC/Genesis Westvaco Facilities.

In addition to the onsite railyard, Sisecam utilizes a contract railyard along La Barge Road (Highway 372) which is privately owned and maintained by others. There are between one and five track lines at the facility to assist with switching empty and loaded cars and prepping them for shipment offsite. There is an estimated 18,400-feet of track owned by the Big Island Mine and Refinery.

4.2CLIMATE

The Sisecam facilities are located in the Green River drainage of the upper Colorado River system. Situated in a high intermountain basin bounded by the Wyoming Range to the West, Uinta Mountains to the south and the Wind River Range to the northeast, mean elevation exceeds 6,000-feet. Climate is dry, cold-temperate-boreal and characterized by limited rainfall (less than 8 inches) with long, cold, dry winters and warm-hot, summers with occasional storm producing flash floods. Evaporation exceeds 36 inches resulting in little excess water, limiting the majority of vegetation to the Green River flood plain. Wind generally blows from a southwesterly direction.

4.3LOCAL RESOURCES

Green River (pop.11,825, 2020 Census), and Rock Springs Wyoming (pop. 23,526) are the two closest towns to Sisecam, 23 miles and 42 miles respectively. Evanston Wyoming (pop. 11,747) is 111 miles to the west and the major metropolitan area of Salt Lake City (pop. 1,185,238) is 194 miles to the West. Green River and Rock Springs are well established communities with histories dating back to the 1800’s as stops along the Union Pacific railroad with coal mining. The area has established oil and gas production, coal mining, major power generation, and five established trona mines that have been in business for 40 to 60 years. As a result, the surrounding communities have well developed industrial support capabilities. Both Green River and Rock Springs have developed school systems with a community college located in Rock Springs that has specific programs for training the technical and mechanical workers needed in the area. The community college has close ties to Wyoming University in Laramie, 200 miles to the east.

The population is stable and well diversified and considered the city of “56 nationalities” according to the Rock Springs Chamber of Commerce. The mines and oil and gas industry have higher than average compensation and benefits resulting in a stable community and workforce.

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4.4INFRASTRUCTURE

The Sisecam Facility has been in operation for over 60 years and the infrastructure is more than adequate and well developed for its purposes. The site infrastructure includes among other things:

•Soda Ash Process facilities;
•Electrical generation and transmission facilities;
•Natural gas pipelines and distribution facilities;
•Water supply and pumping station;
•Water pipelines, treatment, and distribution;
•Process waste tailings facilities;
•Sewage waste and runoff treatment facilities;
•Truck and rail loadout;
•Railyard and rail maintenance facilities
•Mine access shafts. ore hoists, and ventilation fans;
•Mine infrastructure, belt haulage, crushing, and mining equipment; and
•Ample buildings for offices, labs, change rooms, warehouses, and maintenance shops.

Section 15.0 contains a more detailed discussion of the site infrastructure.

1.5PHYSIOGRAPHY

Sisecam is located in the semi-arid high plateau region of southwestern Wyoming at elevations between 6,200 and 6,600-feet above mean sea level (MSL). Only about one percent (1%) of the land is barren, but the short growing season, rugged topography, poor soils, and limited availability of precipitation make vegetation rather sparse in both variety and productivity. Over most of the area, vegetation is homogeneous in appearance consisting of about 90 percent brush and shrubs, chiefly sagebrush, saltbush, with greasewood and winter fat in drainage areas. The area has historically been utilized for livestock grazing, wildlife habitat, and recreational hunting. This area provides limited winter grazing for cattle, sheep, and horses. However, stocking rates are low primarily due to sparse vegetation (Soil Conservation Service [SCS]1988).

The Sisecam property is crossed by the Green River which is a primary tributary to the Colorado River and located in the Upper Green Slate Watershed and designated Class 2AB waterway.

Figure 3.4 illustrates the topography of the Sisecam leases along with the surface ownership.

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5.0HISTORY

During the late 1950’s into the early 1960’s, Stauffer Chemical Company was the second business to commence permitting for a soda ash facility in the Green River Basin. The area of interest was along the banks of the Green River. The permit area is located on the Big Island Bridge USGS Topographic Quadrangle. The Big Island is a predominate geographic feature in the Green River and is currently part of the Seedskadee Wildlife Refuge. From the initial permitting, the property has been known as the Big Island Mine and Refinery.

The former Stauffer Chemical Company initiated Trona exploration in August 1959. With the completion of 26 exploration drill holes by August 1960, the first reserve estimated was calculated; "A total of at least 360 million tons of better than 90 percent trona in beds 8.5 to 14-feet thick was proved up." (Trona Exploration in the Big Island Area, 1960). The Upper Bed (east of the Green River) contained 170 million tons and the Lower Bed, 190 million tons.

During 1961 minerals leases were obtained from Federal and private landowners, including the Union Pacific Railroad, totaling 33 ¼ Sections.

In 1962 Stauffer Chemical opened the Big Island Mine and Refinery in Green River, Wyoming with the purpose of producing all-natural soda ash from mined trona. Two shafts were sunk, and Refinery Units 1 & 2 constructed to produce dense soda ash. Mining commenced in the Lower Bed 24.

Four supplemental exploration drill holes were completed in 1967 and the acquisition of 2-1/4 Sections from the State of Wyoming and private ownership. Unit 3 was constructed to increase soda ash production.

Exploration activity increased substantially in the late 70’s and early 80’s more than doubling the database with 36 additional drill holes, now totaling 69 borings. Lease activity increased with addition of 4 ¼ Sections from Wyoming and private mineral ownerships. Then totaling 39 ¾ Sections or 24,736.89 Acres.

Over the next two decades Stauffer expanded production by adding Unit 4 and Unit 5 processing facilities. Production increased from 400,000 tons of soda ash per year to over 950,000 tons per year.

In 1985, the Big Island Mine and Refinery was acquired by Chesebrough Ponds and changed ownership several times over the next few years first to Imperial Chemical Industries in 1986 and a year later, to Rhone-Poulenc. Under Rhone-Poulenc continuous miners were introduced and Units 3 and 4 processing facilities were converted from triple effect crystallizers to mechanical vapor recompression.

Additional leases were acquired in 1988 (W-101824) increasing the area to 43-1/4 Sections or 26,653.79 Acres.

In 1996, Rhone-Poulenc sold its interest in the soda ash business to OCI Company, LTD, later renamed OCI Chemical Corporation.

OCI added Unit 6, a standalone processing facility, in 1998 and decahydrate mining in 2006 to increase the sites production to over 2.5 million tons per year.

In 1997 the Hoefelt private lease totaling 160 acres expired and was not renewed.

Former Union Pacific Lease TR708 was not renewed in June 2008. This acreage was deleted from the resources in the 2010 update with leased acreage now totaling 23,612 (Table 3.1).

Since the exploration program was completed in 1980, additional thickness and quality information was collected in the early 2000’s. Twelve additional surface exploration drill holes were completed, now totaling 81 data points. Supplementing this are 10 borings completed in the Lower Bed from the Upper Bed and 34 borings into the Upper Bed from the Lower Bed. A more detailed description of the exploration efforts is described in Section 7.0 and the exploration drilling history is tabulated in Table 7.1.

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Since 1999, over 4000 thousands of mine observations have been tabulated verifying the data interpretation. The geological depositional and post depositional features, described below, have been recognized from the mine mapping.

In September of 2013, OCI announced its Initial Public Offering (IPO) on the NYSE under ‘OCIR’.

Through Ciner Enterprises Inc., a Ciner Group affiliate and parent of Sisecam Chemicals Resources LLC (“Sisecam Chemicals” formerly known as Ciner Resources Corporation), Ciner Group acquired control of the property in 2015 and sold a controlling interest (60%) of the outstanding units of Sisecam Chemicals to Sisecam Chemicals USA Inc. as of December 21, 2021. Sisecam Chemicals indirectly owns approximately 72% limited partner interest in Sisecam as well as its 2% general partner interest and related incentive distribution rights. Through Ciner Enterprises Inc., Ciner Group continues to hold 40% of the interests in Sisecam Chemicals.

Sisecam is an international company with operations in 14 countries on four continents. ‘It ranks among the world’s top two producers in glassware, and among the top five global producers in glass packaging and flat glass. Şişecam is also one of top three largest producers of soda and a world leader in chromium chemicals.’ (Sisecam Website). Today, Sisecam Resources LP is on the NYSE as ‘SIRE’.

With Sisecam as the ‘controlling partner’ the Big Island Mine and Refinery is now vertically integrated with an end user of their product providing a base load for their plant and strengthening their international sales and logistics.

5.1PRODUCTION HISTORY

Sisecam Wyoming has a long and consistent production history extending over 60 years. This long history forms the basis for our reporting of the trona reserves and resources. Table 5.1 shows the sites trona and soda ash production for the last six years. The only year of decreased production was 2020 due to the worldwide impact of COVID-19 virus.
Table 5.1
    Sisecam Historical Soda Ash Production
By Year

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6.0GEOLOGICAL SETTINGS, MINERALIZATION, AND DEPOSIT

6.1GEOLOGIC SETTING

The trona deposits of SW Wyoming are the world’s largest occurrence of natural soda ash. The deposit was formed from the evaporation of a shallow lake, Lake Gosiute, that covered SW Wyoming and NE Utah 50-60 million years ago (wyomingmining.org, 2020).

6.2TRONA DEPOSITION

The trona mineral deposits within the Sisecam Wyoming lease area are correlated with the lacustrine sequences of the Eocene Green River Formation. Trona and other associated evaporates occur within the Upper Wilkins Peak Member.

The lacustrine sequences of the Green River Formation were deposited in a series of lakes. Approximately fifty million years ago, Lake Gosiute (Lake Gosiute, Figure 6.1), fluctuated in areal extent in response to climatic and tectonic events. At its smallest size, during restrictive phases, the lake was very saline and contained large quantities of dissolved solids. When evaporation of the water reached critical levels, dissolved solids precipitated to form trona, shortite, halite, and other saline minerals. Trona formed as a chemical precipitate and required a specific range of weight percent of sodium and carbon dioxide in solution, a specific range of temperatures, and a specific range of relative concentrations of other ions (calcium, magnesium, chlorides, sulfates, etc.) within the water column.

Figure 6.1     Deposition Basin – Lake Gosiute

Sediments eroding from the peripheral mountains created extensive alluvial plains and broad flat pediments. Clastic wedges of the Wasatch and Bridger-Washakie formations intertongue and grade laterally with the lacustrine sequences of the Green River Formation (Figure 6.2).

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Figure 6.2     Deposition Cross Section

Within the hydrogeographic basin of approximately 77,300 km2 (48,500 square miles), the greatest expanses of Lake Gosiute and surrounding mudflats occurred during the Tipton and Laney stages. Bradley (1964) estimated the lake expanded to over 24,000 km2 (15,000 square miles). Total evaporation of Lake Gosiute during the restrictive phases of the Wilkins Peak stage is indicated by the presence of sedimentary structures in the deposit.

6.3TRONA BEDS OF THE GREEN RIVER BASIN

The US Geological Survey recognizes 25 trona beds of economic importance (at least 1 meter in thickness and 300 km2 in areal extent) within the Green River Basin. Identified in ascending order, the trona beds are numbered 1 through 25 from the oldest (stratigraphically lowest) to the youngest (stratigraphically highest), as shown in Figure 6.3. Sisecam Wyoming has mineable reserves in the shallowest mechanically minable Trona Beds 24 and 25 (800 to 1,100-feet deep). Currently Genesis

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Alkali, Solvay, and Tata are mining Bed 17 occurring at greater depth. Pacific Soda is focused on the lower trona beds, Bed 1 through Bed 4, utilizing solution mining due to the trona depth.

MINE OPERATOR
BED No.
DEPTH
SOFT, LARGE CRYSTALLINE TRONA
HARD, FINE GRAIN, AMORPHOUS TRONA INTERBEDDED OR MIXED WITH HALITE
Sandstones and Siltstones
Marlstones and Oil Shales
BASE OF TRONA DEPOSITION
25
24
20
19
17
15
5
4
3
2
1
800ft
244M
850ft
260M
1370ft
1420ft
1600ft TO 1700ft
488-520M
2200ft
670M
Sisecam
Genesis Granger
Genesis TATA SOLVAY
Pacific
(SOLUTION MINE)

Figure 6.3     Schematic Section Through the Trona Deposits

Trona Bed 1 through 18 of the Lower Wilkins Peak are relatively tabular with a fine grain sugary appearance. Various amounts of halite are present and can become more salt, halite, than trona towards the southwestern portion of the depositional basin. Halite is a significant contaminate in the refining process and reduces recovery and increases production cost. A stable depositional environment is implied by uniformity and minimal variation of the depocenters of Beds 1 through 18.

Trona Beds 19 through 25 are relatively halite free and consist of amber translucent coarse-crystalline blades to coarse granular “sugary” textured masses. Trona Beds 19 through 22 are located in the northwestern corner of the Green River Basin saline depositional basin. Trona Beds 24 and 25, mined by Sisecam Wyoming, are located in the northeastern corner of the Green River Basin.

Figure 6.4 shows the areal extent of the major trona beds in the Green River Basin.

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R 112 W
R 111 W
R 110 W
R 109 W
R 108 W
R 107 W
R 106 W
UNION PACIFIC LAND GRANT
SCALE
MILES
0
5
KILOMETERS
T 22 N
T 21 N
T 20 N
T 19 N
T 18 N
T 17 N
T 16 N
T 15 N
T 14 N
T 13 N
T 12 N
BED 20
BED 25
NORTH
BED 17
BED 1
LINCOLN COUNTY
UINTA COUNTY
SWEETWATER COUNTY
Granger
Little America
GREEN RIVER
UNION PACIFIC LAND GRANT
BLM KNOWN SODIUM LEASE AREA
FLAMING GORGE RESERVOIR

Figure 6.4     Green River Basin Trona Bed Extents

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6.1LOCAL GEOLOGY AND LITHOLOGY

6.4.1Local Geology

Mineral reserves within the Sisecam Wyoming lease area are confined to Trona Beds 24 and 25. Isotope analysis of a volcanic layer, known as the Big Island Tuff, located between these beds, has dated deposition at approximately 49 million years. Local structural gradient is oriented west/southwest at a grade of approximately 50-feet per mile and was influenced by the structural high of the Rock Springs Uplift to the east. Overburden depths of Beds 24 and 25 increases along the strike of the dip from typically 800-feet to 1,100-feet with increasing surface topography. Figure 6.5 shows a generalized east-west cross section across the Big Island Mine property.

West
East
Tripp Ranch
SBI #1
SBI 36
SBI 48
Shaft #3
SBI 17
SBI 34
SBI 22
Bridger
Formation
Green River
Laney Member
Green River
Formation
Scale
100
20 X
2000
Depth
800'
900'
1000'
1100'
Trace
Trace
Upper Bed 25
Lower Bed 24
<1'
11'
3'
11'
10'
6'
Trace
Mined Area
Mined Area
ŞİŞECAM WYOMING LLC
BIG ISLAND MINE
EAST WEST CROSS SECTION
GENERALIZED
Along West and East Mains
Scale 1" = 5000'
Original for discussion
HPG

Figure 6.5     Generalized Cross Section – Bed 24 and 25

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6.4.2 Trona Bed Lithology

A review of the exploration database and ore characteristics was initiated in 1999, by Korte and others, with greater emphasis on correlating mine observations with available drill core and lithological core descriptions. Mine mapping of trona ore thickness occurred along the perimeter of the mine developments as well as interior portions of the mine where access was available. A database of approximately 500 mine observations was developed. Documentation of this investigation was presented in 2002 with recommendations for continual study from supplemental exploration and mine observations. To date, the mine observations exceed over 4,000 measurements with emphasis on active mine areas. Mine observations in critical areas are on a 100-foot spatial density.

The 1999 investigation identified four distinct lithological horizons (geological facies changes) within each bed that may represent repetitive depositional occurrences. These horizons have been designated Trona 1 through Trona 4, or T1 through T4. The basal unit labeled T1 is composed of very fine grain sugary textured trona forming lenticular pods of varying thickness and is probably post depositional in origin. In the original 1980 database, sometimes the T1 was included, and sometimes it was excluded. T1 unit is not part of the reserve base for this study because it is separated from the mineable horizons by several layers of oil shales and marlstone. Dilution from these non-soluble minerals decreases ore grade to unacceptable levels.

The intermediate T2 through T4 horizons are currently mined by Sisecam Wyoming with the continuous miner fleet. During mining, the T4, and occasionally T2, are omitted. The T2 unit is stratigraphically at the basal contact with the floor shales. T2 is separated from the T3 unit by a thin marker seam of shale. This marker seam assists the miner operator with horizon control. The T4 unit is located at the top of the trona bed and represents the conclusion of deposition. An increase in insoluble materials in the T4 unit can reduce grades in this horizon. The T3 unit is the primary high-grade horizon. Only the T2 through T4 horizons are considered ore in this reserve update. Figure 6.6 illustrates this general lithological section.

The geological depositional and post depositional features, listed above, have been recognized from the mine mapping, and confirmed by several thousand mine observations.

Prior to trona formation, a layer of rich organic marlstone was deposited. This material can be classified as an oil shale but does not have sufficient organics to combust. Initial trona deposition of both beds was precipitated as layers up to 3-feet thick of a finer texture with some organic material giving this layer a darker color, illustrated as T2 Ore Zone on Figure 6.6 lithological section. An interruption of trona deposition is illustrated by the occurrence of a laminated marlstone. The marker seam might represent a brief climate change or a storm event, washing clay material into the lake. Subsequently, the primary trona precipitation followed as illustrated by T3 Ore Zone with purities up to 99%. Closure of trona precipitation is illustrated as T4 Ore Zone and contains greenish-grey marlstone lamination resulting in a decrease in quality. Post-deposition fluid migration from below produced a secondary layer of trona illustrated as T1 Zone. This zone probably was the result of hydrofracturing to floor shales to form lenses of trona varying in thickness from zero to six feet. The T1 unit has a fine sugary grain texture and can contain organics associated with the oil shales. Sisecam Wyoming’s mining is focused on a Mineable Ore Zone of T2 through T4 containing an average grade exceeding 89%.

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Figure 6.6     Trona Bed 24 & 25 Lithological Section

Interburden between Beds 24 and 25 is composed of laminated dolomitic marlstones with occurrences of volcanic tuff laminations and layers. Within the interburden are zones of organic rich marlstones and numerous occurrences of an associated mineral, shortite (calcium sodium carbonate).

Overburden above Bed 25 is composed of the same material listed above with increasing layers of hard dolomitic cemented detrital silts and fine grain sands. The detrital sediment probably represents storm events.

Other than microscopic material and algal debris within the trona, no fossils have been observed in trona beds.

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6.4.3Sedimentary Structures

Depositional and post-depositional sedimentary structures have been observed in the Sisecam Wyoming Mine and have had some impact on production grades and/or mining. These structures include:

Polygonal, vertically oriented, clay filled features are common, suggesting intense evaporation and desiccation, resulting in the formation of large “mud-cracks” within the deposit. Sisecam Wyoming Bed 25 exhibits these features in greater detail than Bed 24, Figure 6.7.

PLAN VIEW OF MINE
SEDIMENTARY
DIKE TRACE
SCALE:
A
A A

A
A A
ROOF
TRONA
MINE
ENTRY
MARL PARTINGS
TRONA
BED
SCALE:
FEET
MASSIVE COARSE GRAINED TRONA
LAMINATED TRONA/MARLSTONE MARKER BED
SPAR TRONA
FINE GRAINED TRONA
LIGHT GREEN-GRAY MARLSTONE
LIGHT BROWN-GREY, TUFFACEOUS MARLSTONE/OIL SHALE

Figure 6.7     Filled Desiccation Crack within Trona Bed

“Blow-outs” occurring in both beds, represent a massive dewatering event from vertical brine movement eroding the trona bed. Results of this movement have been observed to completely obliterate the beds from a 12-foot seam thickness to zero within a 50-foot distance span, Figure 6.8.

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Figure 6.8     Blow-out Feature within Trona Bed

Geological faulting, movement, and fracturing have been observed in Bed 25. The occurrence of locally identified “root-beer” seams is associated with this type of disturbance, Figure 6.9.

Figure 6.9     Geologic Faulting within Trona Bed

Post-depositional dissolution from moisture/groundwater has been observed in the Lower Bed 24. Relatively isolated, the trona bed appears to be dissolved from the top after deposition, resulting in thinning of the bed and an increase in insoluble content in the upper portion of the seam, Figure 6.10.

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Figure 6.10     Post Depositional Dissolution within the Trona Bed

Post-depositional soft sediment folding and rolling of the ore bodies (observed in both beds), Figure 6.11.

Figure 6.11     Post Depositional Soft Sediment Folding within the Trona Bed

Originally, the trona beds were formed close to sea level but now reside at a mile above sea level. During this transition period, compressional forces squeezed the tabular deposits. Where trona was thick and competent, little impact occurred, but as the ore bodies thin and become less competent, pinching and rolling could occur. Severe seam rolling can result in localized production grade dilution from increased insoluble minerals at the basal contact.

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7.0EXPLORATION

Exploration drilling has been the primary method to delineate trona Beds 24 and 25. The former Stauffer Chemical Company initiated trona exploration in August 1959 and completed 26 exploration drill holes by August 1960. Four supplemental exploration drill holes were completed in 1967 and the acquisition of 2-1/4 Sections from the State of Wyoming and private ownership. Exploration activity increased substantially in the late 1970s and early 1980s more than doubling the database with 39 additional drill holes, bringing the total to 69 borings. Two solution wells were drilling in 1994 bringing the total to 71. The final 10 exploration drill holes were completed from 2000 to 2011. A total of 81 surface to bed drill holes supplemented with 44 bed-to-bed borings comprise the basis of the data set. Enhancing this data set are over 4,000 observations and measurements from the existing mine developments.

In general, the core samplings were collected from each boring and prepared for analysis. Methodology utilized for coring varied through time and have included mud drilling, saturated brine drilling, air-foam drilling, wireline drilling and continuous coring from surface. A limited number of borings were logged with geophysical techniques including gamma, sonic, neutron, caliper, and high-resolution rock mechanics tools.

Only four of the 30 exploration drill cores from the 1959 to 1967 drilling programs have survived. The more recent core from 1975 through 2011 is stored in the mine at a constant climate. Verification of trona thickness and quality has been difficult for the 1975 through 1980 exploration cores due to decomposition and desiccation of the marlstone clays.

No supplemental exploration has been conducted since 2011 and drilling records remain unchanged. Mine observations from Sisecam’s 2020 and 2021 mine advance in the northeastern and southern portions of Bed 25 have been incorporated into this analysis.

Since 2017 the only mining in Bed 24 was the extensions of the LB East Mains and LB North Mains, Two Seam area. Examination of this area did not indicate any requirement to modify the Bed 24 geologic model.

Table 7.1 shows the history of the exploration drilling on the Big Island Mine, Figure 7.1 and Figure 7.2. illustrates the location of the exploration drilling.

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Table 7.1
    Big Island Mine Exploration Drilling History

Surface Exploration Drilling						Internal Mine Bed to Bed Drilling		
SBI Hole Number	Date Drilled	Logged By:	SBI Hole Number	Date Drilled	Logged By:	SBIU Hole Number	Date Drilled	Logged By:
1	8/19/1959	LEM	51	/ /1978	CAD, RLP, DJF	SBIU-01	o Date, 1960's	LEM
2	8/27/1959	LEM	52	9/22/1978	CAD, AMM	SBIU-02	o Date, 1960's	LEM
3	9/7/1959	LEM	53	5/7/1979	CAD	SBIU-03	o Date, 1960's	LEM
4	9/17/1959	LEM	54	5/18/1979	CAD	SBIU-03A	o Date, 1960's	LEM
5	9/25/1959	LEM	55	11/19/1978	CAD	SBIU-04	o Date, 1960's	LEM
6	10/4/1959	LEM	56	7/ /1979	CAD, CJF	SBIU-05	o Date, 1960's	LEM
7	10/10/1959	LEM	57	5/6/1979	CAD	SBIU-06	o Date, 1960's	LEM
8	1959	LEM	58	9/1/1978	CAD, PMM	SBIU-07	o Date, 1960's	LEM
9	10/25/1959	LEM	59	7/31/1979	CAD, CJF	SBIU-08	o Date, 1960's	LEM
10	11/2/1959	LEM	60	6/23/1979	CAD, CJF	SBIU-09	o Date, 1960's	LEM
11	11/12/1959	LEM	61	6/ /1979	CAD, CJF	SBIU-10	o Date, 1960's	LEM
12	5/28/1960	LEM	62	8/14/1979	CAD, CJF	SBIU-11	o Date, 1960's	LEM
13	5/30/1960	LEM	63	5/15/1980	CAD	SBIU-12	o Date, 1960's	LEM
14	6/2/1960	LEM	64	7/31/1980	CAD	SBIU-13	8/7/1970	RLP
15	6/6/1960	LEM	65	6/13/1980	CAD	SBIU-14	12/8/1970	RLP
16	6/10/1960	GLF	66	5/21/1980	CAD	SBIU-15	12/ /1970	RLP
17	6/16/1960	GLF	67	6/26/1980	CAD	SBIU-16	1/17/1974	RLP
18	6/26/1960	GLF	68	8/3/1980	CAD	SBIU-17	1/21/1974	RLP
19	6/26/1960	GLF	69	7/13/1980	CAD	SBIU-18	1/ /1974	RLP
20	7/5/1960	GLF				SBIU-19	2/5/1974	RLP
21	7/4/1960	GLF	Sol. Wells			SBIU-20	2/23/1974	RLP
22	7/8/1960	GLF	70	1994	CAD	SBIU-21	4/30/1974	RLP
23	7/13/1960	GLF	71	1994	CAD	SBIU-22	3/15/1974	RLP
24	7/11/1960	GLF				SBIU-23	5/17/1974	RLP
25	7/22/1960	GLF	OCI			SBIU-24	2/2/1976	RLP, CAD
26	7/17/1960	GLF	72	12/20/2000	RTL	SBIU-25	2/16/1976	RLP, CAD
27	7/28/1967	RLP	73	6/23/2002	RTL	SBIU-26	2/25/1976	RLP, CAD
28	10/13/1967	RLP, CJW	74	6/30/2002	RTL	SBIU-28	5/17/1976	RLP, CAD
29	10/13/1967	RLP, CJW	75	7/10/2002	RTL	SBIU-29	7/ /1976	RLP, CAD
30	10/28/1967	RLP, CJW	76	7/15/2002	RTL	SBIU-30	o Date, 77-79	RLP, CAD
31	9/12/1975	RLP	77	7/24/2002	RTL	SBIU-31	o Date, 77-79	RLP, CAD
32	10/9/1975	RLP	78	8/20/2011	RTL	SBIU-32	o Date, 77-79	RLP, CAD
33	10/27/1975	RLP	79	8/23/2011	RTL	SBIU-33	o Date, 77-79	RLP, CAD
34	7/10/1976	RMS	80	9/9/2011	RTL	SBIU-34	o Date, 77-79	RLP, CAD
35	8/27/1976	RMS	81	9/12/2011	RTL			
36	8/27/1976	RMS				D02-1	11/4/2002	RTL
37	8/14/1976	RMS	Phillips Petroleum			D02-2	11/7/2002	RTL
38	7/26/1976	RMS	06-T	8/30/1965	GKB	D02-3	11/11/2002	RTL
39	9/14/1976	RMS	07-T	9/13/1965	GKB	D02-4	11/14/2002	RTL
40	7/2/1977	DJF	08-T	9/22/1965	GKB	D02-5	11/17/2002	RTL
41	8/5/1977	DJF	09-T	9/30/1965	GKB	D02-6	11/20/2002	RTL
42	10/1/1977	CAD	11-T	10/6/1965	GKB	D02-7	11/21/2002	RTL
43	10/ /77	CAD	12-T	10/11/1965	GKB	D02-8	12/4/2002	RTL
44	9/26/1977	CAD	16-T	11/1/1965	GKB	D02-9	12/4/2002	RTL
45	10/31/1977	CAD	17-T	11/4/1965	GKB	D02-10	12/9/2002	RTL
46	11/15/1977	CAD	19-T	11/8/1965	GKB			
47	11/ /1977	CAD	Allied Chemical					
48	5/28/1978	CAD	AC-34	5/17/1978	BH			
49	10/10/1977	CAD	AC-33	1978	BH			
50	9/7/1978	CAD	AC-36	1978	BH			

LEM: L. E. Mannion
RLP: R. L. Parratt
CJW: C.J. Wendt

RMJ: R. M. Smith
CAD: C. A. Dickerson
BH Ben Hohler

GKB GK Brasher
RTL: R. T. Leigh

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0
5000
10000
15000
GREEN RIVER
Big Island
NATIONAL WILDLIFE REFUGE
Telephone Island
Manns Flat

ŞIŞECAM WYOMING LLC

P.O. Box 513
254 County Road 4-6
Green River Wyoming, 82935

Big Island Mine
EXPLORATION DRILLING PLAN
Surface Drilling
Scale 1" = 5000'

Date	Description	Drafted By:
23-NOV-2021	DEC-2021 Reserve Estimate Original	kfh

Layout:
Drawing Name:
File Location:

hallberg professional group, pc

GREEN RIVER
LEASE BOUNDARY
USGAS Elevation Isopach Lines
TAILINGS POND
RAIL LINE
98 3.0 AAA-### DRILL HOLE
SEEDSKADEE BOUNDARY

Figure 7.1     Surface Exploration Drilling Locations with Surface Topo

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T21N
T20N
R109W
R108W
N
E
SEC.4
SEC.3
SEC.2
SEC.1
D02-03
D02-04
D02-02
SBIU-24
SBIU-25
SBIU-19
SEC.9
SEC.10
SEC.11
SEC.12
D02-01
SBIU-31
SBIU-32
SBIU-02
SBIU-05
SBIU-03
SBIU-03A
SBIU-11
SBIU-16
SBIU-04
SBIU-01
SBIU-07
D02-07
D02-06
SBIU-08
SBIU-10
SEC.16
SEC.15
SEC.14
SEC.13
SBIU-12
SBIU-14
SBIU-13
SBIU-15
SBIU-09
SBIU-30
SBIU-34
SBIU-33
SBIU-20
SBIU-29
SBIU-23
SBIU-21
SBIU-22
SBIU-28
SBIU-26
SEC.21
SEC.22
SEC.23
SEC.24
D02-10
D02-09
SEC.28
SEC.27
SEC.26
SEC.25
D02-08
SEC.34
SEC.35
SEC.36
0
2000
4000
6000
ŞİŞECAM WYOMING LLC
P.O. Box 513
254 County Road 4-6
Green River Wyoming, 82935
Big Island Mine
EXPLORATION DRILLING
PLAN
INTERNAL MINE BED TO BED
Scale 1" = 5000'
Date
Description
Drafted By:
23-NOV-2021
DEC-2021 Reserve Estimate Original
kfh
Layout:
Drawing Name:
File Location:
HPG hollberg professional group, pc
GREEN RIVER
LEASE BOUNDARY
UPPER BED 25 MINING BOUNDARY
LOWER BED 24 MINING BOUNDARY
DRILL HOLE

Figure 7.2     Underground Exploration Drilling Locations with Upper and Lower Bed Mining Outlines

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8.0SAMPLE PREPARATION, ANALYSIS, AND SECURITY.

For recent exploration drilling the core samples were examined, photographed, and logged in the field then boxed, labeled, and prepared for transportation. Early exploration had minimal documentation on preparation and core logging. More recent exploration campaigns are better documented with photographs of the core prior to boxing.

Standard practice was to split the core samples along the length of the core with half the sample sent to in mine storage. Sample intervals were generally between six and twelve inches in length. The split sample was then analyzed by the Sisecam plant laboratories. The Sisecam Wyoming laboratory has multiple certifications including ISO 9001-2015 and NSF. The lab has multiple well documented quality control and quality assurance processes which were reviewed during the site visit. The more recent samples remain available for further analysis if results are out of the norm.

Earlier core samples were subjected to external and internal analysis. Analytical methodology evolved over time. Initially, samples were reported for sodium carbonate and sodium bicarbonate content with weight percent trona calculated. The exact procedure for the early analysis is unknown. Analysis of more recent core simulates the existing refinery process:

1.Crushing to 3/8 inch or less;
2.Dried in oven;
3.Dissolved with water;
4.Filter insoluble;
5.Prepare filtrate;
6.Titration with acid;
7.Calculate total alkalinity; and
8.Convert to weight percent trona.

Records from the exploration projects are stored in a locked storage location in Sisecam Wyoming’s technical office building at the mine site with the core samples stored in the mine where the stable humidity and temperature helps preserve the samples.

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9.0DATA VERIFICATION

9.1SITE VISITS

In performance of these services and preparation of this study, Mr. Hollberg and Mr. Leigh have made numerous site visits to the Big Island Mine with the most recent visits on the 29th of September 2021, 2nd, 12th, 13th, 14th and 28th of October and 16th of November 2021.

9.1.1Mine Visit

Mr. Leigh visited the mine on Sept 29th, October 2nd, and 28th examine and workings and take thickness measurements for conformation of drill hole data and to add to the database used for this estimate. During his visits he examined the following areas:
•Upper Bed 25
◦UBE Submain Buttes;
◦UBE P10S;
◦UBE P9S;
◦UBE P7S Start;
◦UBSW P8E End of Panel;
◦UBSW P9E End of Panel;
◦UBSW Buttes;
◦UBSW P11 W End of Panel;
◦UBE P7S Completion; and
◦UBE Submain Completion

On 12-Oct-21 Mr. Hollberg examined the underground with John Lewis, Sisecam’s Engineering Superintendent. Areas examined during this visit included:
•Lower Bed 24
◦LBNE Butts #1 North to X-cut 114 N – two-seam mining;
◦LBNE 1W and LBNE 2W Panel Stub out, two-seam mining; and
◦Lower Bed Southwest #2 Butts- X-Cut 60 S – Water inflow pumping station.
•Upper Bed 25 –
◦UB East Mains to X-Cut 121 end of mining east;
◦UBE 7 South Southeast Mains to X-Cut 21– end of mining;
◦UBE- Panel 10 South to X-Cut 31 – end of mining;
◦UBE Panel 7 South first half;
◦UBSW Butts #1 to X-Cut 265 – end of mining;
◦Panel 9 East UBSW LH Mining to X-Cut 41E (CM02);
◦Panel 10 East UBSW RH Mining to X-Cut 29E (CM06); and
◦Panel 11 East UBSW to X-Cut #6W.

The following are some general observations based on these examinations:

LB Two Seam
The Lower Bed two-seam mining area was visited and is of interest because a large part of the remaining reserves are two-seam mining. Since the report in 2019, Sisecam has made a concerted effort to develop the mains so that panel mining can begin. Higher extraction panel mining below the existing upper bed panels is necessary to validate the viability of the two seam mine designs. In the last two years, Sisecam has developed the LB NE Mains to X-Cut 123N and has stubbed in the first two panels to the west. In 2021, Sisecam produced approximately 585,000 tons (13.7% of total ore production). Sisecam expects to

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begin mining in Panel 1West in Q1 of 2022 and increase ore production from two seam areas to approximately 880,000 tons (21% of total ore production).

The October 2021 examination of the LB two-seam mine workings indicated favorable ground conditions with plus 14-foot thick trona, little if any floor heave, corner spalling or roof cutters. The panel stub-out entries which are driven on a herringbone pattern also indicated favorable ground conditions. The only indication of increased geotechnical stresses, likely due to the Upper Bed mining, are shallow roof spalling perpendicular to the mining direction. These v-shaped breakouts are near linear, generally less than 2-inches deep and run perpendicular to the mining direction. These small spalls rarely impact overall roof stability unless the remaining roof trona is extremely thin or the spalling is parallel to an associated Natron seam. Similar spalling was also encountered in the Lower Bed West Panels to the south where high concentrations of roof gases were encountered.

The Lower Bed West was visited due to multiple events that occurred impacting access to that area since 2017. Reserve reports prior to 2019 assumed long term access to this area to recover the trona west to the 8-foot trona thickness contour line. Multiple seismic events occurred between 2017 - 2019, likely caused by large roof falls in the adjacent panels to the north and south, producing large methane discharges and water inflow(s) that flooded down dip areas of the LB below the 5,310 MSL elevation. Water inflow subsequently diminished prior to Sisecam needing to take action by pumping water out of the mine. Water inflow has stabilized at around 85 gallons per minute (gpm) which is now pumped from a newly developed pumping station in the Lower Bed Southwest #2 Butts. Earlier examination of the West mains revealed the entries to be caved tight at X-Cut 223W and the area has been blocked off and abandoned with a crib and post breaker line installed. Without extraordinary efforts, access to the outer reserve boundaries in through the LB West Mains is no longer possible. This topic is covered in more detail in Section 13.2.

UB East Mains, UBE Panel 10 South
An area of concern reported in the 2017 and 2019 reserve reports is the thinning ore in the UBE Mains where areas of ore less than eight feet caused by floor rolls and ore disruptions were encountered. Variable ore thickness from 7.7 to 13.3-feet in the eastern extent of the UBE Mains caused Sisecam to stop mining and develop UBE 7 South Mains to the south and then extend the mains to the east (7 South Southeast Mains). Mining was halted at X-cut 21 east due to floor rolls and disruptions in the trona bed.

Since the 2019 Reserve report, the UBE 7 South Southeast Mains were extended past the SBI-20 drill hole at X-cut 17 East. SBI-20 is shown as 15.1-feet of ore at an average grade of 89.4%, but examination of the drill log shows the bottom 11.3-feet to be 97.1% grade and the top 4-feet to be 65.7%. Sisecam reports that cutting of the lower grade top trona has negative impacts upon the processing facilities and must be avoided. Examination of this area confirmed over 11-feet thickness good quality trona with low grade trona in the roof. In the 2019 Reserve estimate, the bed thickness for this drill hole was adjusted to 11.3-feet. The more current examination of this area confirms this change was correct.

Examination of UBE Panel 10 South off these mains showed increasing frequency of the floor shale horizon rolling up into then back down out of the trona bed mining horizon as the entries advanced east and south. With floor rolls initially occurring every 7 or 8 x-cuts and increasing in frequency with floor rolls every 2-3 x-cuts. The processing facilities can process this material but only at reduced rates. Without modifications to the processing facilities, or extensive efforts to blend this ore with higher-quality ore from other mining areas, ore from this area negatively impacts Sisecam’s soda ash production. UBE Panel 10 South was stopped at room 31. Figure 9.1 shows one of the floor rolls in this panel.

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Figure 9.1     Floor Roll Panel 10 South UBE

Upper Bed 25 East Mining Area
UBE Panel 7 South has been developed approximately two miles south from the Upper Bed 25 East Buttes. At the terminus in Room 114 through Room 104, thin variable ore was encountered with deteriorating quality. Adjacent Panel 6 South UBE was mined an additiona1 1,400-feet south and was terminated with the same deteriorating ore conditions. The examination of the remainder of Panel 7 South exhibited sections with nominal ore conditions and sections with floor rolls and post-depositional disruptions including numerous vertical mud seams. Panel 7 South will require production quality control with blending ore from high quality production areas in other panels. Figure 9.2 shows one of the floor rolls in this area.

Figure 9.2     Floor Roll Panel 7 South UBE

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Upper Bed 25 Southwest Mining Area
The UB Southwest mining area has three continuous miner sections working and is currently the primary production area for Sisecam. Over the course of this work and our previous report, all the production panels in this area have been examined to their furthest mining extents.

UBSW Panel 7 East was examined, in a previous review, to its farthest extent Room 180E showing good ore thickness until Room 160 along the northside of the panel. The panel was terminated with thin variable ore and deteriorating quality within the upper 3 to 4-feet of the trona bed.

Examination of UBSW Panel 8 East showed advance east to Room 205E with good ore thickness to Room 190 along the northside of the Panel followed by an abrupt thinning and quality change similar to Panel 7 East. The southside of Panel 8 East exhibited less effects of thinning. Trona bed thickness averaging 11.8-feet with a range of 8.9 to 12.8-feet with improving quality as mining retreated to the west. Sisecam has mined this panel on the south and north to take advantage of reduced Federal Lease Royalty rates. The southern rooms, 1 through 65E, also contained good quality and thickness. The 11-foot thickness and quality found in this area is consistent with drill hole SBI-43 located near Room 65. The 10.6-feet ore thickness at Room 196 also correlates with the 10.71-feet indicated by drill hole SBI-07 which is located 240-feet to the south.

UBSW Panel 9 East had advanced to Room 44E. Ground conditions and ore thickness were excellent with minimal floor rolls and quality issue identified.

UBSW Panel 10 East had advanced to Room 31E at the time of the inspection. Ground conditions and ore thickness were excellent with no floor rolls identified. This panel appeared to possess the best ore quality of the mining sections examined with seam thickness greater than 11ft and minimal floor waste, resulting in an estimated production grade of approximately 92%.

UBSW Panel 11 East had been stubbed in four rooms. Examination of this area shows good ore thickness and stable ground conditions. UBSW Panel 11 East mining is planned to commence in 2023.

USBS Panel 11 West advanced to Room 43 and mining was suspended to take advantage of federal royalty rate reductions. At Room 43, ore thickness and quality remain excellent with average seam thickness approximately 11-feet. At the section neck-off, the 3rd room, contains ore thickness over 14-feet in places with good quality and no observable floor rolls. SBI-42 to the southwest shows 14.3-feet of ore but a grade of 83%. Given the start of Panel 11 West and the UBSW Butts faces, the lower grade of SBI-42 is likely caused by a localized mud seam and is not considered representative of the ore grade in this area.

Mr. Leigh examined UBSW Panel 10 West, in a previous review, to its western extents and confirmed SBI-41’s ore thickness of 11-feet and grade of 89%, with thickness ranging from 9.8 to 12.2-feet. This panel was stopped at the property boundary, but the ore thickness and quality could have warranted extension to the west. Sisecam is in the process of acquiring the ¼ section to the west to allow for potential extension of mining of USBS Panel 11 West to the west beyond that of USBS Panel 10 West in 2024 - 2025. Potential recoverable reserves on this ¼ section are estimated at approximately 1Mt, however these potential reserves to the west are not included in this study as they were not currently controlled by Sisecam at the time of this study.

9.1.2Shafts and Hoisting Facilities

On 12-Oct-2021 Mr. Hollberg toured the mine hoisting facilities with Mr. Lewis. Since 2017 Sisecam has been working to upgrade and modernize its hoisting systems by updating the controls systems, motors, and braking systems. Hoist #3 has been updated with new AC VDF drives and updated control systems. Hoist #2 has been updated with improved DC drives, braking systems and new bull gear. These changes have been designed to allow for improved major component spares and redundancy.

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Additionally in 2020 and 2021, Sisecam developed a new ventilation shaft, Shaft #4 with two new ventilation fans which will support the expanding mine and improve mine ventilation. This facility was nearing completion at the time of the visit and was commissioned in November 2021. The new fans and shaft have the capacity to nearly double the airflow into the mine which can support the planned increase in production as well as extension of the mine workings in all directions. During the underground visit the bottom of the shaft was examined and later the fan facilities were examined. The shaft and fan facilities are of excellent design and workmanship, incorporating what is now best practice for mine fan configuration and mechanical design.

Adjacent to the Shaft #4 fan house was a new electrical switch house (Switch House #4). This switch house will replace old and outdated electrical gear for Hoist #3 and TRM as well as supplying Shaft #4 and future expansion in this area. This is an example of Sisecam’s commitment to updating and modernizing the Green River facilities and verifies implementation of the capital expenditure plans.

9.1.3Surface Facilities Site Visit

On 14-Oct-2021 Mr. Hollberg and Mr. Leigh examined the Sisecam surface processing facilities with Charley Walters (Surface Production Supervisor), the tailings facilities with Jim Spurrier (Principal Engineer - Surface Production), the Cogen Plant with Scott Wilkes (CoGen Manager), and the analytical lab with Shannon Larson (QC QA Laboratory Supervisor).

Surface facilities visited include the following:
•Ore storage and reclaimer;
•Units No 3 and No 4 Filters, evaporators/crystallizers, and dryers;
•Unit 5 Filters, evaporators/crystallizers, and dryers;
•Unit 7 calciner, Verta-mill, dissolver, classifier;
•Unit 6 Standalone processing, crushing, calcining, dissolvers, classifier, filtration, evaporation/crystallization, thickeners, and tailings pumps;
•Decahydrate Plant;
•Tailings Facilities, and;
•Analytical and QC Laboratory.

While the age of Sisecam’s soda ash processing facilities, 50 to 20 years old, are obviously a challenge, HPG’s examination revealed an operation that has been investing the capital necessary to maintain its productive capabilities. During the brief visit multiple areas were observed where significant capital expenditure has been expended to maintain and improve production. Examples include multiple heat exchangers (Unit 4), filters (Unit 4), upgraded calciner and dryer burners (Units 3, 4, & 6), upgraded compressors for the MVR system (Unit 6). While HPG’s examination was not a comprehensive analysis of each piece of equipment, Sisecam’s long history of consistent soda ash production would not be possible without proper maintenance of processing facilities of this age.

Sisecam’s recently commissioned, 2020, Co-Gen facility is a state-of-the-art combined cycle gas turbine that supplies approximately 25 MW of electrical power to the site as well as producing excess steam for the production process and site heating. The gas turbine and heat steam recovery generator are approximately 60-65% efficient and use best available control technology (BACT) for emission control. During the visit, the system was in operation producing approximately 24 MW.

Sisecam’s tailing facilities are over 60 years old and are not without their challenges due to poor early construction methods in the 60’s, 70’s and 80’s, and have required Sisecam to do extensive mitigation work and development of a new tailings facility Pond 2. Based upon the voluminous documentation provided the tailing pond system is closely monitored by both Sisecam and Barr Engineering, an outside consultant. HPG’s examination revealed that Sisecam has been following the current designed plans, continues to monitor structures and make necessary repairs where needed. Additional information on the Tailing Facilities is available in Section 17.4.

Sisecam’s analytical laboratory contains up to date equipment and analytical capabilities. The lab processes both ‘in stream’ samples (dry trona and liquor) as well as final soda ash product testing. Ms. Larson walked HPG’s representatives through a typical soda ash testing procedure, documentation, and

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sample retention for the final product. The lab continually sends portions of samples for third party verification of results. The lab is 9001:2015 certified and holds certifications for NSF, 2021 Halal, and Kosher-2021.

Additional information on Sisecam’s production facilities can be found in Section 14.0 Processing and Recovery Methods and Section 15.0 Infrastructure.

9.2GEOLOGIC DATA VERIFICATION

Sisecam Wyoming’s available geologic data is well documented and has been vetted over the history of the property. The fact that the property has been in successful operation for over 60 years and has extracted trona from both beds gives confidence in the available geologic information and proposed mining methods.

Data density, or the spatial relationship between drill holes, has become more prevalent in industry classifications. Sisecam Wyoming’s drill hole spacing was designed first to establish a resources area. Initially, twenty-seven exploration borings were completed on 1 to 2-mile spacing. Subsequent exploration developed the remaining 54 borings to increase the data density and to assist with mine planning and lease acquisitions. Trona exhibits greater continuity and less spatial variability than coal or metal deposits. There are many examples of evaporite deposits that have been developed on wider drill hole spacing than the recommended standards for other minerals. In comparison, while Sisecam Wyoming’s drill hole spacing exceeds these recommendations, the historical record for the Sisecam Wyoming Big Island Mine demonstrates a reasonable correlation between drill hole data and available reserves.

In the above referenced 1999 work (Section 6.4.2), a database was created for each Trona Bed, 24 and 25, located within the Sisecam Wyoming lease area. That database was the basis of this MRE and previous estimates. Sisecam Wyoming provided available drill hole data for all 81 exploration borings including core descriptions, analytical results, available geophysical well logs, and available archived reserve reports. Supplementing this information was documentation of trona thickness observations from the existing mine developments collected over the past 20 years. The 1999 review work expressed concern about the data quality of some of the older core analysis. There was concern that some of the reported analysis did not match the core descriptions indicating mislabeling or perhaps the core boxes broke and not properly sorted. The general analysis is considered correct, but some of the geologist logged the holes from the bottom up and others from the bottom down and as such the orientation of the analysis was questioned. For example, SBI-42, analysis appears to be reverse. Where possible the logs were vetted or corrected where definitive information was available. The best supplemental information is documentation of trona thickness observations from the existing mine developments collected over the past 20 years.

The exploration reports were evaluated for accuracy of trona picks for thickness and quality. The drilling database described has been spot checked multiple times over the long history of HPG’s work at Sisecam. Additionally, whenever mine workings intersect or approach these drillings the associated workings have been examined to confirm the drilling data. Description of the examinations undertaken for this effort are offered below. In general, exploration information matched published assessments. The data are considered acceptable for use in mineral resource and mineral reserve estimates and in mine planning.

A comparison of a trona thickness model based on mine observation points and a model derived from the drill hole data shows a reasonable correlation over the mined areas. In Bed 24, the mine observations averaged 11.7-feet thickness compared to 11.4-feet using the drill hole data over the same area. Bed 25 correlation resulted in similar results, with the mine observations model averaging 11.3-feet, while the drill hole data model averaged 10.7-feet. Example: two exploration drill holes were recently encountered, SBI-41, and SBI-43. SBI-41 has a reported trona thickness of 10.97-feet, average mine observations estimate 10.9-feet. SBI-43 has a reported thickness of 11.69-feet, average mine observations estimate of 11.2-feet. Mine observation points are based on the measured ore thickness at each point and not the total mining height providing a direct comparison to the drill hole data set.

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In the 2013 and subsequent reports drill hole D02-05 was removed from the data base because of a high percentage of core loss in the area of the LB trona seam. Of two five-foot core runs over 2-feet of core was not recovered. This was likely due to dissolution of the seam but without conformation of actual trona the drill hole was dropped from the database. HPG recommends that additional exploration drilling be done in this area to determine the actual thickness.

In the 2019 report, the minable thickness of two drill holes was modified based on available mine measurements in the vicinity.
•Drill hole SBI-20, now within the Upper Bed East extension of the modified mains, was modified from 15.1 -feet to 11.3-feet. While the full bed thickness quality, 89.4%, meets the 85% cut-off, the mine is limited to the purer bottom 11.3-feet at 97.1% as the impure roof trona negatively impacts processing. This is an older drill hole, so the core is not available for examination. Nearby mine observations indicated an average thickness of 11.2-feet, adding justification to the modification. Planned mining was completed near SBI-20 confirming the 11.3-feet thickness.
•Drill hole SBI-42, near the UBSW Butts extension, was adjusted from 14.3-feet with a grade of 83.9% to 13.87-feet and a grade of 85.0% based on the nearby mining indicating plus 11-feet of ore with good quality in the lower portions of the trona seam. Mining in this area will also be limited to the higher quality trona. Additionally, the current equipment mining height is limited to 13.5-feet. This modification results in the area to the northwest to be classified as resources and reserves.

No other changes were made to the geologic data base.

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10.0MINERAL PROCESSING AND TRONA BED THICKNESS, TRONA GRADE, TESTING

10.1CONVERSION OF TRONA TO SODA ASH

As was previously discussed, trona is a compound of sodium sesquicarbonate with the following formula, Na2CO3.NaHCO3.2H2O. It is the combination of sodium carbonate and sodium bicarbonate. The finished product, soda ash, is sodium carbonate. In very general terms, the conversion of trona into soda ash is the conversion of the sodium bi-carbonate portion of the trona into sodium carbonate and then a purification process to remove the insoluble minerals by dissolution and recrystallization.

There are two primary ways in which sodium carbonate is recovered from the trona ore, the sodium sesquicarbonate process, and the monohydrate process. The main difference between these processes is when the bicarbonate is converted into carbonate. In the sesquicarbonate process, the trona ore is dissolved first and the conversion of the bicarbonate takes place by calcining the purified crystals. The monohydrate process converts the bicarbonate by calcining the dry ore in rotary kilns at temperatures between 150o and 200o C. Sisecam Wyoming uses the monohydrate process. The general formula for this conversion follows:

2NaCO3NaHCO32H2O 3Na2CO3 + CO2 + 5H2O
By molecular weight:

2(226.03) / 3(105.98) = 452.06 / 317.94 = 1.4218

After calcining, the ore is dissolved in water to allow the insoluble minerals to be removed prior to recrystallization.

10.2PROCESSING FACILITIES

Sisecam Wyoming’s refining facility is well established and has been converting dry trona into salable soda ash for over 60 years. Over this period, much of the refining facility has been replaced or upgraded with newer facilities and equipment. Sisecam Wyoming currently is operating five soda ash processing units. Unit 6 is a single large integrated plant, combined with a large calcining dissolver, Unit 7, which feeds liquor to crystalizing Unit 3, Unit 4, and Unit 5.

Unit 6 was constructed in 1998 and has its own crushing plant, rotary kiln, dissolvers, crystallizers, and TRM (tailings) pumps. In 2006, OCI Wyoming constructed a large rotary kiln and dissolver, Unit 7, capable of feeding liquor to the older crystallizer Units 3 through 5 use the existing crushers and TRM facilities. In 2009 the Decahydrate plant was built and mining of the decahydrate crystals in the tailings pond was started as a supplementary liquor feed to the soda ash plants.

A more detailed discussion of the processing facilities is available in Section 14.0.

10.3TESTING AND ANALYSIS

Sisecam has had an onsite laboratory throughout its history that is used to test and analyze plant feeds (trona), intermediate process streams (liquor) as well as the final product to ensure compliance with Sisecam published standards. The testing and analysis procedures and protocols are well established and have been developed and refined over the 60 years of operation. The analytical lab holds multiple certifications including ISO 9002 since 1994 and 9001:2008 since 2010. The lab is regularly audited by the certification agencies as well as customer audits. Additionally, the Sisecam laboratory does regular blind testing with outside laboratories as part of their standard protocol.

Composite samples of the trona ore are generally tested for insoluble minerals, grade (total alkalinity), moisture and organics. Intermediate liquor testing is used to monitor efficiencies and help in the operation

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of the plant. Composite sample testing of the final soda ash product is done on every truck or train car shipped. This analysis looks at purity (Sodium Carbonate % and Sodium Oxide %), moisture, density, and any contaminates (sulfate, chloride and insoluble).

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11.0MINERAL RESOURCE ESTIMATES

11.1INTRODUCTION

HPG has organized the available data and information in order to complete this Mineral Reserve Estimate for December 2021 from a variety of sources including:
•Drill Hole data from 81 surface to bed core holes;
•Drill hole data from 44 bed-to-bed core holes;
•In-mine measurements and observations; and
•Historical reports.

11.2GEOLOGICAL AND MINERALIZATION MODELING

Carlson’s Advance Mining module, StrataCalc, a supplement to Autodesk’s AutoCAD, was utilized to create the geological models. Both programs are standard for the mining industry. Gridding with the triangulation module was used to evaluate the Sisecam Wyoming reserve database. The data was modeled using triangulation which provided the best routine for verification.

Carlson’s Advance Mining module and StrataCalc, applies the gridding information within a user defined area (reserve area) and computes statistical parameters from the data set. Average thickness and grade values, area of the defined limits, volumes, and tonnages are posted as a spreadsheet output. Gridding density, contouring methods, volumetric computations, and bulk densities were unchanged from the previous study.

A bulk density of 133 pounds per cubic foot (2.13 g/cc), was applied to convert volumes to tonnage. Several published documents list bulk densities of trona between 2.11 and 2.17 g/cc.

Figure 11.1 Upper Bed Isopach and Figure 11.2 Lower Bed 24 Isopachs delineate trona thickness for each bed.

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R109W
R108W
<75%
8-ft.
10-ft.
6 FT
T21N
T20N
T19N
6 FT
<75%
6 FT
8-ft-2021
8-ft-2019.
10-ft.
SEC.19
SEC.20
SEC.21
SEC.22
SEC.27
SEC.26
SEC.25
SEC.30
SEC.29
SEC.28
SEC.34
SEC. 35
SEC. 36
SEC.31
SEC.32
SEC.33
SEC.6
SEC.5
SEC.4
SEC.3
SEC.2
SEC.1
SEC.7
SEC.8
SEC.9
SEC.10
SEC.11
SEC.12
SEC.18
SEC.17
SEC.16
SEC.15
SEC.14
SEC.13
SEC.23
SEC.24
SEC.35
SEC.36
GREEN RIVER
LEASE BOUNDARY
EXISTING MINED OUT AREAS
75% GRADE ISOPACH
0
3500
7000
10500
88.3 11.4
SBI-44
DRILL HOLE, GRADE, THICKNESS
>9'
8'
<7' THICKNESS ISOPACH

ŞİŞECAM WYOMING LLC
P.O. Box 513
254 County Road 4-6
Green River Wyoming, 82935

BIG ISLAND MINE
UPPER BED 25
TRONA THICKNESS ISOPACHS
With 85% Quality Isopach
Scale 1" = 3500'

Date	Description	Drafted By:
23-NOV-2021	DEC-2021 Reserve Original	KFH/RTL

Layout: 11x17 P (ISOPACH-UB)

Drawing Name: MINEPLAN-HPG-5-SROOM-A-08OCT21_LOM-1A_20211008_5G-CLIPPED.dwg

HPG hollberg professional group, pc

Figure 11.1     Upper Bed 25 Thickness Isopachs

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SEC.22
SEC.23
SEC.24
SEC.19
SEC.20
SEC.21
SEC.22
R109W
R108W
SEC.27
SEC.26
SEC.25
SEC.30
SEC.29
SEC.28
SEC.27
<75%
SEC.34
SEC. 35
SEC. 36
SEC.31
SEC.32
SEC.33
SEC.34
T21N
T20N
T21N
T20N
T21N
T20N
SEC.6
SEC.5
SEC.4
SEC.3
SEC.2
SEC.1
SEC.6
SEC.7
SEC.8
SEC.9
SEC.10
SEC.11
SEC.12
SEC.7
SEC.18
SEC.17
SEC.16
SEC.15
SEC.14
SEC.13
SEC.18
SEC.19
SEC.20
SEC.21
SEC.22
SEC.23
SEC.24
SEC.19
<75%
SEC.30
SEC.29
SEC.28
SEC.27
SEC.26
SEC.25
SEC.30
R109W
SEC.31
SEC.32
SEC.33
SEC.34
SEC.35
SEC.36
R109W
R108W
SEC.31
T20N
T19N
T20N
T19N
SEC.6
SEC.5
SEC.4
SEC.3
SEC.2
SEC.1
SEC.6
ŞİŞECAM WYOMING LLC
P.O. Box 513
254 County Road 4-6
Green River Wyoming, 82935
BIG ISLAND MINE
LOWER BED 24
TRONA THICKNESS ISOPACHS
With 85% Quality Isopach
Scale 1" = 3500'
Date Description Drafted By:
10-FEB-20 DEC-2019 Reserves Original RTL/KFH
HPG hollberg professional group, pc
GREEN RIVER
LEASE BOUNDARY
EXISTING MINED OUT AREAS
75% GRADE ISOPACH
0
3500
7000
10500
88.3 • 11.4
SBI-44
DRILL HOLE, GRADE, THICKNESS
>9'
8'
<7'
THICKNESS ISOPACH

Figure 11.2     Lower Bed 24 Thickness Isopachs

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1.3MINERAL RESOURCE AND RESERVE CLASSIFICATION

The following definitions, which can be found in the Securities and Exchange S-K 1300 rules Subparts 229, 230, 239, and 249, have been used for this resource and reserve estimate.

Mineral resource:
A concentration or occurrence of material of economic interest in or on the Earth’s crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction. A mineral resource is a reasonable estimate of mineralization, taking into account relevant factors such as cut-off grade, likely mining dimensions, location, or continuity, that, with the assumed and justifiable technical and economic conditions, is likely to, in whole or in part, become economically extractable. It is not merely an inventory of all mineralization drilled or sampled.

Inferred mineral resource:
That part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. The level of geological uncertainty associated with an inferred mineral resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Because an inferred mineral resource has the lowest level of geological confidence of all mineral resources, which prevents the application of the modifying factors in a manner useful for evaluation of economic viability, an inferred mineral resource may not be considered when assessing the economic viability of a mining project and may not be converted to a mineral reserve.

Indicated mineral resource:
That part of a mineral resource for which quantity and grade or quality are estimated on the basis of adequate geological evidence and sampling. The level of geological certainty associated with an indicated mineral resource is sufficient to allow a qualified person to apply modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Because an indicated mineral resource has a lower level of confidence than the level of confidence of a measured mineral resource, an indicated mineral resource may only be converted to a probable mineral reserve.

Measured mineral resource:
That part of a mineral resource for which quantity and grade or quality are estimated on the basis of conclusive geological evidence and sampling. The level of geological certainty associated with a measured mineral resource is sufficient to allow a qualified person to apply modifying factors, as defined in this section, in sufficient detail to support detailed mine planning and final evaluation of the economic viability of the deposit. Because a measured mineral resource has a higher level of confidence than the level of confidence of either an indicated mineral resource or an inferred mineral resource, a measured mineral resource may be converted to a proven mineral reserve or to a probable mineral reserve.

Modifying factors:
Are the factors that a qualified person must apply to indicated and measured mineral resources and then evaluate in order to establish the economic viability of mineral reserves. A qualified person must apply and evaluate modifying factors to convert measured and indicated mineral resources to proven and probable mineral reserves. These factors include but are not restricted to mining; processing; trona bed thickness, trona grade, infrastructure; economic; marketing; legal; environmental compliance; plans, negotiations, or agreements with local individuals or groups; and governmental factors. The number, type and specific characteristics of the modifying factors applied will necessarily be a function of and depend upon the mineral, mine, property, or project.

Mineral reserve:
An estimate of tonnage and grade or quality of indicated and measured mineral resources that, in the opinion of the qualified person, can be the basis of an economically viable project. More specifically, it is the economically mineable part of a measured or indicated mineral resource,

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which includes diluting materials and allowances for losses that may occur when the material is mined or extracted.

Probable mineral reserve:
The economically mineable part of an indicated and, in some cases, a measured mineral resource.

Proven mineral reserve:
The economically mineable part of a measured mineral resource and can only result from conversion of a measured mineral resource.

1.4MINERAL RESOURCE ESTIMATE - PARAMETERS AND ASSUMPTIONS

In determining the resource parameters and assumptions for the Sisecam property, HPG considered the following circumstances:
•Sisecam’s 60 year long history of successfully mining the deposit;
•Projected 40-year mine life and likely change in economics, mining, and processing methods over the life of the property;
•Mining methods of the other trona producers in the area;
•Mining methods of historically successful mining of similar laminar deposits including coal;
•The extensive database of in-mine measurements and drilling data; and
•HPG’s knowledge operating and managing other trona mines in the area.

If both mechanical and solution mining is considered, a cutoff grade and thickness is not essential for trona mining in the Green River Basin. Other trona operations in the green river basin and other trona deposits are successfully using solution mining methods in thin and low grade trona areas. Because of Sisecam’s proximity to the Green River this resource and reserve estimate does not consider solution mining due to its likely subsidence and impact to this major water source. Therefore, HPG is only considering mechanical mining of the deposit using established systems and methods.

Based on this knowledge and experience the following parameters were used to estimate the in-place trona resources that are considered to have reasonable prospect of economic extraction:

Parameters
•Cut off -    Minimum 6-feet thick and >75% trona
•Measured -     1,320-ft radius from drilling and 1,320-ft from known workings (1/4 mile);
•Indicated -     3,960-ft radius from drilling and 3,960-ft from known workings (3/4 mile);
•Inferred -     7,920-ft radius from drilling and 7,920-ft from known workings (1/5 miles); and
•A soda ash price of $188 per ton was used to determine the stated trona resources.

Assumptions
Only trona on contiguous leases was considered resource for mechanical mining. Section 16, T21N, R108W was excluded from this estimate because this state lease is isolated from the other contiguous lease blocks. The one-mile isolation makes accessing this for mechanical mining unlikely.

The measured, indicated, and inferred distances are based upon known drilling, in-mine measurements, mining extents and experience with historically successful mine planning based on this information.

The cutoff thickness of six feet is based upon successful mining of similar deposits, to and even below 6-feet in thickness including trona, coal and potash. Additionally, other operations in the trona basin are mining to the 7-foot thickness in areas of their trona resources.

The cutoff grade of greater than 75% trona is based upon successful mining and processing of the lower grade trona Beds 19, 20 and 21 which were considered viable mining prospects by Texas Gulf Soda Ash (TGSA). TGSA operated as a dry mine from 1976 through 2002 mining Bed 20. The TGSA processing facility was designed to handle these lower grade ores and successfully mined and processed these lower grades.

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1.5GRADE ESTIMATION

For the purposes of this study, the minimum grade for the reported in-place resource tonnage is 75%. The Upper Bed 25 drill hole grades analysis range, for thicknesses greater than 6-feet, is 41.21 to 94.18%. All Upper Bed drill hole grades ranged from 38.64% to 98.81%. The Lower Bed 24 drill hole grades analysis range, for thicknesses greater than 6-feet, is 74.74% to 93.77%. All Lower Bed drill hole grades ranged from 74.74% to 94.10%. Based examination of available core and mine observations by previous geologist and others, many of the low-grade drill holes intersected vertical post depositional mud seams and are not considered representative of the overall average grade for the deposit at that particular location. Because of the limited core to definitively confirm this hypothesis, no changes were made to the database other than the three drill holes noted earlier.

Carlson’s Advance Mining module, StrataCalc, was used to model the grades for each resource parameter for each trona bed. Lower Bed 24 measured resources compute to have an average grade of 88.8% trona. Lower Bed 24 indicated resources have a computed average grade of 88.3% trona. The Upper Bed 25 computed measured resources grade is 87.6%, while the computed indicated resources grade is 87.6%.

Out-of-seam dilution during production has a significant impact on production grade. Production grade is the quality of the run of mine (“ROM”) material sent to the refinery. Production quality is dependent upon the geological consistency of the ore body; the mining equipment used for extraction; and the operators mining skill. Ore body fluctuations are the greatest contributor to quality control issues. In general, with a 10-foot-high entry, 90% seam grade, 6-inches of waste will reduce production grade by 5%. Forecasting seam variability from the existing wide drill hole spacing is not possible. Currently, the best tool to help identify and predict problem areas is consistent mapping of the mine entries as mining advances providing feedback to operators and utilized in the short-term planning processes. When they are encountered, localized geological disturbances of the ore bed negatively impact the ROM grade.

1.6IN-PLACE MINERAL RESOURCE ESTIMATE

Using the data provided by Sisecam Wyoming, HPG has completed its review of the Big Island Mine and concludes that the Big Island Mine’s remaining leased and licensed Measured and Indicated in-place trona Resources exclusive of reserves as of December 31, 2021, total 162.3 million short tons (MST), of which 98.9 MST remain in the Lower Bed 24 and 63.4 MST remain in the Upper Bed 25. Measured In-Place Resources are calculated as 74.2 MST and Indicated In-Place Resources calculate as 88.1 MST and Inferred In-Place Resources are calculated at 0.05 MST. Table 11.1 summarizes the estimated In-Place Trona Resource exclusive of the mineral reserves.

Based on the current study, the Sisecam Wyoming Big remaining leased and licensed Measured and Indicated in-place trona Resources inclusive of reserves as of December 31, 2021, total 578.9 million short tons (MST), of which 382.5 MST remain in the Lower Bed 24 and 196.4 MST remain in the Upper Bed 25. Measured In-Place Resources are calculated as 291.5 MST and Indicated In-Place Resources calculate as 287.5 MST and Inferred In-Place Resources are calculated at 0.26 MST. Table 11.2 provides the In-Place Trona Resource Inclusive of the mineral reserves

Criteria for this analysis are based upon a 6.0-feet minimum ore thickness and 75% minimum seam grade. This Resource evaluation is based upon 81 exploration drill holes, 44 borings from the mine workings, and several thousand available mine observations and measurements. Of the 81 surface exploration drill holes, 28 borings are within the Lower Bed 24 Resource area and 21 borings are within the Upper Bed 25 Resource area. Additionally, this updated report considers the 2020 to 2021 mine advancements. The in-seam ore horizon includes the T2 to T4 zones and excludes the T1 zone.

The reference point for the trona resources reporting is insitu inclusive of impurities and insoluble content. The grade is percent trona, sodium sesquicarbonate (Na2CO3.NaHCO3.2H2O), the double salt of sodium carbonate (soda ash) and sodium bicarbonate (baking soda).

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Mineral resources are reported on a 100% ownership basis. Sisecam Wyoming is owned by Sisecam Resources LP ("Sisecam") 51% and by NRP Trona LLC ("NRP") 49%.

Figure 11.3 and Figure 11.4 present the remaining in-place trona showing measured, indicated, and inferred resource areas.

Table 11.1
    Estimated In-Place Trona Resources Within Big Island
Exclusive of Reserves
Mining License as of December 31, 2021
Based on $188/ TSA
1)Numbers have been rounded; totals may not sum due to rounding.
2)Based on a 6-foot minimum thickness and an 75% minimum grade cut-off.
3)The point of reference is in-place (insitu) inclusive of impurities and insoluble content.
4)Mineral resources are current as of December 31, 2021, using the definitions in SK1300.
5)Mineral resources are reported on a 100% ownership basis. Sisecam Wyoming is owned by Sisecam Resources LP ("Sisecam") 51% and by NRP Trona LLC ("NRP") 49%.

The Mineral Resource exclusive of the mineral reserves is that portion of the ore body that has not been extracted because it was outside what is considered the economic limits, has been left in place to support the mine openings or has been sterilized by previous mining and cost-effective access is not considered practical. Mineral resources that are not mineral reserves do not have demonstrated economic viability.

Table 11.2
    Estimated In-Place Trona Resources Within Big Island
Inclusive of Reserves
Mining License as of December 31, 2021
Based on $188/ TSA
1)Numbers have been rounded; totals may not sum due to rounding.
2)Based on a 6-foot minimum thickness and an 75% minimum grade cut-off.
3)The point of reference is in-place (insitu) inclusive of impurities and insoluble content.
4)Mineral resources are current as of December 31, 2021, using the definitions in SK1300.
5)Mineral resources are reported on a 100% ownership basis. Sisecam Wyoming is owned by Sisecam Resources LP ("Sisecam") 51% and by NRP Trona LLC ("NRP") 49%.

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The Mineral Resource inclusive of the mineral reserves is that portion of the ore body that is considered either economically viable for mining and can be converted to reserves or of economic interest but considered outside the current economic limits.

Mineral resources are not mineral reserves. Mineral reserves are the economically mineable part of a measured or indicated mineral resource based upon application of modifying factors such as costs and revenues associated with the proposed operation and producing the final product in an economic and environmental assessment. Section 11.3 describes these factors. There is no certainty that any mineral resources in this report will ultimately be reclassified as reserves. Please refer to the note regarding forward-looking information at the front of the Report. Section 12.0 describes the estimated recoverable trona reserves.

1.7UNCERTAINTIES (FACTORS) THAT MAY AFFECT THE MINERAL RESOURCE ESTIMATE

Areas of uncertainty that may materially impact the mineral resource estimates include:
•Changes to long-term soda ash price and exchange rate assumptions;
•Changes in local interpretations of trona seam thickness and grade such as sedimentary structures described in Section 6.4.3;
•Changes to geological and grade shape, and geological and grade continuity assumptions;
•Changes to soda ash recovery assumptions;
•Changes to the forecast dilution and mining recovery assumptions;
•Changes to the cut-off values applied to the estimates;
•Variations in geotechnical (including seismicity), hydrogeological and mining method assumptions; and
•Changes to environmental, permitting, and social license assumptions.

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ŞİŞECAM WYOMING LLC
P.O. Box 513
254 County Road 4-6
Green River Wyoming, 82935
BIG ISLAND MINE
UPPER BED 25
RESOURCE BOUNDARIES
> 6 Foot Thickness
Scale 1" = 3500'
Date
Description
Drafted By:
14-NOV-21
DEC-2021 Reserves Original
KFH
Drawing Name: MINEPLAN-HPG-5-SROOM-A-08OCT21_LOM-1A_20211008_5G-CLIPPED.dwg
HPG hallberg professional group, pc
T21N
T20N
T19N
R109W
R108W
6 FT
<75%
0
3500
7000
10500
GREEN RIVER
LEASE BOUNDARY
EXISTING MINED OUT AREAS
75% GRADE ISOPACH
MEASURED RESOURCE AREA
INDICATED RESOURCE AREA
88.3 11.4
SBI-44
DRILL HOLE, GRADE, THICKNESS
6 FOOT THICKNESS ISOPACH

Figure 11.3     Upper Bed 25 Resource Blocks

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SEC.22
SEC.23
SEC.24
SEC.19
SEC.20
SEC.21
SEC.22
R109W
R108W
SEC.27
SEC.26
SEC.25
SEC.30
SEC.29
SEC.28
SEC.27
6 FT
<75%
SEC.34
SEC. 35
SEC. 36
SEC.31
SEC.32
SEC.33
SEC.34
T21N
T20N
SEC.6
SEC.5
SEC.4
SEC.3
SEC.2
SEC.1
SEC.6
SEC.7
6 FT
SEC.8
SEC.9
SEC.10
SEC.11
SEC.12
SEC.7
SEC.18
SEC.17
SEC.16
SEC.15
SEC.14
SEC.13
SEC.18
SEC.19
SEC.20
SEC.21
SEC.22
SEC.23
SEC.24
SEC.19
SEC.30
SEC.29
SEC.28
SEC.27
SEC.26
SEC.25
SEC.30
<75%
SEC.31
SEC.32
SEC.33
SEC.34
SEC.35
SEC.36
SEC.31
T20N
T19N
SEC.6
SEC.5
SEC.4
SEC.3
SEC.2
SEC.1
SEC.6
0
3500
7000
10500
ŞİŞECAM WYOMING LLC
P.O. Box 513
254 County Road 4-6
Green River Wyoming, 82935
Big Island Mine
LOWER BED 24
RESOURCE AREAS
> 6 Foot Thickness
Scale 1" = 3500'
Date
Description
Drafted By:
DEC-2021 Reserve Estimate Original
kfh
HPG hollberg professional group, pc
GREEN RIVER
LEASE BOUNDARY
EXISTING MINED OUT AREAS
75% GRADE ISOPACH
MEASURED RESOURCE AREA
INDICATED RESOURCE AREA
88.3 11.4 SBI-44 DRILL HOLE, GRADE, THICKNESS
6 FOOT THICKNESS ISOPACH

Figure 11.4     Lower Bed 24 Resource Blocks

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12.0MINERAL RESERVE ESTIMATE

No independent feasibility study was prepared in the determination of this reserve estimate. Instead HPG used the plus 60 years of mining and processing history at the Big Island to determine the mining, processing, and economic parameters used for this reserve estimate as described below.

This mineral reserve estimate contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Please refer to the note regarding forward-looking information at the front of the Report. Investors are cautioned that the estimate is based on a high-level mine plan and certain assumptions which may differ from Sisecam Wyoming’s long-term outlook or actual financial results, including, but not limited to commodity prices, escalation assumptions and other technical inputs. Please be reminded that significant variation of soda ash prices, costs and other key assumptions may require modifications to mine plans, models, and prospects.

12.1LIFE OF MINE PLAN

Sisecam like all mining companies, for lack of a better term “high grades” the mineral deposit where possible. Sisecam utilizes large highly productive continuous miners incorporating on-board roof bolters and a large on-board ventilation fan that require a minimum mining height of 9-feet. The required 9-feet mining height of this equipment limits how far mining may be extended to the edge of the ore body. Additionally, Sisecam’s processing facilities have limited ability to handle lower grade ore even if it is over a short period of a few hours. This plant limitation impacts what can be mined when disruptions in the ore body are encountered (Section 6.4.3). The lower grade material can be processed with minimal impact to recovery, but it must be processed at a slower rate which impacts total production. Sisecam has chosen to bypass this material and/or stop mining before the overall seam thickness and associated grade severely impacts the plant. Both of these choices are economic, made by Sisecam to minimize production costs. High grading is common and even standard practice for the mining industry. At some point in the future, Sisecam will have to make modifications, like other operators in the trona basin have done, to facilitate mining of these areas. This reserve estimate forecasts modification of the mining equipment and processing facilities in the future at a point when mining of the thicker trona (>9-feet) has been completed.

To account for this reality, HPG has developed a detailed Life-of-Mine (LOM) plan that in HPG’s opinion is a reasonable mining sequence for this deposit over its remaining 40 plus years assuming Sisecam choses to mine as much of the resource as possible. A two-stage mine plan has been developed. The first stage “high-grades” the deposit based upon the current mining equipment and processing plant limitations mining to the 9-foot isopach. This matches the practice employed over the last 20 years and should be viable for another 20 years. Based on this plan, thinner areas (less than 9-feet) or areas where disruptions have been encountered are not mined until later in the property life, assuming reasonable access is available at that time. This results in areas of the deposit that require a change in both mining equipment and processing facilities. The capital expense and changes to the operating costs for these changes has been accounted for in the economic analysis and a detailed mine plan has been developed showing potential access and mining of these areas.

The second stage mining is based upon smaller mining equipment and assumes changes to the dissolver sections of the processing plants. These changes should allow mining to the 7-foot isopach and processing areas of the trona resource where disruptions to the ore body have been and will be encountered as mining progresses towards the edge of the ore body. The 7-foot mining limit was selected based on current economics and practices at similar operations.

This type of two-stage mining is only possible when underground conditions allow access to the bypassed areas long after the first stage of mining was completed. This is true for the Big Island Mine where old mine workings developed 60 years ago are still open, accessible, and currently in use. Additionally, Sisecam has a history of accessing resource blocks from old mine workings. The UBSW slopes were developed in 2005 between old mine workings that had been mined in the 1970’s. After 50 years of being mined these areas continue to be the primary access to the UB Southwest reserve blocks.

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Carlson Software’s Advance Mining module 2021TM was used to calculate tonnages and schedule mine development. Carlson’s Advance Mining module applies the geologic bed thickness and grade information from the resource model to a user defined mining sequence with user defined equipment specifications.

Figure 12.1 and Figure 12.2 show a LOM plan for both the Upper and Lower Beds using current panel layouts, extraction rates and mining equipment based on the two-stage mining.

While some effort was made to time the future mine plan over its 40-year plus predicted life, as measured from December 2021, this model should only be considered a generalization of the proposed timing and an illustration of how the deposit could be mined. This LOM incorporated the following assumptions:
•Production of 5.0 million ROM short tons per year starting in 2024;
•9-foot plus material is mined first then the thinner 9-foot to 7-foot ore is mined;
•Mining limit cut-off of 7-feet and 85% minimum trona grade;
•Eastside of mine – Westside of mine production balance was maintained whenever possible. This exercise indicates that additional work is needed for long term planning, as the equal east-west split breaks down in the mine plan. This results from the concentration on mining Upper Bed Ore instead of Lower Bed Ore. East west balance of ore into the crusher area is needed because of infrastructure limitations in the crusher area;
•Access to mining areas outside the 9-foot mining limit are provided by access through old workings, new development, or extensions of future mining panels;
•Out-of-seam dilution of 4-inches;
•Minimum entry mining height of 7-feet;
•Maximum mining height of 13.5-feet; and
•Mirror image two-seam panel layouts were used based on current two-seam mining designs.

To calculate the highest expected ROM feed grade optimally sized equipment was assumed and modeled as follows. Out of seam dilution was estimated at 4-inches of rock due to over mining the top or bottom. Additionally, a minimum entry height of 7-feet was assumed allowing the equipment to cut to the 7-foot thickness isopach. Trona seam thickness varies, and it is predicted that the areas near the 7-foot isopach contain localized trona thickness areas less than 7-feet and even less than 6-feet in places. When seam thickness is less than 7-feet, out-of-seam rock is cut to maintain the 7-foot minimum mining height or entry height. The net out-of-seam dilution is the over/under cut of 4-inches plus any rock cut to maintain an entry height of seven feet.

A maximum equipment mining height of 13.5-feet was assumed which is the current limit of Sisecam’s Joy 12HM26 roof bolters. Any trona ore thicker than 13.5-feet is assumed left in place, the historical mining practice using continuous miners at Sisecam. Based on the long history with continuous miners, this study did not consider larger equipment or bench mining to capture the in-place reserves thicker than 13.5-feet.

12.2MINERAL RESERVE ESTIMATION

In determining the reserve parameters and assumptions HPG considered the following circumstances:
•Sisecam’s 60-year long history and economics of mining the deposit and producing soda ash;
◦The 170.1 MST of trona ore produced from these two beds;
•The projected long life of the mine and resulting likely change in economics, mining, and processing methods over its projected 40-year mine life;
•Sisecam’s current processing facilities capabilities and projected future changes to these facilities.
•The economics associated with Sisecam’s current mining equipment and history of “high grading” the thickest portions of the deposit;
•Sisecam’s current mining equipment limitations and required future changes to these systems; and
•HPG’s knowledge operating and managing other trona and potash mines.

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In determining whether the reserves meet these economic standards, HPG made certain assumptions regarding the remaining life of the Big Island Mine, including, among other things, that:
•The point of reference is run-of-mine ore delivered to the processing facilities;
•The cost of products sold per short ton will remain consistent with Sisecam Wyoming’s cost of products sold for the five years ended December 31, 2021;
•The weighted average net sales per short ton, $188/ton, will remain consistent with Sisecam Wyoming’s average net sales for the five years ended December 31, 2021;
•Sisecam Wyoming’s mining costs will remain consistent with 2021 levels with two-seam mining costs 30% higher for the two-seam production;
•Sisecam Wyoming’s processing costs will remain consistent with 2021 levels and rise in 10-years to account for lower grade material;
•Sisecam Wyoming will achieve an annual mining rate of approximately 5.0 million short tons of trona in 2024 and beyond;
•Sisecam Wyoming will process soda ash with a 90% rate of recovery, without accounting for the deca rehydration process;
•The ore to ash ratio for the stated trona reserves is 1.835:1.0 (short tons of trona run-of-mine to short tons of soda ash);
•The run-of-mine ore estimate contains dilution from the mining process;
•Sisecam Wyoming will continue to conduct only conventional mining using the room and pillar method and a non-subsidence mine design;
•Sisecam Wyoming will, in approximately 10 years, make necessary modifications to the processing facilities to allow localized mining of 75% ore grade in areas where the floor seam or insoluble disruptions have moved up into the mining horizon causing mining to be halted early due to processing facility limitations;
•Sisecam Wyoming will, within one year, conduct ‘‘two-seam mining,’’ in production panels which means to perform continuous mining in Bed 24 beneath historically mined production panels of Bed 25 with interburden thickness of approximately 35-feet;
•Sisecam Wyoming will, in approximately 20 years, make necessary equipment modifications to operate at a seam height of 7-feet, the current mining limit is 9-feet;
•Sisecam Wyoming has and will continue to have valid leases and license in place with respect to the reserves, and that these leases and license can be renewed for the life of the mine based on their extensive history of renewing leases and license;
•Sisecam Wyoming has and will continue to have the necessary permits to conduct mining operations with respect to the reserves; and
•Sisecam Wyoming will maintain the necessary tailings storage capacity to maintain tailings disposal between the mine and surface placement for the life-of-mine (LOM).

Table 12.1 through Table 12.3 summarizes the estimated recoverable trona from the Big Island Mine based on the LOM. Section 12.2.3 provides additional details and explanation of the information contained in these tables.

Based on this analysis, Sisecam Wyoming can realistically expect to economically recover 220.0 MST of trona ore at an average grade of 85.2 percent from these reserves as of the end of December 2021. This is made up of 72.7 MST from Bed 25 and 147.3 MST from Bed 24. Proven recoverable tons are calculated as 97.4 MST, of which 33.4 MST remain in the Upper Bed and 64.0 MST remain in the Lower Bed. Probable recoverable tons are calculated at 122.6 MST of which 39.3 MST remain in the Upper Bed and 83.2 MST remain in the Lower Bed. This is based on Sisecam continuing to mine using its existing mining methods and extraction rates for the remaining life of the currently controlled reserves. Estimated finished soda ash reserves are 119.1 MST

Mineral reserves are reported on a 100% ownership basis. Sisecam Wyoming is owned by Sisecam Resources LP ("Sisecam") 51% and by NRP Trona LLC ("NRP") 49%.

12.2.1Reserve Estimate Reconciliation

HPG has not previously filed a technical report summary on this property.

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12.2.2Reserve Estimate Comments

HPG offers the following additional details concerning these recoverable reserves:
•148.2 MST of the recoverable reserves average greater than 9.0-feet in thickness while 71.8 MST are less than 9.0-feet thick
•Future mining areas that will require processing plant modifications prior to mining comprise 39.5 MST of the total reserves, which is made up of 7.1 MST in the Upper Bed East Block and 32.4 MST in the Upper Bed North Block. It is anticipated that these plant modifications need to be made within 10-15 years.
•118.1 MST (48%) of the recoverable reserves are two-seam mining with 71.5 MST in areas with thickness over 9-feet.

12.2.3Recoverable Trona Table Description

The following descriptions were used in calculating Table 12.1, Table 12.2, and Table 12.3:

Reserve Category and Lease or License –
Reported reserves are broken down into reserve classification, Proven or Probable, and divided by lessor or licensor.

Trona Seam Mined (Short Tons) –
Summarizes the total trona tons mined for each category. Calculated by multiplying the subject area times the estimated bed thickness. The trona seam is made up of pure trona interbedded with other soluble and insoluble minerals.

Out of Seam Rock (Short Tons) –
The out-of-seam rock is a calculation of the tons produced from the inaccuracies of the mining process. The continuous mining machine is not capable of perfectly cutting the trona ore seam. For the purposes of this study 4-inches of out-of-seam, material has been included in the mined material.

Total ROM Mined (Short Tons) –
The total ROM material mined is calculated as follows:
Total ROM Mined = Trona Seam Mined + Out of Seam Rock.

These are the tons that the refinery will process and are the reported recoverable reserves at a given ROM grade.

Average In-Seam Grade (% Trona) –
The average in-seam grade summarizes the average trona grade for the seam over the reported category based upon the geologic model.

Total Trona (Short Tons) –
Total Trona reports the short tons of pure trona for the given category and is calculated as follows:
Total Trona = Trona Seam Mined x Average In-Seam Grade

This is the tonnage of trona ore available for processing into soda ash.

Total Rock (In-seam + Out-of-Seam) (Short Tons) –
Total Rock, in-seam plus out-of-seam reports the total insoluble material in the ROM ore for the given category and is calculated as follows:
Total Rock Tons = Out of Seam Rock Tons + Insoluble Tons within the mined bed
or
Total Rock Tons = Out of Seam Rock Tons + (Trona Seam Mined Tons – Total Trona Mined Tons)

Total ROM Mined (Short Tons) –
This column is a back check to ensure the calculations are accurate and equals:

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Total ROM Mined = Total Trona + Total Rock.

Average ROM Final Grade (% Trona) –
Average ROM final grade estimates the final grade, in percent trona, of the material sent to the refinery and is calculated as follows:
Average ROM Final Grade = 1 – (Total Rock / Total ROM Mined /100)

Total Soda Ash Tons (90% Recovery) –
Total Soda Ash Tons reports the estimated soda ash that can be produced over the reported category and is calculated as follows:
Total Soda Ash Tons = Total Trona Tons / 1.4218 * 0.90.
The conversion factor for trona to soda ash of 1.4218 is explained in Section 10.1.

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Table 12.1
    Estimated Recoverable Trona Reserves for Bed 24 & 25
By Category and Mineral Owner
as of December 31, 2021
Based on $188/TSA

1)Numbers have been rounded; totals may not sum due to rounding.
2)Based on a 7-foot minimum thickness and an 85% minimum grade cut-off.
3)The point of reference is run-of-mine (ROM) ore delivered to the processing facilities including mining losses and dilution.
4)Mineral reserves are current as of December 31, 2021, using the definitions in SK1300.
5)Mineral reserves are reported on a 100% ownership basis. Sisecam Wyoming is owned by Sisecam Resources LP ("Sisecam") 51% and by NRP Trona LLC ("NRP") 49%.

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Table 12.2
    Estimated Recoverable Trona Reserves for Bed 24 Only
By Category and Mineral Owner
as of December 31, 2021
Based on $188/TSA

1)Numbers have been rounded; totals may not sum due to rounding.
2)Based on a 7-foot minimum thickness and an 85% minimum grade cut-off.
3)The point of reference is run-of-mine (ROM) ore delivered to the processing facilities including mining losses and dilution.
4)Mineral reserves are current as of December 31, 2021, using the definitions in SK1300.
5)Mineral reserves are reported on a 100% ownership basis. Sisecam Wyoming is owned by Sisecam Resources LP ("Sisecam") 51% and by NRP Trona LLC ("NRP") 49%.

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Table 12.3
    Estimated Recoverable Trona Reserves for Bed 25 Only
By Category and Mineral Owner
as of December 31, 2021
Based on $188/TSA

1)Numbers have been rounded; totals may not sum due to rounding.
2)Based on a 7-foot minimum thickness and an 85% minimum grade cut-off.
3)The point of reference is run-of-mine (ROM) ore delivered to the processing facilities including mining losses and dilution.
4)Mineral reserves are current as of December 31, 2021, using the definitions in SK1300.
5)Mineral reserves are reported on a 100% ownership basis. Sisecam Wyoming is owned by Sisecam Resources LP ("Sisecam") 51% and by NRP Trona LLC ("NRP") 49%.

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R109W
R108W
SEC.26
SEC.25
SEC.30
SEC.27
SEC.29
SEC.28
SEC.35
SEC. 36
SEC.31
SEC.32
SEC.33
SEC.34
T21N
T20N
6 FT
SEC.5
SEC.4
SEC.3
SEC.2
SEC.1
SEC.6
<85%
SEC.8
SEC.9
SEC.10
SEC.11
SEC.12
SEC.7
SEC.17
SEC.16
SEC.15
SEC.14
SEC.13
SEC.18
SEC.20
SEC.21
SEC.22
SEC.23
SEC.24
SEC.19
SEC.29
SEC.28
SEC.27
SEC.26
SEC.25
SEC.30
SEC.32
SEC.33
SEC.34
SEC.35
SEC.36
SEC.31
SEC.5
SEC.4
SEC.3
SEC.2

ŞİŞECAM WYOMING LLC

P.O. Box 513
254 County Road 4-6
Green River Wyoming, 82935

Big Island Mine
UPPER BED 25
LIFE OF MINE PLAN
DECEMBER 2021
Scale 1" = 3000'

Date	Description	Drafted By:
14-FEB-2021	DEC-2021 Reserves Original	

Layout: 11X17-P-ub-25-LOM PLAN 2/28/2022 10:11 PM

Drawing Name: MINEPLAN-HPG-5-3ROOM-A-08OCT21_LOM-1A_20211008_

File Location: C:\Dropbox (HPG)\01_PROJ\OCI\01-14-011 Horizon-2\07-MAP-WORK\07.2_Mine Plan

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LEASE BOUNDARY

EXISTING MINED OUT AREAS

85% GRADE ISOPACH

88.3 ◆ 11.4 SBI-44 DRILL HOLE, GRADE, THICKNESS

0 3500 7000 10500

PLANNED MINING BY YEAR

9', 7' & 6' THICKNESS ISOPACH

Figure 12.1     Upper Bed 25 Life of Mine Plan

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ŞİŞECAM WYOMING LLC
P.O. Box 513
254 County Road 4-6
Green River Wyoming, 82935
Big Island Mine
LOWER BED 24
LIFE OF MINE PLAN
DECEMBER 2021
Scale 1" = 3000'
Date | Description | Drafted By:
14-FEB-2021 | DEC-2021 Reserves Original
Layout: 11X17-P-LB-LOM PLAN
2/28/2022 10:14 PM
Drawing Name: MINEPLAN-HPG-5-3ROOM-A-08OCT21_LOM-1A_20211008_5G-CLIPPED.dwg
File Location: C:\Dropbox (HPG)\01_PROJ\OCI\01-14-011 Horizon-2\07-MAP-WORK\07.2_Mine Plans
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LEASE BOUNDARY
EXISTING MINED OUT AREAS
85% GRADE ISOPACH
88.3 11.4
SBI-44
DRILL HOLE, GRADE, THICKNESS
0
3500
7000
10500
PLANNED MINING BY YEAR
9', 7' & 6' THICKNESS ISOPACH
R109W
R108W
T21N
T20N
T19N
6 FT
7-ft.
< 85%
<85
<8-ft.
SEC.19
SEC.20
SEC.21
SEC.27
SEC.26
SEC.25
SEC.30
SEC.29
SEC.28
SEC.34
SEC. 35
SEC. 36
SEC.31
SEC.32
SEC.33
SEC.6
SEC.5
SEC.4
SEC.3
SEC.2
SEC.1
SEC.7
SEC.8
SEC.9
SEC.10
SEC.11
SEC.12
SEC.18
SEC.17
SEC.16
SEC.15
SEC.14
SEC.13
SEC.21
SEC.22
SEC.23
SEC.24
SEC.30
SEC.29
SEC.28
SEC.27
SEC.25
SEC.34
SEC.35
SEC.36
SEC.4
SEC.3
SEC.2
SEC.1
SEC.6

Figure 12.2     Lower Bed 24 Life of Mine Plan

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1.3UNCERTAINTIES (FACTORS) THAT MAY AFFECT THE MINERAL RESERVE ESTIMATE

Areas of uncertainty that may materially impact the mineral reserve estimates include:
•Changes to long-term soda ash price and exchange rate assumptions;
•Changes in local interpretations of trona seam thickness and grade such as sedimentary structures described in Section 6.4.3;
•Changes to geological and grade shape, and geological and grade continuity assumptions;
•Changes to soda ash recovery assumptions;
•Changes to the forecast dilution and mining recovery assumptions;
•Changes to the cut-off values applied to the estimates;
•Variations in geotechnical (including seismicity), hydrogeological and mining method assumptions; and
•Changes to environmental, permitting, and social license assumptions.

1.4SECONDARY RECOVERY AND HIGH EXTRACTION MINING

Due to non-subsidence limitations, this reserve estimate does not include any trona resources that could be recovered by solution mining or secondary recovery. Sisecam Wyoming has limited ability to implement high extraction mining or secondary solution mining due to the Green River crossing the property.

1.4.1Non-Subsidence Areas

Non-subsidence areas for the Big Island Mine include but are not limited to, the Green River, Sisecam Wyoming Refining Facility, tailings complex, railroad spurs, gas pipelines, highways, and surface access for return or injection systems.

While subsidence of rivers, roads, rail, and pipelines has been successfully done in the Trona Basin, the degree of subsidence and the features subsided dictate what mitigation efforts are necessary.

Due to its low drainage gradient and the proximity of Seedskadee National Wildlife Area, the Green River flood plain should be considered a non-subsidence area. Unfortunately, LB West seismic activity in combination with water inflow has resulted in subsidence next to a small section of the Green River. The DEQ and LQD have been made aware of this situation and they have not voiced any concerns at this time. Sisecam is in the process of notifying other relevant regulatory agencies and interested parties. The area is being monitored closely for any surface changes or impact to the underground mine. Further information on this topic is available in Section 13.2.1.

The Sisecam Wyoming Refining Facility, along with the mine shafts, are also considered non-subsidence areas. The other overlying features, roads, rails, and pipelines can be subsided if the proper mitigating work is complete. These areas are indicated on the maps by the blue ‘subsidence mitigation required’ hatching.

High extraction mining or solution recovery of mine pillars results in subsidence at the surface by increasing the seam extraction ratio. Subsidence is typically estimated by a “cone of influence or draw” between 45 to 50 degrees upward from the impacted area the mine. At Sisecam Wyoming, this equates to an area at the surface of two-times the depth plus the area of the mine where high extraction mining is conducted. For example, a mine panel that is 1,000-feet wide at a depth of 1,000-feet has the potential of subsiding a width of 3,000-feet at the surface.

Sisecam has no plans to change its non-subsidence mining plans. Figure 12.3 and Figure 12.4 illustrate the complexity of the non-subsidence zones over the Big Island Mine.

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R109W
R108W
6 FT
T21N
T20N
T19N
R110W
R109W
R108W
SEC.30
SEC.29
SEC.31
SEC.32
SEC.33
SEC.34
SEC.6
SEC.5
SEC.3
SEC.2
SEC.1
SEC.7
SEC.8
SEC.9
SEC.10
SEC.11
SEC.12
SEC.18
SEC.17
SEC.16
SEC.15
SEC.14
SEC.13
SEC.19
SEC.20
SEC.22
SEC.23
SEC.24
SEC.28
SEC.26
SEC.25
SEC.35
SEC.36
SEC.4

ŞİŞECAM WYOMING LLC

P.O. Box 513
254 County Road 4-6
Green River Wyoming, 82935

BIG ISLAND MINE
LOWER BED 24
NON-SUBSIDENCE ZONES
With Existing Mine Workings

Scale 1" = 4000'

Date	Description	Drafted By:
10-JAN-12	Original for discussion	RTL
21-FEB-22	Update Lease and Ownership	kfh

Layout: 11x17 P (NON-Subsidence)

Drawing Name: LB Reserves Base Case Lite_KFH_20220221.dwg

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- SHAFT/FACILITY PROTECTION PILLAR
- LEASE BOUNDARY
- EXISTING MINED OUT AREAS
- 7 FOOT THICKNESS ISOPAC
- 6 FOOT THICKNESS ISOPAC
- GREEN RIVER
- OCI PLANT FACILITIES
- TAILINGS POND
- RAIL LINE
- GAS PIPE LINE
- ROADS
- NON-SUBSIDENCE AREA
- SUBSIDENCE MITIGATION AREA

Figure 12.3     Non-Subsidence Areas – Lower Bed 24
.

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R109W
R108W
R110W
T21N
T20N
T19N
6-ft.
LEASE BOUNDARY
SEC.30
SEC.29
SEC.35
SEC.36
SEC.31
SEC.32
SEC.33
SEC.34
SEC.6
SEC.5
SEC.4
SEC.3
SEC.2
SEC.1
SEC.7
SEC.8
SEC.9
SEC.10
SEC.11
SEC.12
SEC.18
SEC.17
SEC.16
SEC.15
SEC.14
SEC.13
SEC.19
SEC.20
SEC.21
SEC.22
SEC.23
SEC.24
SEC.28
SEC.27
SEC.26
SEC.25

ŞİŞECAM WYOMING LLC
P.O. Box 513
254 County Road 4-6
Green River Wyoming, 82935

BIG ISLAND MINE
UPPER BED 25
NON-SUBSIDENCE ZONES
With Existing Mine Workings
Scale 1" = 4000'

Date	Description	Drafted By:
10-JAN-12	Original for discussion	RTL
21-FEB-22	Update Owner Mine	KFH

Layout: 11x17 P (NON-Subsidence) 2/22/2022 11:04 AM
Drawing Name: UB Reserves Base Case Lite_kfh_20180119.dwg

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- SHAFT/FACILITY PROTECTION PILLAR
- LEASE BOUNDARY
- EXISTING MINED OUT AREAS
- 7 FOOT THICKNESS ISOPAC
- 6 FOOT THICKNESS ISOPAC
- GREEN RIVER
- OCI PLANT FACILITIES
- TAILINGS POND
- RAIL LINE
- GAS PIPE LINE
- ROADS
- NON-SUBSIDENCE AREA
- SUBSIDENCE MITIGATION AREA

Figure 12.4     Non-Subsidence Areas – Upper Bed 25

Note: Reserve areas and mine workings not updated.

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13.0MINING METHOD

Mining extraction at the Big Island Mine is designed to avoid any surface subsidence due to its proximity to the Green River and multiple natural gas pipelines (see Section 12.4.1 Non-Subsidence Areas).

Conventional mining equipment (drill and blast) was used at the Big Island Mine until the mid-1980’s, when continuous miners fully replaced that method of ore production. A total of 59.2 MST was recovered conventionally at a 42% to 45% areal extraction rate. Undercutters were used to ‘top-cut’ the trona seam prior to drilling and blasting. This equipment limited the mining height and tended to leave one to two feet of roof trona, resulting in a volumetric extraction of 35% to 40%. Including barrier pillars between panels, historic conventional extraction averaged in the low 30% range.

The change to continuous miner (CM) panel layouts increased entry widths from 22-feet to 30-feet, and areal extraction increased to an average of 56% with some CM panel extraction rates as high as 68%. Volumetric extraction also increased, as the continuous miners could mine up to 13.5-feet high. It is common for the continuous miners to mine the full seam height leaving little, if any, top or bottom trona. Given full seam height extraction, and with barrier pillars, the historic continuous miner volumetric extraction ranges between 45% and 55%.

The current CM fleet is made up of seven Joy 12HM26 drum miners with integral roof bolting and ventilation fans. These are highly productive machines due to their ability to mine and roof bolt simultaneously. The height of the roof bolters and fan limit the current minimum mining height to 9-feet. When thinner seam areas are encountered, floor or roof rock must be mined for clearance. This out-of-seam material adversely affects the refining process. To maintain feed grade, the current minimum mining limit is 9-feet. For this study, future mining of seam areas below 9-feet is assumed to utilize smaller continuous miners.

13.1TWO SEAM MINING

Portions of the remaining Bed 24 trona are located under previously mined areas in Bed 25. These areas are where ‘two-seam mining’ is required. Two-seam mining extracts the mineral from both beds. Due to the thin interburden (25 to 40-feet) between Bed 24 and 25 and wide entries mined, mining induced stresses are higher in these areas of two-seam mining, Sisecam Wyoming has conducted significant computer modeling of the rock mechanics and predicted mine entry stability surrounding two-seam mining. Additionally, three test panels and one production panel have been mined in areas where lower extraction conventional mining techniques were employed. These panels were mined successfully and remain accessible and stable many years after mining.

Since 2017 Sisecam has completed an extensive study of the interburden between Beds 24 and 25 to characterize the extent and magnitude of the trapped gases that have impacted LB two-seam mining. In the last year Sisecam has made a concerted effort to develop Mains Entries and Panel neck-offs so that additional test mining can be completed to better prove the proposed two-seam mining geometries. In 2021 Sisecam extracted a total of 585,871 tons from this area, 13.7% of all production. Sisecam expects to start the first panel mining in this area in early 2022. This mining experience will be necessary to fully understand the impact and mitigations for these gases and confirm the proposed two-seam mining methods. Based on this progress it will be four to six years before Sisecam is able to fully demonstrate the viability of two-seam mining with the current mining equipment.

For the purposes of this study, it has been assumed that future two-seam mining will use current CM mining methods and panel geometries with the upper bed mined prior to the lower bed being mined. Due to interaction of the mining stresses created by mining both beds, additional roof support (roof bolts) throughout the two-seam mining area of Bed 24 will be required. Sisecam recently completed a study of the inter-seam gas pressures between Beds 24 and 25. This study concluded that the gas pressures are higher than previously assumed, will require closer spaced de-gas drill holes during mining, and might require narrower entries. The de-gas drill holes primarily impact productivity. Narrower entries will

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impact the LB extraction and the recoverable reserves. Given that two-seam mining, in the context of this report is unverified, and the lack of a defined mining layout different than what has been proposed, no changes have been made to the two-seam area extraction. If a change to the proposed layout is made, recoverable reserves estimates must be revised to reflect those changes.

To date, Sisecam Wyoming has not completed two-seam mining with continuous miner panels below existing historic Upper Bed continuous miner panels. For this reason, two-seam mining using continuous miners and existing geometries is considered unverified. To account for this risk, higher mining costs have been used in the economic analysis and the affect is discussed in Section 19.0. Given the work completed, the existing test panels, and the cost structure at Sisecam Wyoming, it is reasonable to conclude that these areas can be economically mined and therefore are considered reserves in this study.

Approximately 118 MST of Bed 24 recoverable reserves are located in projected two-seam mining areas. Test mining of two-seam panel mining is projected to start the first quarter of 2022. The earlier that two-seam mining at the Big Island Mine can be technically and economically demonstrated, the earlier a long-term mine plan can be developed with confidence. It is possible that two-seam mining may require significant variations from current mining equipment and practices. This is dependent upon many factors that impact the long-term mine planning process.

13.2RESERVE ACCESS

The Big Island Mine is regulated by the Mine Safety and Health Administration (“MSHA”) as a metal and non-metal mine. For the purposes of this analysis, it is assumed that MSHA will continue to allow Sisecam Wyoming to mine for the LOM under the metal and non-metal rules.

Four existing surface to ore bed shafts are used to access the trona reserves of Beds 24 and 25. All four shafts terminate below Bed 24, are fully concrete lined, and none have stations in Bed 25. Shaft #1 and Shaft #2 are the original shafts and were installed in 1961. Shaft #1 contains a service hoist for man and material access, is 16-feet in diameter and is used as an intake airway. Shaft #2 is 20-feet in diameter, has a concrete divider wall, and one-half is used as an intake airway while the other half contains a production hoist with 10-ton skips. Shaft #2 has newly installed direct fire natural gas heaters for the intake air. Shaft #3 was constructed in 1981, is 20-feet in diameter, and has a divider wall with half the shaft used as in intake airway heated by steam. The other half contains a production hoist with 10-tons skips. Hoisting capacity is approximately 1,000 tons per hour with the existing systems. The recently completed, 20-foot diameter, Shaft #4 is the main return airway with two 12-ft diameter ventilation fans. The other three shafts provide intake air. Shaft #4 does not have a conveyance but does have a repair deck that can be lifted by a crane.

For the purpose of this estimate, HPG has assumed Sisecam Wyoming will maintain the shafts and hoists for the LOM.

Sisecam is currently in the process of permitting/constructing a new production shaft, Shaft #5, to access the trona reserves of Beds 24 and 25. The production shaft will be installed with plans to increase mine production to feed the proposed Unit 8 Processing Facility. The locations of the new and proposed shafts and necessary barrier pillars have been considered for this estimate.

The deposit is accessed from the shafts through existing and new mine entries. Ore transport from the mining face is by belt conveyors to the hoists at the shaft locations. For the purposes of this study, HPG assumed Sisecam Wyoming will continue to advance and maintain all infrastructure needed to access the ore for the LOM.

The Big Island mine is considered a gassy mine because it produces methane gas. The mine is currently ventilated by two newly installed Spendrup 12-ft diameter ventilation fans. Only one fan is needed for operations with the second a full operational spare. Ventilation is approximately 725,000 cubic feet per minute (CFM) of air. Each fan can be upgraded from 1,500 hp to 3,000 hp which would allow airflow to

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be increased to 1,300,000 CFM which is considered more than adequate for the long-term needs of the mine.

In general, long-term mine roof conditions are excellent. Most of the old workings can still be accessed. Panels mined in the 1960s are still accessible.

13.2.1Inaccessible Areas

Areas that cannot be accessed are the TRM panels and the LB West Mains and Panel areas.

TRM panels are not accessible, they have been filled with the paste tailings from the refining process and are in the center of the deposit near the shafts.

The LB West Mains area west of X-Cut 223W are inaccessible due to roof falls across the mains that occurred in 2019. This area was mined in late 1990s and early 2000s with the last panel mined in 2005. During mining the panels to the north and south of the LB Mains encountered multiple roof falls and required secondary roof support. Roof falls in these panels have continued and recently increased in magnitude. On July 1st and 2nd 2016, two seismic events of magnitude 3.4 and 3.2 occurred with an epicenter in the vicinity of the Granger solution mine approximately 9-miles to the West of the Big Island Mine (BIM). Concurrent with these events the BIM experienced an air blast along the West Mains past X-Cut 152W blowing down 26 stoppings along with an increase in methane emissions. The USGS did not record any seismic activity in the vicinity of the BIM at this time. The likely cause of the air blast was roof falls in the panels adjacent to these mains. The location of these falls is not known due to lack of access in these old panels. Examination of the mains during this time indicated that they were stable. Additional roof falls likely occurred in these panels as indicated by methane spikes in November 2016, December 2016, June 2017, and February 2018. None of these methane spikes were associated with damage to any ventilation structures.

In February 2017, the area was examined. Ground conditions along the West Mains were considered to be deteriorating, but stable and no water was observed. In early 2018 examinations of the West Mains discovered ponding water covering most of the Lower Bed West workings below the 5310 MSL elevation. Figure 13.1 shows the extent of the flooded area. Chemical analysis of the water indicated that the source was not the Tailing Return to the mine water. Further analysis using radio isotopes indicated the age of the water as pre-nuclear age or fossil water older than 1952. The hydrologist concluded that the source is likely a sandstone unit 50 to 75-feet above Bed 25 that is a known low permeability aquifer and not directly the result of leakage from the Green River.

On February 22, 2019, the USGS recorded multiple seismic events with the epicenters in the mining panels north and south of the LB West mains west of X-Cut 219W. These events resulted in additional damage to ventilation structures in the area as well as a significant spike in methane emissions high enough to warrant shutting down the mine for six days until methane outgassing decreased to safe levels. Standing supports were placed in the LB West Mains at X-Cut 221W to create a break line if the mains became unstable. Monitoring of the area continued, and the water continued to subside. On April 5, 2019, the LB West Mains west of X-Cut 223W fell and caved tight between the floor and roof across the entire set of main entries.

Ground conditions in this area were considered problematic so Sisecam has established a new long-term pumping station located in the Lower Bed Southwest #2 Butts-X-Cut 60 S. Water from the area is pumped into the adjacent TRM sumps and then pumped out of the mine. Current pumping capacity at this location is approximately 200 gpm with the current long term average flow of approximately 85 gpm and 55 million gallons have been pumped since October of 2020.

Access to remaining LB West reserves west of the existing workings using the LB West Mains is now not possible without extraordinary effort. This reserve area could be accessed from the LB North Butts by driving mains to the west as shown in the proposed LOM plan accessing the LB Northwest reserve block. Panels could be developed from this new set of mains to the south to access these reserves. There are several risks associated with this area:

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•These new panels would be down dip, lower in elevation, than the flooded areas. Mining down dip from flooded workings increases risk;
•The ore in this area has a modulus of elasticity that is half other areas of the BIM. Mining conditions similar to historic panels are likely and will require additional roof support; and
•The historic mined area continues to have roof falls as evidenced by 2019 seismic activity.

HPG does not consider this area to be minable and has removed it from the recoverable trona estimate due to the risks associated with seismicity, water inflow and soft ore. Removal of this area decreased recoverable trona by approximately 10.2 MST.

8
OCI 72
9
INACESSIBLE DUE
TO ROOF/PILLAR FAILURE
INACESSIBLE DUE
TO ROOF/PILLAR FAILURE
SBI 36
17
INACESSIBLE DUE
TO ROOF/PILLAR FAILURE
16
TAILINGS PANEL NO.9
TAILINGS PANEL NO.10
PROPOSED PUMP
LOCATION
TAILINGS PANEL NO.11
SBI 37
21

Figure 13.1     Lower Bed 24 Flooded Area

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Source: 20220125 Subsidence Potential of Lower Bed West Section at Big Island Mine - RMC Final with Appendix.pdf (after Straub, 2021)

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13.2.2Mining Limit

The assumed 7-foot mining limit and 85% grade limit were selected based on the mining limit that has been successfully employed by the other basin trona mines.

Given the current minimum mining height limit of 9-feet and a reserve limit of 7-feet, there are areas outside the existing mining that are considered reserves but have not been mined based on these limits. In areas where the existing mining limit of 9-feet did not reach to the 7-foot isopach, it has been assumed that future access to these reserves would be through old workings or from newly driven development entries (see Life of Mine Plan Figure 12.1, Figure 12.2 and Section 12.1). For this study, these reserve remnants have been evaluated based on size and access to decide future extraction. Where the remnant was deemed too small or access too expensive, the remnant was excluded from the reserve estimate. As future mining continues, with the current large mining equipment, some loss of portions of the edge of the ore bodies will occur, especially when long production panels are developed. The length of recent production panels, greater than 10,000-feet long, likely precludes rehabilitation in the future to access reserves between the 9-foot and 7-foot isopachs. This estimate assumes that access to the UB Southeast Reserve block will be bypassed in this way, Figure 12.1. For the purposes of this study, these areas were considered on a case-by-case basis assuming Sisecam’s typical mining methods and current cost structure.

A two-stage mine plan has been developed. The first stage “high-grades” the deposit based upon the current mining equipment and processing plant limitations mining to the 9-foot isopach. The second stage mining is based upon smaller mining equipment and assumes changes to the dissolver sections of the processing plants. The second stage mines the material between the 9-foot and 7-foot isopachs.

The mining limit, ore thickness and grade, is an economic one. Mining thinner material will be less productive and costlier. Mining costs of reserves between 9-feet and 7-feet thick could increase by 50% to 75%, making the economics of these reserves sensitive to variations in soda ash price. Approximately 148.2 MST of the recoverable reserves average greater than 9.0-feet in thickness while 71.8 MST are less than 9.0-feet thick.

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14.0PROCESSING AND RECOVERY METHODS

14.1INTRODUCTION

Sisecam utilizes the monohydrate process to convert raw trona into soda ash in five (5) processing plants. The plants are well established and have a long production history which is illustrated in Table 14.1 below. Unit 6 is an integrated stand-alone plant constructed in 1998 and Unit 7 is a large calcining dissolver constructed in 2006 to feed liquor to Units 3 through 5. All the plants have had significant upgrades over the years to both improve recovery, energy efficiency, and increase soda ash production.

The primary feedstock to these plants is raw mined trona with a minor secondary feed from liquor produced from mining the DECA crystals, sodium carbonate decahydrate, from the evaporation ponds of the tailing disposal areas. The DECA crystals are mined using tracked backhoes, dewatered, and dissolved into liquor for feed into the dissolver circuit.

For operational flexibility and to improve efficiencies there are multiple lines, ties, between the plants to optimize the liquor produced by the dissolver sections. Excess liquor from Unit 6 can be shared with Units 3 through 5 and similarly excess liquor from Unit 7 can be shared with Unit 6.

14.2MONOHYDRATE PROCESS

Figure 14.2 is a simplified process flow diagram of the monohydrate (Mono) process operated at Sisecam. The Mono process starts with screening and crushing the trona feed to minus 3/8” which is then calcined in a gas fired rotary kiln at approximately 150-200 degrees Celsius converting the raw trona into crude soda ash and insoluble material (shale and marlstones). The conversion of trona (sodium sesquicarbonate) to sodium carbonate improves the dissolution in water so that the insoluble material can be removed by gravity separation using spiral classifiers and counter current thickeners. The overflow liquor from the thickeners is put through multiple stages of filtration to remove insoluble material.

The sodium carbonate is recrystallized from the filtered liquor in forced circulation evaporators heated by mechanical vapor recompression (MVRs). The crystalized dense soda ash is dewatered using pusher centrifuges and dried in gas fired rotary driers, screened, and sent to storage for shipping by truck or rail.

The underflow from the classifiers and thickeners is sent to the TRM paste plant where it is ground and dewatered using deep cone thickeners and pumped as a paste via positive displacement pumps underground into the old mine workings or on the surface into the tailings pond system.

14.3SODA ASH PROCESSING FACILITIES

Sisecam currently has two ore calcining and dissolving units with four soda ash processing plants. The first two processing plants, Unit 1 and Unit 2 built in 1962 used triple effect evaporators were taken out of service after being replaced by the integrated Unit 6 plant. Unit 7 calciner and dissolving unit was constructed to replace the front ends for Units 3, 4, and 5. The dissolver units liquor output is interconnected to the multiple evaporator units. Figure 14.1 illustrates the relationships between the units and Figure 14.2 shows a simplified process flow diagram from the mine to the product silos.

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Figure 14.1     Sisecam Processing Facilities

As discussed earlier the Big Island Refinery has a consistent and long production history that is shown in Table 14.1 below.

Table 14.1
    Sisecam Historical Production

Short Tons
	Trona Ore	Soda Ash
2011	3,676,000	2,308,300
2012	3,865,400	2,455,500
2013	3,921,500	2,492,200
2014	3,869,500	2,548,300
2015	4,040,300	2,655,400
2016	4,050,400	2,735,700
2017	4,001,325	2,705,400
2018	4,018,329	2,613,200
2019	4,157,009	2,759,100
2020	3,653,830	2,221,900
2021	4,276,837	2,682,203
`

The details of the existing processing facilities are described in more detail below.

14.3.1Ore Crushers

Mined ore is crushed in two separate areas. The first is a crusher and screening building upgraded in 1980 that supplies crushed ore to Unit 7 that is then fed to Units 3 through 5. This area has two closed loop crushers. The second is a dedicated single closed loop crusher that was built with Unit 6 and only supplies ore to that unit.

14.3.2Unit 7

Unit 7 was constructed in 2006 as an alternative energy project to update the dissolver sections of Units 3 through 5. Unit 7 consists of a large rotary calciner, Verti-mill grinder, and classifiers that supply liquor to Units 3 through 5. Originally the rotary calciner could be dual fired by coal or natural gas. The coal

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burner had low NOx emissions and was BACT at the time of construction. The unit was converted to only natural gas firing in November of 2010 due to economics and ability to increase production on gas.

14.3.3Unit 3 and 4

Units 3 and 4 were constructed in 1967 and 1972, respectively. Both originally used triple effect evaporators with steam from gas fired boilers in the powerhouse and had their own dedicated calciners and dissolvers. In the 1980’s Rhone-Poulenc converted the evaporators to MVRs. Unit 3 has two MVRs for the three evaporator bodies. Unit 4 uses two MVRs in series to drive the first two evaporator bodies (System 1) and two smaller MVR’s to drive the third evaporator body (System 2). In 2006 Unit 7 replaced the calciners and dissolver sections. Unit 3 has the ability to produce 450 KTPY of soda ash and Unit 4 can produce 750 KTPY.

14.3.4Unit 5

Rhone-Poulenc expanded soda ash production between 1977 and 1980 adding an additional mine production Shaft #3, upgrading the crushing facilities, automating the surface ore stockpile, and constructing the fifth soda ash plant. Unit 5 has one large evaporator body with two heat exchangers driven by one large MVR compressor. Unit 5 is capable of producing 500 KTPY. Unit 5’s calciner and dissolver sections were replaced by Unit 7 in 2006.

14.3.5Unit 6

OCI Chemical expanded soda production in 1998 with the construction of Unit 6 a standalone integrated plant with crushing, calcining, dissolving, filtering, crystalizing, thickeners, and tailings pumps. Current annual production from Unit 6 is about 1,000,000 TPY. Unit 6 consists of two large MVR evaporator bodies with two heat exchanges for each.

Unit 6 Tailing TRM is made up a dedicated rod mill crusher, deep cone thickener, high pressure positive displacement pumps and a dedicated borehole to the mine where a pipeline transports the paste to the underground TRM storage panels.

14.3.6Tailings Return to the Mine Plant

The TRM Plant was constructed concurrently with the Unit 6 expansion. Commissioned in 1995, TRM processes the tailings from Units 3 through 5 and produces a thickened paste that is pumped into the old mine workings or to the surface tailings pond facility, where it is dewatered for permanent storage. Originally TRM had its own rod mill grinder and wet screens to produce paste. The Unit 7 Verti-mill has replaced that grinder and TRM now only consists of the deep cone thickener, high-pressure positive displacement pumps, a borehole into the mine and high-pressure piping to the underground storage panels or to the surface tailings pond facility. More information on tailings disposal is available in Section 17.4.

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DECA
REHYDRATION
DECA STOCKPILE
DECA HOPPER
CRUSHER
RECYCLE
CENTRIFUGE
MELT TANK
TO 6T01 0R 7T01
ORE MINING
MINING
SCREENS
ORE STOCKPILE
CRUSHER
ORE HOPPER
SCREENING
CRUSHING
STACK
PRECIPITATOR
DUST CYCLONE
ORE CALCINER
CALCINING
MAKEUP WATER
DISSOLVER
PASTE PLANT
CLASSIFIER
THICKENER FEED SURGE TANK
THICKENER
THICKENER
MAKEUP WATER
THICKENER
PASTE PLANT
DISSOLVING
PRESSURE FILTER FEED TANK
PRESSURE FILTERS
POLISH FILTER SURGE TANK
POLISH FILTERS
FILTERING
PRODUCT SILOS
TRUCK & RAILCAR LOADING
STORAGE
PRECIPITATOR
STACK
DUST CYCLONE
RECYCLE
SCREENS
CRUSHER
DUST CYCLONE
COOLER CLASSIFIERS
AIR
RECYCLE
RECYCLE
LIQUID CYCLONE
CENTRIFUGE FEED SURGE TANK
CENTRIFUGE
RECYCLE
MONOHYDRATE DRYER
DRYING
EVAPORATOR FEED TANK
RECYCLE
EVAPORATOR FEED SURGE TANK
MVR COMPRESSOR
FORCED CIRCULATION EVAPORATORS
EVAPORATION

Figure 14.2     Sisecam Wyoming Simplified Process Flow Diagram

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1.4DECA MINING AND PROCESSING

DECA mining was started in 2009 by harvesting the DECA crystals from the evaporative areas of the tailings ponds. DECA precipitates during the fall and winter when temperatures drop. DECA crystallization is an exclusionary process that results in a relatively pure sodium carbonate crystal leaving behind impurities of bicarbonates, chlorides, and sulfides. During the long 50-year history of Sisecam’s tailings disposal facilities using Pond 1 and Pond 4 for evaporation, many feet of DECA was deposited. To harvest the DECA Sisecam has utilized Ponds 1, 3, and 4 for evaporation and water storage. Water is pumped between the ponds allowing selected areas to be dewatered to harvest the DECA crystals. DECA mining occurs in the late winter when the pond area is relatively frozen allowing mining with conventional tracked backhoes and rough terrain haul trucks. The DECA is dewatered and hauled to a 1.8-million-ton stockpile next to the DECA processing plant. DECA is stockpiled during the winter and fed into the plant from the stockpile throughout the year. The DECA processing uses a pick breaker feeder to feed a heated and agitated melt tank. The resulting liquor is feed back into the process in the dissolver sections at the thickeners. Approximately 1.2 MTPY of DECA is harvested producing approximately 300-400 KTPY soda ash.

Based on the remaining amount of DECA in the ponds and future anticipated DECA precipitation, the DECA mining is anticipated to end in late September of 2024. To maintain the current soda ash production rates this feed stock will need to be replaced by trona or another sodium source.

1.5EXPANSION PLANS

Sisecam Wyoming has announced several plans to expand the facilities production capabilities. The largest is construction of an additional processing plant (Unit 8) and an additional production shaft (Shaft #5). Unit 8 is planned to be an integrated plant, similar to Unit 6, with crushing, calcining, dissolving, filtration, evaporation and drying. Shaft #5 will be serviced by two hoists: one for mine production and the other for men and materials. Sisecam has received regulatory approval for construction of Unit 8, including the Air Quality (New Source Review Construction Permit), Land Quality Permit, Bureau of Land Management On-Lease Action Approval, and Industrial Siting Permit. Due to business uncertainties including COVID-19, the Unit 8 capital expansion is shown outside the 5-year capital budget. Because the operation is considered profitable as-is and given the uncertainties, these expansions were not considered for the economic analysis for this reserve estimate.

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15.0INFRASTRUCTURE

15.1INTRODUCTION

Sisecam Wyoming’s mine and refinery are located 23 miles northwest of the town of Green River, Wyoming. Sisecam Wyoming accessible from Interstate 80 west from Green River then north on La Barge Road, Wyoming Highway 37, to the OCI road, 254 County Road 4.

The Sisecam site is serviced by a dedicated railroad spur line off the main East West Union Pacific rail line. The dedicated railroad spur line connects to the Union Pacific Main line just east of the Genesis Westvaco facilities.

The site infrastructure has been developed over the plus 60 years of operation, is established and is adequate for the purposes of producing soda ash. While the infrastructure is showing its age, Sisecam has demonstrated the willingness to update those areas as necessary. Examples of this are the ongoing update of the electrical mechanical control centers (MCC’s), the addition of Shaft #4 with new ventilation fans, the electrical updates of the shaft hoisting systems, the new office change house building, as well as many improvements to the processing facilities.

The Sisecam site road access and rail access can be seen in Figure 15.1. An aerial view of the site indicating major infrastructure is shown in Figure 15.2.

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DETAIL INDEX
MAP
SISECAM WYOMING LLC
Big Island Mine
Green River Basin, Wyoming USA
Legend
SISECAM Lease Boundary
Interstate Highway
State Highway
County Highway
Railroads (Local)
109°45'W
41°45'N
372
On-Site Rail Yard
County Road 4
CINER Plants
Tailings & DECA
Chris Wash
Off-Site Rail Yard
36
31
1
6
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Projection: Wyoming State Plane
NAD 83, US Feet
0 0.25 0.5 1 1.5 Miles
1:75,000
1 in = 1 miles

Figure 15.1     Sisecam Site Access and Rail Infrastructure

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Saft #3
Hoist House #2
TRM #1
Shaft #4 &
Mine Fans
Ore Storage
Saft #2
Units #3 & #4
Hoist House #1
Unit #5
Side /Rail Yard
Saft #1
Unit #7
Office
Change House
Unit #6
Shipping Train & Truck
Warehouse
DECA Plant
DECA Stockpile
Site Containment
County Road 4
Lagoon
Containment
Pond
Co-Gen
Main Power MCC
Rail Line
CINER PLANT AREA
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Figure 15.2     Sisecam Site Infrastructure Aerial View

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1.2OFFICES, WAREHOUSES

Sisecam has sufficient office and warehouse facilities. There are multiple buildings for offices, change houses, laboratories, control rooms, maintenance shops, safety offices, machine shops and warehouses. Where necessary, for large equipment and motor spares, Sisecam uses vendors offsite warehouses. In 2020 Sisecam completed the construction of a new office and change house facility to eventually replace the 1960’s building.

In the mine there are underground offices, underground shops, and an underground warehouse all dedicated to the mine operations.

1.3MINE

Sisecam is currently operating six trona mining sections, with each made up of a Joy 12HM26 drum miner, two Joy shuttle cars and a feeder breaker. The mine maintains spare production equipment including a spare CM used for utility or to allow major rebuilds, two spare shuttle cars and a spare feeder breaker. Ore is transported from the working faces by 42” belt conveyors which discharge to 48” mainline conveyors. The mine has over 10 miles of conveyor structure and belting installed and has ample spares.

Underground trona ore storage is limited to approximately 700 tons of capacity between the mine and the hoisting systems. This limited surge capacity does impact overall hoisting efficiencies and production capabilities.

Mine ore is crushed underground in the UG Crushing Facilities which includes two McManaman dual roll crushers.

The mine has four surface to ore bed shafts used for access and ventilation. Shafts #1 and #2 were developed in 1961 with a common hoist house containing the mechanical hoists. Shaft #3 was constructed in 1981 as a production and ventilation shaft. Shaft #3 has a dedicated hoist house (Hoist House #2) and double drum hoist. Shaft #4 was completed in 2021, as a dedicated ventilation shaft. The shafts are inspected weekly and are repaired as required.

Shaft #1 is 16-feet in diameter and serves as the man and material shaft. Shaft #1 is serviced by a 1970’s Vulcan Iron Works Hoist that has been upgraded over the years with updated braking systems and electrics but is nearing its mechanical life and will likely need replacement within 5-years. Shaft #1 is an intake air shaft with steam heaters.

Shaft #2 is 20-feet in diameter and used as a ventilation and production shaft. With the addition of Shaft #4, Shaft #2 has been converted from the main exhaust ventilation shaft to an intake and production. The shaft is now heated by direct fire natural gas burners. Shaft #2 is serviced by a 1961 Nordberg double drum hoist with dual 500 HP DC motors driven by ABB converters. Over the years this hoist has been upgraded with new braking systems, new ring gear and pinions, and control systems. The hoist has 10-ton balanced production skips with the capability of lifting 500 tons per hour of ROM trona.

The #3 Shaft was constructed in 1981 as a ventilation and production shaft. It is 20-feet in diameter and heated by steam heaters. The shaft is serviced by a 1961 Nordberg double drum hoist with recently installed dual 500 HP AC VFD motors driven by ABB controls. Over the years this hoist has been upgraded with new braking systems, motors, and controls. The hoist has 10-ton balanced production skips with the capability of lifting 500 tons per hour of ROM trona.

Shaft #4 is 20 feet in diameter with two parallel 12-foot diameter Spendrup fans driven by 1,500 hp direct drive motors that can be upgraded in the future to 3,000 hp. Only one fan is required to ventilate the mine with the second being a spare. Each fan has a peak capacity of 1,300,000 CFM (cubic feet per minute) of air but are currently being operated at 725,000 CFM which is all the mine currently requires. The additional capacity allows for future production increases.

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1.4STORAGE

Sisecam has a 100,000-ton covered and automated trona ore stockpile that is used for ore storage between the mine and processing facilities. This system is filled with ROM or screened trona via a belt conveyor tripper and reclaimed by a Thyssenkrupp drag reclaimer. The stockpile has a working storage capacity of less than 40,000 tons which is not adequate to separate mine production from the processing feed. This does impact overall hoisting efficiencies and production capabilities.

As stated earlier there is a 1.8-million-ton DECA stockpile between the Pond #1 stacking area and the Pond #1 evaporation pond.

Finished soda ash is stored in seven vertical storage silos totaling 27,300 tons, which is considered adequate for the current production rates.

1.5PRODUCT SHIPPING & LOADING

Finished dense soda ash is shipped in bulk by rail and truck with a smaller portion bagged and shipped by truck. There are dedicated rail and truck loadouts with scales and a warehouse with bagging lines and storage for supper sacks or 50-pound bags. Union Pacific is now requiring more of Sisecam’s soda ash cars to be shipped via unit trains constructed in the site railyard or at the Big Island rail yard.

Union Pacific is the rail service, but cars can be transferred to other carriers when necessary. There is a small portion of product that is transported by tandem pneumatic trucks from Sisecam to Bonneville, Wyoming where the produce is transloaded from truck to the BNSF Railway.

Sisecam has a dedicated rail car fleet. Sisecam does not own any rail cars but leases approximately 2300 cars. Sisecam plans to add approximately 20 cars to its rail fleet in 2022.

1.5.1Rail Yards

To accommodate assembly of unit trains Sisecam utilizes a contract railyard along the La Barge Road (Highway 372) which is privately owned and maintained by others. There are up to five track lines at the facility to assist with switching empty and loaded cars and prepping them for shipment offsite. There is an estimated 18,400-feet of track owned by the Big Island Mine and Refinery

1.6TAILINGS FACILITIES

Process tailings disposal, made up of shales, mudstones, and process purge, is split between underground mine workings and surface. Underground disposal is placed as thickened slurry into old lower bed mined out panels. Surface disposal is placed as thickened slurry into a series of tailings ponds that have been maintained over the life of the facility. For the past few years, Unit 6 tailings have been pumped underground and Units 3 through 5 have been pumped to the surface tailings storage. This is about a one-third to two-third split with the majority of the tailings being place on the surface in the tailings basin.

The Sisecam surface tailings facilities are shown in Figure 15.3. The tailings basin facilities have multiple dams and internal dikes. A dam safety review is done annually by a third-party engineering firm. For the purposes of this review HPG has examined three years of the annual Dam Safety Reports completed by Barr Engineering. Barr Engineering has been doing the design work at these reviews at Sisecam for over 30 years. Barr has recommended an updated dam break analysis to determine downstream impacts of a dam failure. This work is reported to be in progress.

Surface tailings disposal is currently placed in the Pond 1 Stacker and Upper Delta area where it is allowed to dewater into the Pond 1 evaporation DECA recovery area. Ponds 3 and 4 are used for evaporation and water management to allow for DECA mining.

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The recently completed Pond 2, which is a lined tailings pond, was constructed in 2014-2015 has had minimal use to date. Capital plans call for the geomembrane liner to be expanded in 2022 and tailings disposal to begin in the lined portions of Pond 2. Pond 2 has a predicted life of over 20-years based on mine disposal of 30-40%.

Based on the current surface tailings basin life of over 20 years and available alternative disposal areas and methods, this study assumes that Sisecam Wyoming will maintain adequate tailings disposal storage for the life of the reserves.

Additional information on the surface tailings facilities is available in Section 17.4

Source: Sisecam-2020_Dam-Safety-Report_20210224.pdf (Barr Engineering)
Figure 15.3     Aerial View Tailings Facilities

1.7UTILITIES

The energy sources and utilities for the Sisecam site include natural gas, electricity, steam, and raw water. Natural gas is used for steam generation, electrical generation, and process heating. Electricity is purchased from Rocky Mountain Power (RMP) and generated with a Co-Gen gas turbine and a backpressure steam turbine. Steam is produced from gas fired boilers and the Co-Gen plant. Water is pumped from the Green River, which crosses the lease area.

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1.7.1Electrical

The site electrical demand is approximately 60-62 megawatts (MW). The primary electrical source is provided by RMP via the RMP Raven Substation located on La Barge Road. The substation is fed by two 230 kV independent high voltage lines that are switched to two independent 34.5 kV power lines to the Sisecam site main MCC. This MCC has an additional 34.5 kV independent feed line.

Sisecam also has in-house co-generation. The oldest is a 12.0 MW backpressure steam turbine driven by either the three conventional gas boilers (H03, H04 & H05) or excess steam from the Co-Gen Plant. The second electrical generation source is a recently commissioned combined cycle gas turbine. The Co-Gen facility produces up to 25 MW of electricity and steam for generation and process use.

1.7.2Natural Gas

Natural gas is supplied to Sisecam by Midstream-Ottco through a supply line with a capacity of approximately 50,000MMBTU/day to the slug catcher with current required usage around half of available supply. From the slug catcher there are two natural gas pipelines. One pipeline feeds the processing plants and powerhouse and the second pipeline services the Co-Gen Plant. The capacity of the original pipeline was sized for when the processing plants were triple effect steam evaporators. Conversion to electrically driven MVR’s has reduced the process plant demand, resulting in the main natural gas pipeline being oversized for the current facility. The Co-Gen line was designed for multiple processing units and has capacity for the Co-Gen plant, as well as an additional similarly sized unit.

1.7.3Steam

Steam is produced by three natural gas heated boilers and the newly constructed Co-Gen gas turbine. The original powerhouse has been in service since 1961 but has had multiple upgrades over the years and is still a viable powerhouse for the foreseeable future. The Co-Gen plant uses a heat recovery steam generator (HRSG) heated by the gas turbine to produce steam that drives the associated backpressure turbine and generator for the combined cycle. The boilers produce 600-pound steam that is lowered via let down stations or backpressure generators to either 150-pound or 35-pound steam for boiler superheaters, processing, and heating.

1.7.4Water

Raw water for the site is pumped from the Green River filtered for use in the process or treated to potable water standards for internal and sanitary use. Sisecam has adjudicated water rights equal to 7.756 MM (7756K) gallons per day (12.0 cfs) under State Engineer’s Office of Wyoming Permit No. P22075D. These rights are more than adequate for the site needs. The average water withdrawal between 2018 and 2021 averaged 67.52 MM gallons per month or 2,220 MM gallons per day.

Process water, tailings decant water and steam condensate water are recycled to minimize water usage.

Water for domestic and sanitary use is processed using carbon/sand filters, mixed media pressure filters, and chlorinated to the same standards as municipal water systems. The water is sampled and tested according to municipal water standards regulated by the Environmental Protection Agency. Sisecam has had deviations to these standards of a total organic carbon running annual average (RAA) ratio below 1.00 during the periods from October 2019 through September 2020, and January 2020 through December 2020, and April 2020 through March 2021. Sisecam received a notice of violation and an administrative order on August 6, 2021, from the EPA. Sisecam made modification and repairs to the systems and reported on August 23, 2021, that the systems were in compliance and that test showed a steady increase in the TOC ratio through the second quarter of 2021. There have not been any deviations since.

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16.0MARKET STUDIES

As stated earlier, the economic viability of these reserves is based upon the long profitable history of the Big Island Mine and Refinery producing and selling soda ash. Sisecam has an extensive history of consistent sales with an established customer base, logistics and marketing. Sisecam has multiple contracts for soda ash sales both short and long term.

HPG concludes that this history along with the five years of historical sales provided is a reliable basis for the assumption that the future weighted average net sales per short ton will remain consistent with Sisecam Wyoming’s average net sales for the five years ended December 31, 2021.

As part of this evaluation HPG reviewed confidential marketing studies provided by Sisecam. These studies indicate a steady rising price over the next 10-years. Price fluctuations are forecast based on expected additional new production and/or shutdowns of synthetic plants, but the overall trend is a steady increase in price. For the purposes of this estimate a constant soda ash price of $188/ton was assumed.

HPG offers the following remarks that support the above conclusions:
•As a basic industrial mineral, soda ash demand has historically increased 2-3% per year. The rapid increase in industrialization in emerging economies of China, India, Thailand, and Indonesia are expected to continue to drive this demand for the foreseeable future;
•Green River’s naturally produced soda ash has a historic cost advantage over synthetically produced soda ash as illustrated by the long history of the Green River Basin production being exported successfully throughout the world to countries with local synthetic soda ash production (i.e., China, Mid-East, and Europe);
•The high cost and environmentally undesirable synthetic soda ash plants will continue be under pressure by the naturally produced ash and will continue to shut down over time;
•Sisecam’s international ties through its holding company We Soda are part of a global conglomerate that controls over 7.5 million tons of soda ash production from Turkey and the US reflecting a strong market presence; and
•Sisecam’s new majority owner, Sisecam, is an end user. As one of the largest glass producers in the world Sisecam is creating a vertically controlled supply chain from raw soda ash to finished glass.

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17.0ENVIRONMENTAL STUDIES, PERMITTING, AND PLANS, NEGOTIATIONS OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS

17.1ENVIRONMENTAL STUDIES

Sisecam Wyoming operates a facility located approximately 23 miles north of the City of Green River in Sweetwater County. The facility includes the processing and refinement of Trona ore into Soda Ash, an underground mine (Big Island Mine), ore hoist, mine fans, surface tailings disposal ponds, evaporation ponds, sewer ponds, site containment ponds, and administration and supporting structures.

Access to Sisecam Wyoming is by County Highway 6 from Wyoming Highway 372 and County Highway 4. Union Pacific Railroad provides a rail spur to transport product. Adjoining this spur is a rail holding yard adjacent to WY 372.

Sisecam has maintained current permitting requirements. The most recent Environmental Analysis studies include:
•Tailings Pond 2 rehabilitation and expansion;
•Refinery Unit 8 proposed construction;
•Refinery Cogen and pipeline for electrical energy production; and
•Trona lease expansion for Section 34, Township 20 North, Range 109 West.

17.2CLIMATE

The Sisecam Wyoming facilities are located in the Green River drainage of the upper Colorado River system. Situated in a high intermountain basin bounded by the Wyoming Range to the West, Uinta Mountains to the south and the Wind River Range to the northeast, mean elevation exceeds 6,000-feet. Climate is dry, cold-temperate-boreal and characterized by limited rainfall (less than 8 inches) with long, cold, dry winters and warm-hot, summers with occasional storm producing flash floods. Evaporation exceeds 36 inches resulting in little excess water, limiting the majority of vegetation to the Green River flood plain. Wind generally blows from a southwesterly direction.

17.2.1Temperature and Precipitation

Climate is classified as semi-arid with little rainfall. The average annual precipitation measured at the monitoring station located in Farson, Wyoming, near this facility is 7.83 inches. Data from 1991 through 2020 show precipitation peaks during May through July, with the heaviest snow months occurring in November into March. The region has relatively cool temperatures. The average annual temperature at the facility is 37.8 degrees F, with average extremes ranging from -4F to 82F. On the average, the hottest day occurs in July and August, the coldest in January and February, and the frost-free season lasts approximately 3 to 4 months.

17.2.2Winds

The Green River basin is subject to strong and gusty winds. During the winter months, strong winds are often accompanied by snow, which produces blizzard conditions and drifting snow.

The frequency and strength of windy conditions greatly affects dispersion and transport of pollutants in the region. Winds from the west and southwest account for 37 percent of the total winds in the area. Prevailing westerly winds are fairly consistent throughout the year. Low humidity and constant wind, accelerates evaporation. Evaporation at times is five times greater than precipitation.

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17.3HYDROLOGY

17.3.1Surface Water

The Green River, a tributary of the Colorado River, flows through the Sisecam Wyoming lease area and is located immediately west of the facilities. Dry peripheral gullies and washes flow through the lease are into the Green River. The intermitted flow regime is mainly the result of snowmelt or high intensity short duration storm events in the summer and are Class 4 surface waters because of hydrologic or natural water quality conditions do not have the potential to support fish (WDEQ 1997). The Green River is under the jurisdiction of the U.S. Army Corps of Engineers (USACE) and the State Engineer’s Office of Wyoming.

Surface water monitoring, Green River, is performed in accordance with the approved monitoring plan. Sisecam is a non-discharge facility.

17.3.2Groundwater

Regional groundwater is characterized by shallow and deep resources. An alluvial zone composed of unconsolidated sand and gravel range in depths to 50-feet is associated with the Green River flood plain. Immediately below the alluvium are consolidated sediments of the Bridger Formation and the Laney Member of the Green River Formation. There is a veneer of weathered rock to depths of 60-feet which act as groundwater flow paths. The consolidated Bridger and Laney contain perched sandstone lenses at various depths that yield limited flows.

In primary source of groundwater at the Sisecam Wyoming facility is seepage from the exiting tailings storage complex. Evaporation concentrates the pond brines resulting in elevated specific conductance found in the groundwater in the surficial fractured bedrock and alluvium beneath the facility. At the present, three groundwater containment pump-back systems (System 1 & 2, System 3, and System 4) intercept groundwater migrating from the tailings complex towards the Green River. Engineering data indicated the pump-back systems also promotes tailings dam safety by lowering fluid levels and therefore reduces uplift pressures on the structures.

Supplementing the groundwater capture through the pump-back system, a continuous grout wall exists on the downstream side of Pond 1 in the West Dike and South Dam. This grout wall was constructed by drilling into the unconsolidated bedrock to depth below weathering. Purpose was twofold: groundwater containment and dam safety.

A Groundwater and Surface Water Monitoring Plan is in effect under the Land Quality Permit. Fluid levels, specific conductance, and general chemistry are measured semi-annually at wells across the site to monitor the extent and migration of seepage from the tailings complex. Quarterly monitoring is performed at critical locations, specifically around Pond 2. Mass flux of total dissolved solids are estimated from measured specific conductance values and water elevations using a site-specific relationship that has been developed over decades of monitoring.

17.4WASTE AND TAILINGS DISPOSAL

Process tailings disposal is split between underground mine workings and on the surface. Underground disposal is placed as thickened slurry into old lower bed mined out panels. Surface disposal is placed as thickened slurry into a series of tailings ponds that have been maintained over the life of the facility. Sisecam Wyoming recently completed construction of an additional tailings disposal area, Pond 2, which has a predicted life of over 20 years with approximately 30-40% of the tailings disposed of in the underground mine. This study assumes that Sisecam Wyoming will maintain adequate tailings disposal storage for the life of the reserves.

17.4.1Surface Tailings and Evaporative Impoundments

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The Sisecam Wyoming facility has four surface evaporation tailings ponds that are located primarily within prehistoric playa lakes. Except for Pond 2, which has a lined membrane, the remaining ponds seep into the underlining rock formations. Seepage controls are in place and discussed. Figure 17.1 shows the Sisecam tailings impoundments and evaporative ponds.

Historical (pre-1995) mine tailings produced through the refining process of trona were deposited initially into an unlined paleo playa lake identified as Pond 1. Playa at Pond 2 was briefly utilized for tailings disposal and abandoned shortly after initial startup. Pond 4 was established in the drainage into Pond 1 for fluid management. Tailings solids management was engineered as a series of stacker dams within the Pond 4 drainage and identified as Pond 3.

Current tailings management is comprehensive. Pond 1 is split into two portions with the installation of a cross-delta dike, the Upper Delta and DECA recovery areas (Figure 17.2). The Upper Delta is the primary disposal area for tailings through a series of containment cells. Because the tailings are distributed as a heavy slurry, brines, and fluids flow down gradient into the lower DECA recovery area of Pond 1. Fluid level in this area is manage by pumping excess to Pond 4. Pond 2 was rebuilt with a liner for future tailing disposal. Pond 3 area is utilized to enhance evaporation.

17.4.2Mine Tailings Deposal

A portion of the tailings produced during the refinement of trona ore is disposed through a series of pipelines into the abandoned area of the underground mine. The process is identified as TRM (Tailings Return to Mine) unit permitted under UIC (Underground Injection Control) permit and regulations. Based on current deposition rates, the currently available LB panels can accept tailings for another 10-15 years.

17.4.3Refuge

Sisecam Wyoming maintains a permitted landfill for refuge and trash within their Land Quality Permit.

17.5VEGETATION

In general, five major vegetation communities have been identified in the lease area: Upland Sagebrush, Rocky Breaks, Saline Flats, Sagebrush Riparian, and River Floodplains. The high semi-arid climate of the area is dominated by upland drought-resistant plants: sagebrush, rabbitbrush, saltbush, small forbes and other limited plants. Confined area of the Green River flood plain contains cottonwoods, willows, shrubs, and grasses which require more moisture.

The Sisecam Wyoming lease area is dominated by upland drought-resistant plants except for the confined area of the Green River flood plain, where more moisture-requiring plants grow.

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Dam A
Pond 2
Pond 3 ("Rice Patties")
Pond 4
Dam 2
Dam 3
Stevens Draw
Pond 1 Stacker
North Offset Dam
Upper Delta
Main Dam
Plant Facilities
West Offset Dam
Lagoon
Pond 1
West Dike
South Dam
Green River

Source: Barr- Ciner-2020_Dam-Safety-Report_20210224-signed.pdf
Figure 17.1     Sisecam Tailings Impoundments and Evaporative Ponds

Pond 1
DECA Recovery
Pond 1
Tailings Disposal Cells

Source: Barr Engineering, 50191095_Upper_Delta_2015_Tailings_Plan_Final.pdf
Figure 17.2     Sisecam Tailings Pond #1

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17.6WILDLIFE

Wildlife species found in the Sisecam lease area are closely associated with available vegetation and habitat.
Big game (moose, deer, and elk) is frequently found along the Green River, while the uplands contain herds of pronghorn antelope.

Greater sage-grouse mate and nest near the Sisecam lease area and are considered a threatened species. The birds are most often seen from late spring to late fall, especially in the early mornings or late evenings. Sisecam lease area is not within the core sage-grouse management area, nor does it have any defined lek areas within the lease.

Raptors including Golden Eagle, Bald Eagle, Osprey, Turkey Vulture, Prairie Falcon, Hawk, and owl inhabit the area. Lessor birds include dove, woodpecker, crow, raven, magpie, swallow, wren, thrush, starling, warbler, lark, finch, and hummingbird.

Waterfowl include, goose, swan, duck, teal, loon, pelican, heron, Sandhill crane, and gull.

Sisecam Wyoming maintains permits to capture waterfowl that land on the tailings evaporation ponds during migration with US Fish and Wildlife Services and Wyoming Game and Fish Department. The alkaline waters of the ponds reduce the oils in the waterfowl plumage and precipitate salts out in the feathers causing hypothermia and the birds to be too heavy to fly off on their own. The ponds are monitored daily in the fall and any captured birds are cleaned and supported until they can be released on the Green River. Activity is reported annually to the regulatory authorities.

Game fish including trout, salmon, catfish, and bass have been noted in the Green River. Other species of fish, reptiles, amphibians, and insects are common. Table 17.1 lists other mammals in the area.

Table 17.1
    Other Mammal Species

Mountain Lion	Red squirrel	Boreal vole
Bobcat	Ground squirrel	Mountain vole
Coyote	House mouse	Sagebrush vole
Badger	Pocket mouse	Beaver
White-tail jackrabbit	Deer mouse	Foxes
Cottontail rabbit	Pack rat	River otter
White-tail prairie dog	Kangaroo rat	Bats
Porcupine	Woodrat	Shrews

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17.7PERMITTING AND ENVIRONMENTAL REPORTING

Sisecam Wyoming permitting, and environmental reporting appear to be current. The primary permit agencies include, Federal and Wyoming State Departments and are listed in below in Table 17.2 below.

Areas where Sisecam has incurred issues with environmental compliance include process emissions, fugitive dust, tailings, pond seepage, site containment, and drinking water TOC. The drinking water TOC problem and site containment overflow were primarily operational in nature and appear to be solved.

Process emissions will continue to be challenged by ever tightening regulations. This will require periodic upgrades of both the natural gas burners as well as the pollution control equipment, precipitators, and baghouses.

Based upon the reports and documentation provided by Sisecam, the tailings pond and associated seepage continues to be controlled and managed successfully. Sisecam has a long history of controlling this issue and through the daily monitoring and annual third-party reviews has shown the necessary efforts to identify issues and manage them into the future. The third-party review recommendations are reportedly being acted upon.

Fugitive dust is the area that needs further effort as observed by the site visit, reporting of periodic excursion of high particulate and recent violations covered below.

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Table 17.2
    Sisecam Wyoming Operating Permits

Agency	Division	Type of Permit/License/Authorization	Permit/Authorization/License Number
State of Wyoming	-	Sodium Leases	25779, 25971, 26012, 42570, 42571
US Bureau of Land Management	-	Unit 8 Construction Authorization	DOI-BLM-WY-D040-2020-0088-EA
US Bureau of Land Management	-	Upper and Lower Refinery Rail Authorization	Under Sodium Lease WYW0111731
US Bureau of Land Management	-	Fringe Lease T20N R109W Section 32 E1/2 E1/2	In Progress
US Bureau of Land Management	-	WYW125182 Relinquishment and Conversion to On Lease Action	In Progress (will be under Sodium Lease WYW0111731)
US Bureau of Land Management	-	Alternate Powerline and Switch House 3 Authorization	In Progress (will be under Sodium Lease WYW0111731)
US Bureau of Land Management	-	Right-of-ways	WYW-0136237, WYW-042032, WY-090825, WY-096236
US Bureau of Land Management	-	Sodium Leases	WYW079420, WYW101824, WYW0111730, WYW0111731
US Department of Transportation	-	Hazardous Materials Certificate of Registration	052821550054DF
US Environmental Protection Agency	Air	Green House Gas (e-GGRT)	GRGRP ID 528326
US Environmental Protection Agency	Drinking Water	Public Water System	WY5600634
US Environmental Protection Agency	TSCA	EPA Registry ID for the Toxic Substances Control Act Reporting (TSCA106041)	110007900129
US Environmental Protection Agency	Waste	Very Small Quantity Generator	WYD083919621
US Fish and Wildlife Service	Migratory Birds	Rehabilitation Permit	MB700227-0
US Nuclear Regulatory Commission	-	License	49-11578-01
Wyoming Department of Environmental Quality	Air Quality Division	Title V Operating Permit	P0024380
Wyoming Department of Environmental Quality	Air Quality Division	PSD Construction Permit for Unit 8	P0027495
Wyoming Department of Environmental Quality	Air Quality Division	Asbestos Annual Notification	2021070
Wyoming Department of Environmental Quality	Industrial Siting Division	ISD Unit 8 Authorization	OAH Docket No. 20-086-020 and Docket No. DEQ/ISC 19-07
Wyoming Department of Environmental Quality	Land Quality Division	Permit to Mine	257 PT
Wyoming Department of Environmental Quality	Land Quality Division	Drilling Notification	DN 086
Wyoming Department of Environmental Quality	Water Quality Division	WYPDES General Mineral Mining Except Fuels Stormwater	WYR320025
Wyoming Department of Environmental Quality	Water Quality Division	WYPDES General Large Construction Activities Stormwater	WYR104976
Wyoming Department of Environmental Quality	Water Quality Division	Underground Injection Control Class 5B1	5B1-98-1 (Facility WYS037-043)
Wyoming Game and Fish Department	-	Chapter 33 Permit	1090
Wyoming Game and Fish Department	-	Chapter 10 Permit	412
Wyoming State Engineer's Office	Groundwater	Industrial/Pollution Control Groundwater Wells	P205330.0W, P205326.0W, P89290.0W, P89291.0W, P89292.0W, P119443.0W, P118542.0W, P205327.0W, P107218.0W, P107219.0W, P107219.0W, P107216.0W, P107217.0W, P107221.0W, P205329.0W, P205328.0W, P210412.0W, P210413.0W, P212356.0W, P212375.0W
Wyoming State Engineer's Office	Reservoirs	Sewage, Tailings, and Evaporation Ponds	P10445.0R, P14035.0R, P14373.0R, P7809.0R, P8586.0R, P8587.0R, P8588.0R, P8589.0R, P8590.0R, P9835.0R, P9835R-2
Wyoming State Engineer's Office	Water Rights	12.0 CFS from the Green River	P22075.0D

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1.1.1Air Quality Permit

Criteria pollutant concentrations are measured by the State of Wyoming Department of Environmental Quality Air Quality Division and are subject to the Clean Air Act and Wyoming Air Quality Standards and Regulation.

The Sisecam Wyoming refinery is located above the underground mining operation. This plant is operated in accordance with the provisions of W.S. 35-11-203 through W.S. 35-11-212 and Chapter 6, Section 3 of the Wyoming Air Quality Standards and Regulations. Air Quality Operating Permit (Permit No. P0024380) requires monitoring for a variety of air quality pollutants including particulate matter.

Particulate matter is the primary pollutant from the surface processing, ore storage, DECA and tailings activities and is an area where Sisecam has exceeded standards. Sisecam has an active violation notice received in December of 2021, from Air Quality concerning PM10 monitoring, the No. 2 Crusher Area and Ore Stockpile building. Sisecam is working to correct these issues and has meetings set up with Air Quality in March 2022 to discuss possible required remedies or withdrawal of the violation. Dust control and particulate matter is an area of focus for the operation, but will require significant effort.

Current air quality total estimated emissions are located on Table 17.3.

Table 17.3
    Sisecam Total Facility Estimated Emissions

POLLUTANT	EMISSIONS (TPY)
CRITERIA POLLUTANT EMISSIONS
Particulate Matter	1,026
PM10 Particulate Matter	908
PM2.5 Particulate Matter	538
Sulfur Dioxide (SO2)	7
Nitrogen Oxides (NOX)	729
Carbon Monoxide (CO)	5,060
Volatile Organic Compounds (VOCs)	259
HAZARDOUS AIR POLLUTANT (HAP) EMISSIONS	181
GREENHOUSE GAS EMISSIONS (CO2e)	1,553,077
OTHER REGULATED POLLUTANTS
Ammonia (NH3)	22
Source: Emission estimates are from the operating permit application and Ch 6, Sec 2 permits P0024224 and P0021348 (Corrected), and represent the authorized equipment configuration. For informational purposes only. These emissions are not to be assumed as permit limits.

US EPA Agency Identification No. for Sisecam Wyoming is GRGRP 528326.

Greenhouse gasses (GHGs) have been raised as a concern due to the greenhouse effect. The greenhouse effect is a theory that certain gases in the atmosphere impede the release of radiation from the earth, trapping heat in the atmosphere like glass in a greenhouse. Major GHGs currently include carbon dioxide (CO2), methane (CH4), and nitrous oxide (NO2). Currently, the WDEQ-AQD does not have regulations regarding GHG emissions, although these emissions are regulated indirectly by various other regulations.

In October 2009, the US EPA issued the final mandatory reporting rule for major sources of GHG emissions. The rule requires the reporting selected GHG emissions, including CO2, CH4, NO2, and some

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halogenated compounds. USEPA/GHGP reported at the Sisecam Wyoming facility for 2020, 813,131 total metric tons of GHSs, representing approximately 50% of the other soda ash produces annual GHG production. Table 17.4 is the 2020 printout of the Sisecam Wyoming GHG inventory for 2020. Table 17.5 shows Sisecam’s historical total greenhouse gas emissions totals by year.

Table 17.4
    2020 Sisecam Total Greenhouse Gas Emissions
Source: USEPA/GHGP Facility Details, https://ghgdata.epa.gov/ghgp/service/facilityDetail/2012

Table 17.5
    Sisecam Total Greenhouse Gas Emissions
by year 2011-2020

2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
677.7	705.0	692.6	703.4	741.4	767.6	752.2	732.6	800.0	813.1
Note: 2011-2012 Type of Fuel was Coal and Natural Gas, 2013-2020 Natural Gas Source: Sisecam

1.1.2Land Quality Permit

Wyoming Department of Environmental Quality Land Quality Division issued Large Mining Permit No. 257. Sisecam annually reports topics including changes in permittee information, quantity of ore mined, mine planning, acres disturbed, new construction, environmental areas, monitoring activities, exploration report, and reclamation report and performance bond estimate.

Supplemental to this document, US Bureau of Land Management on a five-year basis receives and similar report with more detail on mining activities. The 5-year BLM report is a stipulation of the mineral lease.

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1.1.3Underground Injection Permits

Wyoming Department of Environmental Quality Water Quality Division issues UIC Permit Facility WYS037-043. Reported annual under the 5B1-98-1 General Permit. Sisecam Wyoming tailings has two disposal streams. The primary disposal method is the surface tailings pond. Secondary disposal is tailings injected into abandoned areas of the underground mine. This permit requires annual reporting of a summary of tailings material injected into the mine.

1.1.4Storm Water Discharge Permit

Wyoming Department of Environmental Quality Water Quality Division authorizes storm water discharge under permit No. WYR320025. This general permit was issued in 2018 and is reviewed on a five-year basis. In June 2020, a major storm event occurred causing erosion and discharge of process water onto previously reclaimed lands. No water was discharged to the Green River. The spill was reported immediately after the event to Wyoming Department of Environmental Quality Land Quality Division as well as the BLM. After inspection by the LQD office, recommendations were made and completed.

1.1.5Drinking Water System

US EPA is the lead agency for drinking water standards. Sisecam Wyoming is public water system number WY5600634 and is a non-transient non community public water system.

1.1.6Sewage Permit

Wyoming State Engineers Office issued P10445.0R in 1996. No modifications have been identified.

1.8SITE MONITORING

Sisecam Wyoming is generally in compliance with all known environmental permits that require monitoring. Critical monitoring for air quality, groundwater containment, drinking water, and other land quality issues are monitored either continuously or on a scheduled routine basis. Federal agencies including US EPA, Bureau of Land Management, Bureau of Reclamation, US Fish and Wildlife, NRC, and State divisions, Department of Environment Quality, Wyoming Game and Fish, State Engineers Office, and Sweetwater County are involved.

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1.9CLOSURE PLANS AND ESTIMATES

1.9.1Reclamation Plan

The 1975 Reclamation Plan focus on three general categories:
•Lands with buildings and structures;
◦All surface buildings and structures to be removed. Foundations removed and used to fill mine openings;
•Roads, travel ways, railroads, etc.;
◦All roadbeds, travel ways, railroad beds and other like developments to be scarified and seeded with perennial grasses and in accordance with regulatory requirements; and
•Tailings ponds and waste areas;
◦Tailings to be left in place as dry lakes. Berms and dams to remain in place. Diversion ditched to be constructed around the tailings facilities. Surface of the “dry lakes” to be stabilized with a “standard asphaltic” material to eliminate windblown contamination. Fencing to be erected and maintained for wildlife protection.

Reclamation plan was intended to return lands to their original usage, grazing, and wildlife habitat, as much as possible. Return affective lands to a condition compatible with the surrounding lands.

1.9.2Reclamation Bond

1975 reclamation cost estimate was $351,000.

1979 WYDEQ/LQD issued a permit to develop an acceptable reclamation for the tailings disposal areas.

1987 WYDEQ/LQD issued a revised permit with a more comprehensive and detailed reclamation plan. Twenty tasks were identified and included post-closure reclamation cost.

2020 WYDEQ/LDQ approved permit 257 with a revised reclamation bond of $36,211,000. The 1987 revision served as a template for the over 50 permit revision requests. The 2021 revision with the construction of Unit 8 will increase the reclamation bond to an estimated $46,132,000 after construction is completed.

1.10SOCIAL OR COMMUNITY IMPACTS

The social and community impacts of the Sisecam Wyoming operations are a net positive to the area as shown by the Industrial Siting Council approval for the Unit 8 Expansion Project. The trona operations are one of the largest employers in the area and contribute significantly to the tax base. This is a long and established relationship developed over decades.

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18.0CAPITAL AND OPERATING COSTS

Cost effective mining and processing has been conducted for over 60 years at Sisecam Wyoming generally under the same mine design assumptions utilized in this reserve estimate. Overall costs are not expected to change significantly in the future; thus, using historical costs for mining the reserves and producing soda ash are considered a reliable basis to forecast future costs. Capital and operating cost estimates are at a minimum at a pre-feasibility level of confidence, having an accuracy level of ±25% and a contingency range not exceeding 15%.

With the information provided in previous reviews and this review HPG has been able to examine the last ten years of actual production costs and revenues. This long history shows a stable and predictable cost structure and consistent revenue. The only exception was 2020 and 2021 where costs and revenues were lower due to the worldwide COVID-19 slowdown. Despite this historic business interruption both years were cash positive with 2021 rebounding to near normal levels.

18.1OPERATING COSTS

For the basis of determining the economic viability of the reserves stated in Section 12.0, HPG has utilized the last five years of financial data provided by Sisecam. Sisecam provided both audited and unaudited financial information including detailed production cost, capital expenditures and revenues. Previous reviews were based upon three years of data but due to the extraordinary impact of COVID a more extensive analysis was conducted. Some consideration was given to dropping 2020 and 2021 from the analysis but was rejected as recent cost data is materially important to this type of analysis and the ultimate outcome of COVID is unknown. The analysis conducted is therefore considered conservative given the inclusion of such an unusual event.

Five years of operational data has been summarized as a cash statement of Net Income which is provided in Table 18.1.

18.2COSTS DISCUSSION

Several observations are offered concerning Table 18.1:
•Production and sales volume has been steady with the exception of 2020;
•Revenues costs and net income has been steady with the exception of 2020;
•Energy, labor, and royalties are the largest contributors to cost;
•Royalty payments have decreased dramatically with the reduction in Federal Royalty from 6% to 2% and Sisecam’s focus on mining federal leases;
◦There is a limit to the duration for which Sisecam can continue to shift mining to federal leases, therefore for this study the five-year average has been used; and
•Mining costs represent approximately 18% of overall soda ash production cost.

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Table 18.1
    Sisecam Five Year Historical Net Cashflow
Note: Numbers have been rounded; totals may not sum due to rounding.

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1.3CAPITAL COSTS

Since the 2019 reserve estimate, Sisecam has continued to invest in the Big Island property to improve production and reduce costs. Major expenditures include the Co-Generation facility to allow in-house generation of power for the soda ash processing plants and construction of a new ventilation shaft, upgraded mine ventilation fans and shaft heaters. Past business economics have supported these large capital expenditures, which are part of the normal business operation. Capital cost estimates are at a minimum at a pre-feasibility level of confidence, having an accuracy level of ±25% and a contingency range not exceeding 15%.

Sisecam provided HPG with a five-year capital plan which was reviewed along with capital plans from the 2019 review. Based on this information, Sisecam continues to demonstrate a consistent history of investing in both sustaining capital as well as larger expansion and large capital replacement investments. Based upon past performance and current economics this study assumes similar capital expenditures will be made so that the production facilities will be viable for the LOM with the mine producing 5.0 MST of trona ore per year.

The following assumptions and parameters were used for this study:
•Because the operation is currently profitable as configured and is predicted to be profitable into the future, the Unit 8 and Shaft 5 expansion projects are not necessary for profitability and are therefore not considered in this analysis due to the uncertainty surrounding their implementation;
•It is assumed that the sustaining capital of approximately $30 million per year continues as a conservative estimate;
•The capital necessary to convert to low seam mining equipment is assumed to occur during the normal equipment replacement cycle for the mining production equipment which is part of sustaining capital;
◦An additional capital expenditure for lower equipment of $20 million has been assumed when the thicker reserves are nearly mined out in approximately 20 years; and
•The capital necessary to upgrade the dissolver ends of Unit 7 and Unit 6 is estimated at $100 million and is predicted to occur in ten years.

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19.0ECONOMIC ANALYSIS

1.1METHODOLOGY USED

As previously noted, HPG considers the plus 60-year history of profitably operating the mine and processing units to be a reasonable basis for forecasting future costs and revenues. Based upon the Big Island’s average costs and revenues for the past five years, a cash flow forecast was generated to estimate economic viability. Capital and operating cost estimates are at a minimum at a pre-feasibility level of confidence, having an accuracy level of ±25% and a contingency range not exceeding 15%.

The financial model that supports the mineral reserve declaration is a standalone model that calculates annual cashflows based on scheduled ore production, assumed processing recoveries, soda ash sale prices, projected operating and capital costs.

Because the entity is a Master Limited Partnership and taxes are paid by the “partners”, no taxes were included in the economic analysis. The financial analysis is based on a before-tax discount rate of 5%. All costs and prices are in un-escalated “real” dollars. The currency used to document the cashflow is US$.

1.1FINANCIAL MODEL PARAMETERS

Several core assumptions have been employed in constructing this model. First, the analysis is on a cash cost basis with the assumption that viable economics implies positive cash flow. This is a higher standard than other common economic measures such as earnings before interest, taxes, depreciation, and amortization (EBITA). In general, if an operation has positive cash flow its EBITA is more positive. Because of the conservatism built into this cash flow assumption, a minimum 5% rate of return is assumed for viability. Secondly, where possible, a conservative approach to both costs and revenues was applied. A good example of this conservative approach is the inclusion of data from 2020 and 2021 which were a historic anomaly. Exclusion of these years would improve the financial forecast significantly.

The economic analysis is reported on a 100% project ownership basis. The economic analysis assumes constant prices with no inflationary adjustments. Sisecam Wyoming is owned by Sisecam Resources LP ("Sisecam") 51% and by NRP Trona LLC ("NRP") 49%.

This financial analysis includes the following assumptions:
•Constant soda ash production of 2.725 MTPY;
•Constant dry ore soda ash conversion of 1.835 ore to ash;
•Increased mine production from 4.2 MTPY to 5.0 MTPY with constant cost per ton ore.
◦ Incremental tonnage is generally less expensive;
•Increased mining costs for two-seam mining and low seam mining;
◦Two-seam mining costs 30% higher with two-seam tonnage at 25% of production until 2029 when two-seam tonnage rises to 50% of production
◦Thin seam mining costs 24% higher in year 2051 when the +9-foot ore has been depleted;
•DECA mining reduced to 25% in 2024 and beyond with a rise in processing costs due to production from mechanically mined trona ore;
•Plant configuration remains unchanged until upgrades for lower grade ore implement in 10 years;
•Operating costs are based on five years actual costs seen during operations and are projected through the LOM plan; and
•Constant soda ash price of $188/ton based on the last five years revenue data.

Capital Expenditure Assumptions:
•Capital costs are based on actual costs seen during operations and are projected through the LOM plan with adjustments for estimated future changes including:
◦Sustaining capital of $30 million per year for LOM;
◦Plant upgrade in 2032 to mitigate slugs of low-grade ore due to floor rolls; and
◦Mining equipment changes to allow mining below 9-feet;

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Table 19.1, Table 19.2, and Table 19.3 illustrate the expected cash flows for the LOM based upon the above assumptions. The model indicates a 12.0% internal rate of return (IRR) and a positive net present value (NPV) of $438 million at a 5% discount rate.

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Table 19.1
    Sisecam LOM Cashflow Analysis

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Table 19.2
    Sisecam LOM Cashflow Analysis
(Cont.).

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Table 19.3
    Sisecam LOM Cashflow Analysis
(Cont.)

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Table 19.1, Table 19.2, and Table 19.3 contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Please refer to the note regarding forward-looking information at the front of the Report. The cashflow is only intended to demonstrate the financial viability of the Project. Investors are cautioned that the above is based on a high-level mine plan and certain assumptions which may differ from Sisecam Wyoming’s long-term outlook or actual financial results, including, but not limited to commodity prices, escalation assumptions and other technical inputs. For example, Table 19.1, Table 19.2, and Table 19.3 use the price assumptions stated in the table, including a soda ash commodity price assumption of US$188.00/ton. Please be reminded that significant variation of soda ash prices, costs and other key assumptions may require modifications to mine plans, models, and prospects.

1.2ECONOMIC ANALYSIS SENSITIVITY ANALYSIS

To assess the viability of the Sisecam operation the sensitivity of the operation to changes in soda prices, and operating cost assumptions was tested using a range of 20% above and below the base case values.

Due to the high percentage of fixed costs the economics for large mines and processing facilities the operation is most sensitive to net revenue (soda ash price) and sales volume, followed by variable operating costs, then fixed costs and lastly mining costs.

The sensitivity analysis is shown in Figure 19.1 which illustrates the sensitivity of the 5% NPV to soda ash sales price, fixed costs, variable processing costs and two seam mining cost. Soda Ash displays typical sensitivity of a commodity to pricing which reinforces the importance of being one of the lowest cost producers.

SISECAM WYOMING - 5% NPV SENSITIVITY
SA Price, Fixed and Variable Cost
$ 2,500
$ 2,000
$ 1,500
$ 1,000
$ 500
$ 0
-$ 500
-$ 1,000
5% NPV ($millions)
-20%
-15%
-10%
-5%
0%
5%
10%
15%
20%
Percent Change
SA Price
Two Seam Mining Cost
Fixed Cost
Variable Cost

Figure 19.1     5% NPV Sensitivity to Revenue and Production Costs

The second sensitivity graph varies the mining cost for the two-seam areas due to the uncertainty in this area. The model assumes 50% of trona production will be mined from the two-seam area based 48% of the remaining reserves being two seam mining. Figure 19.2 illustrates the change in expected NPV as mining costs increase or decrease. Mining costs in this figure are a 50-50 blend of higher two-seam costs

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and the current costs which are assumed to be stable. For the base case the operation remains NPV positive over a wide range of increased mining costs.

SISECAM WYOMING - 5% NPV SENSITIVITY
Two Seam Mining Cost
5% NPV ($millions)
$2,500
$2,000
$1,500
$1,000
$500
$0
-$500
-$1,000
Base Case
30% Higher
Two Seam
Mining Cost
50% Higher Two Seam
Mining Cost
0%
10%
20%
30%
40%
50%
60%
70%
80%
Percent Change in Two Seam Mining Cost Per Ton (%)

Figure 19.2     5% NPV Sensitivity to Two Seam Mining Cost

1.3ECONOMIC ANALYSIS DISCUSSION

Future mining and refining costs are predicted to increase due to thinning seam thickness and two-seam mining, but the overall impact on costs is not shown to be material with proper mine development sequencing and equipment replacement planning. Mining costs average approximately 18% of the overall production cost for soda ash. If future two-seam mining costs increase by 30%, overall profitability is decreased by approximately 9% based on the model assumptions.

HPG considers the operation economic even at this increased cost. Based on this analysis the stated reserves are considered economically extractable.

Sisecam Wyoming faces the following risks to increased costs:
•Two-seam mining will require additional ground support and/or will require a wholly different mining method. The final details are unknown until test mining of the proposed geometry is complete;
•Recent two-seam mining tests indicate that certain areas contain high concentrations of methane in the immediate lower bed roof strata and may require degassing prior to mining which might increase mining costs or require decreased extraction in these areas;
•Two-seam mining’s production costs will be higher due to the increased ground support and decreased productivity. An allowance has been included in the cost analysis;
•TRM tailings disposal could impede access to some of the less than 10-foot reserves if the panels are filled prior to mining the thin material;
•Ore bed variability and degradation near the margins of the deposit could cause ore grades to decrease to an unacceptable level. The margins of the ore body have been penetrated in several areas, and while the ore grade was lower, mining costs were not significantly higher. The current model does show ore grades to deteriorate due to a rise of in-seam impurities at the edges of the deposit, which will require some additional processing costs or changes to the processing facilities. Proper short-term planning can determine the best combination of grade and processing costs when mining is near the ore body margins. Continuous miner units can be scheduled to

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blend some of the ore variability and reduce the impact on the refinery. For the purposes of this analysis the dissolver end of the processing plants is upgraded to handle this ore and processing costs increased to reflect the lower ore grade; and
•External economic drivers are beyond the scope of this study. They include, but are not limited to, labor issues and disputes, increases in royalty rates, change in the supply and demand structure for soda ash, and regulatory and environmental law changes.

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20.0ADJACENT PROPERTIES

The Green River Basin is home to five mining operations, Genesis Westvaco, Genesis Granger, Tata Chemicals, Solvay Chemicals, and Sisecam Wyoming, the subject of this report. Figure 3.2 shows the location of these operations along with their sodium leases.

1.1GENESIS WESTVACO

Genesis Westvaco was the first trona mine in the basin. The trona bed was discovered in 1938 by oil and gas drilling. Westvaco Chemicals Corporation sunk the first shaft in the basin near there in 1947 to mine Bed 17. The Westvaco operation lies nine miles to the southwest of Sisecam and owns sodium leases adjacent to Sisecam’s. In 1948 Food Machinery Corporation (FMC) purchased Westvaco and operated the property continuously until it was sold to Tronox in April of 2015 and then to the current owner Genesis in September of 2017. Since the start, there have been eight shafts developed into Bed 17. Genesis produces dense soda ash from three soda ash plants based on dry trona. Two plants use the Mono process and the third is based on the Sesqui process producing light soda ash. Additionally, Westvaco is solution mining the old mine workings and processing the resultant liquor in the fourth liquid feed plant based on a decahydrate crystallizer. Genesis also produces bicarbonate and caustic soda. Annual soda ash production exceeds 4.0 MTPY. The operation reported 898 employees and trona production of 3,768,938 in 2020.

1.2GENESIS GRANGER

The Granger mine and processing plant was constructed in 1976 by TexasGulf (TG). The TG mine and refinery is located eleven miles to the west of Sisecam. There are three shafts from the surface to trona Beds 19 and 20. The operation dry mined Bed 20 between 1976 and 2002 then converted to a solution mine in 2005. Elf Aquitaine purchased TexasGulf in 1985 and named the operation TG Soda Ash. The underground mine and processing facility had production capacity of over 1.2 MPTY. In 1999 the operation was purchased by FMC (now Genesis) and the plant mothballed in 2002. In 2005 the operation was restarted using solution liquor from the now flooded mine. Using liquid feed, the plants soda ash capacity was reduced to approximately 400,000 TPY. Genesis is currently in the process of constructing a decahydrate crystallizer front end to the plant which will return the production back to the original nameplate of over 1.2 MTPY.

1.3TATA CHEMICAL PARTNERS

In 1968 Allied Chemical and General Chemical started a mine in Bed 17 just to the east of the Westvaco Mine. Tata Chemicals purchased the property in 1989. The Tata operation lies 9.5 miles to the southwest of Sisecam. Tata has a production capacity of over 2.5 MTPY produced from dry mined trona and using the mono process in three processing units. The operation reported 508 employees and produced 4,070,944 tons of trona in 2020.

1.4SOLVAY CHEMICALS

In 1979, Tenneco minerals started the Solvay mine just south of Genesis and Tata also mining Bed 17. The Solvay operation lies fifteen miles to the southwest of Sisecam. In 1992, the Belgium company, Solvay Chemicals purchased the process. Solvay produces soda ash primarily by dry mining, but also does some limited solution mining of old workings. The operation reported 508 employees and production of 4,070,944 tons of mined trona in 2020. Soda ash production capacity is over 2.5 MTPY.

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21.0OTHER RELEVANT DATA AND INFORMATION

1.1WEST END ROOF COLLAPSE AND WATER INFLOW

Sisecam provided several recent studies by a hydrologist and geotechnical engineer concerning the Lower Bed West roof collapse and water inflow described in Section 13.2.1. There is a large area of surface subsidence adjacent to the Green River above the LB West underground fall area that is increasing in size as shown in Figure 21.1. The subsidence is likely caused by the roof collapse and failure of the mine pillars in that area. Both reports indicate that the water flow is not from surface waters but from subsurface aquifers based on isotope analysis. Both consultants conclude that due to the depth and multiple aquitards above the mine the probability of a hydraulic connection between the Green River and the mine workings is very low.

The water inflow to the mine ranges from 40 to 140 gpm with the average, since October 2020, around 85 gpm. The water inflow is fresh water which will, over time, dissolve the mine support pillars which are trona. Removal of the support pillars will continue to subside the area. The analysis concludes that at current inflow rates dissolution of all the trona will take 150 years resulting in a very gradual trough-type subsidence basin that is not expected to impact the watershed drainage area. At the current rate of 2 inches of subsidence per year it will take 50 years to reach the expected 8 feet of subsidence. Any large change in flow over an extended period would alter these predictions. Over time the subsidence will impact some of the surface features and infrastructure requiring relatively simple mitigation measures that are well understood.

The likely cause of the seismic event in this area is a large roof fall and pillar failures. Roof falls in the Big Island mine are infrequent but a map of the historic roof falls shows a large cluster of falls in the LB West area. The modulus of elasticity in this area is half of other areas of the mine and likely contributing to the extent of the falls.

The rest of the Big Island Mine with similar geometries remain open, in good condition and have not experienced the large number of roof falls experienced in this area. Other than to increase the size of the barrier pillars there are no plans to modify the mining geometries in other areas of the mine.

As part of the above-mentioned studies extensive subsidence monitoring has been installed over the area, the area is examined regularly, the inflow water is measured, and the water is isotope tested yearly.

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606000
4620000
4620000
606000
N
W
E
S
Legend
Border2016
Border_2017
Border_2018
Border2019
Border_2020
Border_2021
0 0,175 0,35 0,7 1,05 1,4
Kilometers

Figure 2. Subsidence Progression from Year 2016 to Year 2021 (After Cavur, 2021)

Source: Sisecam - Subsidence Report to LQD 8.18.21.pdf
Figure 21.1     West End Subsidence Progression

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22.0INTERPRETATION AND CONCLUSIONS

Approximately 118 MST of the reported recoverable Trona (48%) is dependent upon Sisecam confirming the viability of two-seam mining in the next four years. Most of these tons (approximately 71.5 MST, 60%) are in areas with thickness over 9-feet.

The November 2021 site visit revealed that since the 2019 report was completed, Sisecam has made significant progress developing the LB North mains and panel entries. Ground conditions were found to be good for the mains entries confirming the current design. Development of the lower extraction main entries does not evaluate the true impacts that will be experienced when conducting two-seam panel mining. Until two or three test panels are successfully completed and analyzed two-seam mining with the current equipment remains unverified. Based on current projections it will be four to six years before Sisecam will verify the viability of two-seam mining. It is possible that two-seam mining may require significant variations from current mining equipment and practices.

Approximately 148 MST of the reported recoverable tonnage is above 9-feet thick and can be mined and processed with the existing equipment, but areas will require ore blending or modification of the processing facilities to handle lower grade ore for short periods. These areas comprise 39.5 MST of the total reserves. It is anticipated that these plant modifications need to be made within 10-15 years.

The practice of “high grading” the deposit and only mining the thicker material first risks sterilization of the thinner areas if access is lost. Recovery of the reserves less than 9-feet will require changes to the mining and utility equipment, will incur higher mining costs, require access rehabilitation costs and is dependent upon the ability to access these areas through old workings or via extensions of old mains entries as shown in the LOM plan developed for this estimate. As future mining continues, with the current large mining equipment, some loss of portions of the edge of the ore bodies will occur, especially when long production panels are developed. This material makes up 72 MST of the estimated recoverable tonnage. There is some risk that access to these areas 20 years after mining might not be possible.

The roof failure, water inflow and associated subsidence of the Lower Bed West mine area has intrinsic risks to an evaporite mine below a major waterway that must be continuously monitored and evaluated for any changes. These include increased water flow or changes in water type indicating its source could be surface waters. Risks due to high inflow of water can range from higher mining costs to loss of access.

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23.0RECOMMENDATIONS

HPG supports Sisecam’s plan to perform additional exploration drilling to improve data density. Additional exploration drilling would result in a higher percentage of the reserve base classified as proven and should better define the trona grades near the drilling locations. Drilling south of the existing lease boundary would help to identify available future reserves and grades. Additionally, it is recommended that Sisecam undertake Bed to Bed drilling from areas in the Upper Bed that overly future LB two-seam mining. For example, the LB South resource block could be drilled from the UBSW Mains or UB South Butts. Bed to Bed core drilling is significantly less expensive than surface exploration but is limited to two-seam areas.

Sisecam should continue to move forward as rapidly as possible with validation of the two-seam mining to confirm both the geotechnical and economic assumptions.

It is recommended that Sisecam continue to pursue optimization of the refinery facilities to allow efficient processing of the predicted long-term decline in run-of-mine (ROM) trona grades as mining moves to the edges of the ore bodies. A more robust processing facility would allow a more complete recovery of the remaining ore reserves in areas where localized seam rolls and post depositional insoluble infilling has impacted recovery and stopped mining.

It is recommended that Sisecam optimize its ability to blend ore from multiple production areas of the mine to minimize the impact of the lower grade ore from the miners producing from the edge of the deposit or encountering seam rolls. This would also allow improved recovery of the deposit by maintaining a higher average ore grade and minimize sterilization of the thinner or lower grade areas of the deposit.

It is recommended that Sisecam continue close monitoring of the west end water inflows and associated subsidence. HPG would advise more frequent isotope testing of the inflow as well as additional hydrologic studies including source tracing. HPG would advise more frequent subsidence monitoring and evaluations of the area.

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24.0REFERENCES

BAYARI, C. Serdar. 2021, Source of the Momentary Groundwater Inflows in Big Island Mine, Sisecam LLC, Green River Wyoming, April 2021, p.1-57
Boyer, B.W., 1982, Green River laminates: does the playa-lake model really invalidate the stratified-lake model?": Geology, v.10, p. 321-324.
Bradley, W.H., 1964, Geology of Green River Formation and associated Eocene rocks in southwestern Wyoming and adjacent parts of Colorado and Utah," U.S. Geological Survey Professional Paper 496-A, 88 p.
Burnside, M., and Culbertson, W., 1979, Trona deposits in the Green River Basin, Sweetwater, Uinta and Lincoln Counties, Wyoming, U.S. Geological Survey Open File Report 79-737, 10 p.
CFR-17 CFR Part 229 Subpart 229.1300, -- Disclosure by Registrants Engaged in Mining Operations: Code of Federal Regulations, 83 FR 66448, Dec. 26, 2018.
Culbertson, W.C., 1966, Trona in the Wilkins Peak Member of the Green River Formation, southwestern Wyoming: U.S. Geological Survey Professional Paper 550-B, p. 159-164.
Culbertson, W.C., 1971, Stratigraphy of the trona deposits in the Green River Formation, southwest Wyoming: University of Wyoming Contributions to Geology, v. 10, p. 15-23.
Eugster, H.P., and Surdam R.C., 1973, Depositional environmental of the Green River Formation of Wyoming: A Preliminary Report: Geology Society of America Bulletin, v. 84, p. 1115-1120.
Gaines, R.V., Skinner, H.C., Foord, E.E., Mason, B., and Rosenzweig, A., Dana’s New Mineralogy, John Wiley and Sons, Inc. (ISBN: 047119310-0)
Garrett, Donald E. Natural Soda Ash: Occurrences, Processing, and Society Use. New Yorek: Van Norstrand Reinhold, 1992. Print. Pages 538, 270.
Leigh, R.T., 1998, Wyoming Trona: An Overview of the Geology, Wyoming State Geological Survey Public Information Circular 40
Roehler, H.W., 1992, Geology of the Eocene Wasatch, Green River, and Bridger (Washakie) Formations, Greater Green River Basin, Wyoming, Utah, and Colorado, U.S. Geological Survey Professional Paper 1506 A-E
Richland Mining Consulting LLC, 2021, Subsidence Potential of the Lowerbed West Area at Big Island Mine, Prepared for Sisecam Wyoming, December 2021
Sullivan, R., 1980, A stratigraphic evaluation of the Eocene rocks of southwestern Wyoming: Geological Survey of Wyoming Report of Investigations no. 20 p. 50. 1985, "Origin of lacustrine rocks of Wilkins Peak Member, Wyoming: American Association of Petroleum Geologist Bulletin, v. 69, no. 6, p. 913-922.
Surdam, R.C., and Wolfbauer, C.A., 1975, Green River Formation, Wyoming: a playa lake complex: Geological Society of America Bulletin, v. 86, p. 335-345.
Wood, G.H., Kehn, T.M., Carter, M.D., and Culbertson, W.C., 1983, Coal Resource Classification System of the U.S. Geological Survey, U.S. Geological Survey Circular 891

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24.1SCANNED FILES LISTING

File/Folder Name
Size

Jefferson_17-DEC-62_Densities_Trona_and_Rock.pdf
323,741

Lee_5-AUG-88_Trona_Reserves_Memo_with_Tables.pdf
2,858,739

Mannion_01-AUG-61__Wyoming Eploration-1960 Progress Report.pdf
3,689,977

Mannion_09-MAY-61_Ore Reserve Calculations.pdf
4,503,326

Mannion_12-MAY-61_Ore_Reserve_Calculations_and_Tables.pdf
7,667,741

Mannion_26-OCT-73_Planning_and_Supplemental_Drilling_Program.pdf
4,825,097

Parratt_17-JUL-73_GR_Trona_Reserves_Trona_District Land Holdings.pdf
1,665,154

Parratt_24-MAR-11_1976_Trona_Development_Drilling.pdf
5,068,341

Wendt_19-DEC-67_Test_Drilling_North_1967_Drilling Program.pdf
3,499,956

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1.2SISECAM WYOMING DATA SOURCES

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Flag	Date	Report/Information Title	Author	Comment	Size
cert	10/10/2021	2021-Halal-Certificate.pdf	Halal		210 KB
cert	10/10/2021	CERT-Ciner-NSF-Certificate-2016.pdf	NSG		379 KB
cert	10/10/2021	ISO-9001-2015-FM-30272.pdf	ISO		602 KB
cert	10/10/2021	Kosher-2021.pdf	Kosher		110 KB
ENV	10/8/2021	10823R P1.pdf	State of Wyoming		3.87 MB
ENV	10/8/2021	14035R P1 Upper Delta.pdf	State of Wyoming		3.67 MB
ENV	10/8/2021	14373R P2.pdf	State of Wyoming		602 KB
Env	10/11/2021	17122 Boiler Tuning Report.pdf	Monitoring Solutions		3.38 MB
Env	10/11/2021	17122 Calciner Dryer Report Rev2.pdf	Monitoring Solutions		19.6 MB
Env	10/11/2021	17122 DC-38 Report (Final).pdf	Monitoring Solutions		1.47 MB
Env	10/11/2021	17122 RATA Report (Final).pdf	Monitoring Solutions		3.47 MB
Env	10/11/2021	17122 Train 4 Scrubber Report (Final) - Initial Perf Test 130 tph.pdf	Monitoring Solutions		4.74 MB
Env	10/11/2021	19-0950D - Green River 4SC-12A, DC-31 PM CPM PM10 PM2.5 Report.pdf	Aliance Source Testing		4.48 MB
Env	10/11/2021	19-1054D - Green River 3ES-12 5ES-12 DC-4 DC-8AB DC-9 PM CPM PM10 PM2.5.pdf	Aliance Source Testing		4.89 MB
Env	10/11/2021	19-1055D Green River 6ES-10 Report.pdf	Aliance Source Testing		3.87 MB
Env	10/11/2021	19-1055D Green River Boiler 4 & 5 RATAs_F.pdf	Aliance Source Testing		2.82 MB
Env	10/11/2021	19-1710D Green River 7ES-10 Compliance Report.pdf	Aliance Source Testing		4.25 MB
Env	2/4/2021	1975 Permit.pdf	WYDEQ		167 MB
Env	2/4/2021	1979 amendment approval.pdf	WYDEQ		41.9 KB
Env	2/4/2021	1987 Drainage Basin Analysis.pdf	WYDEQ		34.9 MB
Env	10/8/2021	1997 BLM EA ROD FONSI Unit6.pdf	WYDEQ		2.62 MB
Env	10/19/2021	2006_OCI Planning Report.pdf	WYDEQ		31.3 MB
Env	10/8/2021	2010 usfws permit.pdf	WYDEQ		133 KB
Env	10/15/2021	2010_Tailings Management Initiatives Report.pdf	WYDEQ		12.3 MB
Env	10/15/2021	2012_4a-2 Surface Disposal_new.pptx	WYDEQ		57.7 MB
Env	10/15/2021	2012_Strategy Minutes Memorandum_v3.pdf	WYDEQ		273 KB
Env	10/15/2021	2015_08_31_Upper_Delta_storage_memo_v2.pdf	WYDEQ		115 KB
Env	10/8/2021	2017 03 27 WAQD Approval Permit No. P0021348.pdf	Ciner Wyoming		4.86 MB
Env	10/8/2021	2017 2018 2019 2020 Bond Cost Comparison.xlsx	Ciner Wyoming		51.7 KB
Env	10/11/2021	2018 Compliance Certification rev 2.pdf	Ciner		72.9 KB
Env	10/11/2021	2018 WQD TRM Submittal FINAL.pdf	Ciner		186 KB
Env	10/11/2021	2018_Annual_Report_FINAL_Combined.pdf	Ciner		61.4 MB
Env	10/11/2021	2018_EmissionsReport_1840.pdf	Ciner		337 KB
Env	10/11/2021	2019 Compliance Certification Signed.pdf	Ciner		253 KB
Env	10/11/2021	2019_Annual_Report_Combined_Submittal.pdf	Ciner		73.5 MB
Env	10/11/2021	2019_EmissionsReport_2175_02282020.pdf	Ciner		340 KB
Env	10/11/2021	2020 Combined Report.pdf	Ciner		106 MB
Env	10/11/2021	2020 Compliance Certification Final Signed.pdf	Ciner		258 KB
Env	10/11/2021	2020_FINAL_EmissionsReport_Submitted_2794.pdf	Ciner		319 KB
Env	10/15/2021	2020-2021_DN_Annual_Report_Final_with_Attachments.pdf	Ciner Varrious		1.03 MB
Env	10/11/2021	2020-Final-LCGP-with-Signature.pdf	WYDEQ		1.43 MB

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Flag	Date	Report/Information Title	Author	Comment	Size
Env	10/11/2021	2021 Notification to ISD re Switch House 3.pdf	WYDEQ		76.1 KB
Env	10/8/2021	3-3-119 P0024380 com.pdf	WYDEQ		131 KB
Env	10/11/2021	3-3-119 P0024380 fin (1).pdf	WYDEQ		21.7 MB
Env	10/8/2021	3-3-119 P0024380 Final.pdf	WYDEQ		21.7 MB
Env	10/8/2021	3-3-119 P0024380 SoB.pdf	WYDEQ		69.1 KB
Env	10/11/2021	4.11.2020 Cogen initial performance test VER087.pdf	Monitoring Solutions		6.61 MB
Env	10/11/2021	4.11.2020 STACK EMISSIONS RATA TEST RESULTS Solar Titan 250 HRSG.pdf	Monitoring Solutions		404 KB
Env	10/11/2021	4SC-12A, 6ES-10, 7ES-10, Boiler 4, and 5 Nov. Dec. 2018 Stack Tests.pdf	Barr Engineering		3.83 MB
Env	10/15/2021	50191042_Upper_Delta_2013_Tailings_Plan_v3.pdf	Barr Engineering		5.66 MB
Env	10/15/2021	50191057_Upper_Delta_Tailings_Plan_Final.pdf	Barr Engineering		11.1 MB
Env	10/15/2021	50191095_Upper_Delta_2015_Tailings_Plan_Final.pdf	Barr Engineering		22.8 MB
Env	10/8/2021	7581R P4.pdf	State of Wyoming		3.43 MB
Env	10/8/2021	7809R P1.pdf	State of Wyoming		3.72 MB
Env	10/11/2021	8.10.20 Ciner Dust Collector Emissions Report DC-22, 37, 92, 93, 94 and 98.pdf	Monitoring Solutions		9.38 MB
Env	10/8/2021	8585R cancelation P2.pdf	State of Wyoming		3.28 MB
Env	10/8/2021	8586 P3.PDF	State of Wyoming		3.58 MB
Env	10/8/2021	8587 P3 A.PDF	State of Wyoming		3.17 MB
Env	10/8/2021	8588 P3 B.PDF	State of Wyoming		3.16 MB
Env	10/8/2021	8589 P3 C.PDF	State of Wyoming		3.12 MB
Env	10/8/2021	8590 P3 D.PDF	State of Wyoming		3.16 MB
Env	10/11/2021	9.2.20 Ciner DC-92 Emissions Report Final Retest.pdf	Monitoring Solutions		1.85 MB
Env	2/4/2021	A. General Description of Mining Operation.docx	Ciner		4.24 MB
Env	10/8/2021	Active 2021 Dam Permits.pdf	State of Wyoming		231 KB
Env	10/8/2021	Active 2021 Well Permits.pdf	State of Wyoming		345 KB
Env	2/4/2021	Approximate Areas Where No Topsoil Was Stripped 1.20.2020.pdf	Ciner		10.7 MB
Env	10/11/2021	Authorization Letter P0026007 - Mine Vent Waiver 7-15-2019.pdf	Ciner		739 KB
Env	2/4/2021	B. Drilling within Permit Boundary.docx	Ciner		31.7 KB
Env	10/8/2021	BLM EA.pdf	Barr Engineering		7.96 MB
Env	10/11/2021	Bond Increase Acceptance Permit No. PT0257 3.8.21 .pdf	WYDEQ		115 KB
Env	2/4/2021	C. Mining Method and Schedule.docx	Ciner		1.55 MB
Env	10/11/2021	Ciner 2019 Annual Report.pdf	Ciner		37.6 KB
Env	10/11/2021	Ciner 2020 UIC Annual Report.pdf	Ciner		168 KB
Env	10/11/2021	Ciner Unit 8 Expansion - DEQ-ISC 19-07 - ISC Permit - signed.pdf	WYDEQ		1.68 MB
Env	10/11/2021	Ciner Wyoming LLC, ENG007-HET002, CSH002, CSH003 CSH006, May 2021 Sta	Barr Engineering		7.83 MB
Env	10/11/2021	Ciner_2018_Dam_Safety_Report_FINAL-signed.pdf	Barr Engineering		235 MB
Env	10/11/2021	Ciner_2019_Dam_Safety_Report_20200217-signed.pdf	Barr Engineering		298 MB
Env	10/11/2021	Ciner-2020_Dam-Safety-Report_20210224-signed.pdf	Barr Engineering		152 MB
Env	10/6/2021	Cogen_proposed_207503.pdf	WYDEQ		864 KB
Env	2/4/2021	D. Mining Hydrology.docx	Ciner		1.73 MB
Env	10/6/2021	Deca Permit2723.pdf	WYDEQ		250 KB

Project 01-21-001 cxlii HPG hollberg professional group PC

SISECAM WYOMING - TRONA MINERAL RESERVE ESTIMATE

MARCH 2022 FINAL-2

Flag	Date	Report/Information Title	Author	Comment	Size
Env	2/4/2021	E. Tailings Management.docx	Ciner		2.78 MB
Env	2/4/2021	F. Waste Management.docx	Ciner		31.9 KB
Env	10/6/2021	FacProfileDoc_F000637.pdf	Ciner		576 KB
Env	10/11/2021	Final_MMGP_2018-Signed.pdf	WYDEQ		1.47 MB
Env	2/4/2021	G. Natural Resource Protection and Monitoring Programs.docx	Ciner		37.5 KB
Env	10/11/2021	GeneralMineralMiningAuthorization.pdf	WYDEQ		82 KB
Env	10/8/2021	Generator replacement - PermitP0024224 Aug 30, 2018.pdf	Ciner		3.52 MB
Env	10/6/2021	home.permits (1).xls	Ciner		2.63 KB
Env	10/6/2021	home.permits.xls	Ciner		17 KB
Env	2/4/2021	Lease Mine Plan Map for Wildlife Stipulations 1.20.2020.pdf	Ciner		9.02 MB
Env	10/11/2021	P0027495 per_signed.pdf	WYDEQ		2.80 MB
ENV	10/8/2021	P65459.0W.pdf	State of Wyoming		948 KB
ENV	10/8/2021	P65460.0W.pdf	State of Wyoming		915 KB
ENV	10/8/2021	P65461.0W.pdf	State of Wyoming		917 KB
ENV	10/8/2021	P65462.0W.pdf	State of Wyoming		917 KB
ENV	10/8/2021	P65463.0W.pdf	State of Wyoming		917 KB
ENV	10/8/2021	P65464.0W.pdf	State of Wyoming		911 KB
ENV	10/8/2021	P67839.0W.pdf	State of Wyoming		862 KB
ENV	10/8/2021	P67840.0W.pdf	State of Wyoming		859 KB
ENV	10/8/2021	P67841.0W.pdf	State of Wyoming		860 KB
ENV	10/8/2021	P9835R P4.pdf	State of Wyoming		3.25 MB
Env	10/8/2021	Permit Number MB700227-0 Ciner Wyoming LL_Federal Fish Wildlife Permit Mig	USFWS		13.2 KB
Env	10/6/2021	Permit_Cogen_215527.pdf	WYDEQ		3.47 MB
Env	2/4/2021	Pond 1 4 Stevens Draw Diversion Ditch.pdf	Ciner		24.4 MB
Env	10/8/2021	Pond 2 BLM Approval Letter.pdf	US Dept. Interior		688 KB
Env	10/6/2021	Prmit Adju_Reasoning148493.pdf	WYDEQ		171 KB
Env	10/6/2021	Production Increase_128312.pdf	WYDEQ		7.17 MB
Env	10/11/2021	SDWA-08-2021-0036 Administrative Order.pdf	USEPA		370 KB
Env	10/11/2021	SDWA-08-2021-0036 Cover Letter.pdf	USEPA		380 KB
Env	10/8/2021	Sewer Pond Permit.pdf	State of Wyoming		1.37 MB
Env	10/6/2021	SimiAnualCompliance374528.pdf	Ciner		337 KB
Env	10/11/2021	SWDA-08-2021-0036 Response to Administrative Order redacted CBI.pdf	Ciner		2.21 MB
Env	10/6/2021	Title V_May 2020_333891.pdf	WYDEQ		21.7 MB
Env	2/4/2021	TRM Boreholes.pdf	Ciner		1.41 MB
Env	10/6/2021	Unit 8 Cover Letter_378085.pdf	Ciner		21.7 MB
Env	10/6/2021	Unit 8 Mofeling_378083.pdf	Ciner		152 KB
Env	10/6/2021	Unit 8 Process Flow_378084.pdf	Ciner		1.22 MB
Env	10/15/2021	UPPER DELTA 7-8-21 NO CONTOURS.pdf	Ciner		51.3 MB
Env	10/15/2021	Upper Delta Elevation Change_March 19 to July 8 2021.pdf	Ciner		1.32 MB
Env	10/8/2021	VoiceMessage from USFWS.wav	USFSWS		491 KB

Project 01-21-001 cxliii HPG hollberg professional group PC

SISECAM WYOMING - TRONA MINERAL RESERVE ESTIMATE

MARCH 2022 FINAL-2

Flag	Date	Report/Information Title	Author	Comment	Size
Env	10/11/2021	WY5600634_Ciner_TOCA_NON TT 1QTR21_2021.04.27 (009).pdf	USEPA		187 KB
Env	10/11/2021	WY5600634_Ciner_TOCA_NOV TT_2020.08.18.pdf	USEPA		197 KB
Env	10/11/2021	WY5600634_Ciner_TOCA_NOV_TT_2021.03.15.pdf	USEPA		196 KB
Env	10/11/2021	WYR104976-LOA(renewal)-111220-AR (002).pdf	USEPA		708 KB
Finacial	1/24/2022	DEC 17 MINE RESULTS.pdf	Ciner		52.8 KB
Finacial	1/24/2022	DEC 18 MINE RESULTS.pdf	Ciner		59.7 KB
Finacial	1/24/2022	Dec-20 Results.xlsx	Ciner		242 KB
Finacial	1/24/2022	Dec-21 Electricity.pdf	Ciner		2.06 MB
Finacial	1/24/2022	Dec-21 Natural Gas.pdf	Ciner		631 KB
Finacial	1/24/2022	Mine Costs - Dec-19.xlsx	Ciner		43.4 KB
Finacial	1/24/2022	Mine Costs - Dec-20.xlsx	Ciner		42 KB
Finacial	1/24/2022	Mine Costs - Dec-21.xlsx	Ciner		44.7 KB
Finacial	12/5/2021	RE_ November numbers.pdf	Ciner		12.6 MB
Finacial	12/5/2021	Re_ Updated Mining_december numbers.pdf	Ciner		263 KB
Finance	10/21/2021	2020 Capital Projects- Budget.xlsx	Ciner		26 KB
Finance	10/21/2021	2021 Capital Projects- Budget.xlsx	Ciner		18.4 KB
Finance	10/12/2021	Aug-21 Results.xlsx	Ciner		36.5 KB
Finance	10/14/2021	Capital Budget and Five Year - Revised 9.1.21.xlsx	Ciner		319 KB
Finance	11/19/2021	Ciner pricing Dec 17 2020 2010254.xlsx	Ciner		13.4 KB
Finance	10/12/2021	Ciner Wyoming LLC 2019 Issued Financial Statements.pdf	Deloitte		390 KB
Finance	10/12/2021	Ciner Wyoming LLC Audit Report 2016 with Deloitte Manually signed Opinion.pdf	Deloitte		604 KB
Finance	10/12/2021	Ciner Wyoming LLC_Audit Report 2017 Final Filed.pdf	Deloitte		774 KB
Finance	10/12/2021	Ciner Wyoming LLC_Audit Report 2018 Final wDeloitte Opinion.pdf	Deloitte		2.33 MB
Finance	10/12/2021	Ciner Wyoming_Audit Report 2020.pdf	Deloitte		380 KB
Finance	10/28/2021	CIP20 Green River DEC20.xlsx	Deloitte		1.17 MB
Finance	10/28/2021	CIP21 Green River SEPT21.xlsx	Deloitte		1.20 MB
Finance	10/12/2021	Consolidated Audited Financials Link.docx	Deloitte		14.7 KB
Finance	10/12/2021	Dec - 18 Financial results.xlsx	Ciner		97.6 KB
Finance	10/12/2021	DEC-17 PERFORMANCE- JAN 11 18.xlsx	Ciner		67.6 KB
Finance	10/12/2021	Dec-2020 Financial Results.xlsx	Ciner		167 KB
Finance	10/30/2021	DECA RF.xlsx	Ciner		149 KB
Finance	10/28/2021	Financial Budget 2022 - V6.pptx	Ciner		711 KB
Finance	10/30/2021	MOB Capex Summary 2022.pptx	Ciner		1.10 MB
Finance	10/30/2021	Net Price . September 2021 v4.xlsx	Ciner		1.51 MB
Finance	10/30/2021	Sep-21 Results.xlsx	Ciner		942 KB
Finance	11/19/2021	U8 Cost.msg	Ciner		104 KB
Finance	11/19/2021	WesTech_Firm_2010128_Rev4_2020OCT20.pdf	WesTech		3.85 MB
Finance	10/12/2021	WY Dec 2019 results - NRP.xlsx	Ciner		51 KB
Geology	10/8/2021	AC-34 Core Log.pdf	Ciner		1.40 MB
Geology	10/8/2021	AC-34 Trona Assays.pdf	Ciner		98.6 KB

Project 01-21-001 cxliv HPG hollberg professional group PC

SISECAM WYOMING - TRONA MINERAL RESERVE ESTIMATE

MARCH 2022 FINAL-2

Flag	Date	Report/Information Title	Author	Comment	Size
lease	10/9/2021	3.21.1_4.7.1.9_WYO Lease 25779 2019.pdf	State of Wyoming		3.28 MB
lease	10/9/2021	3.21.1_4.7.1.9_WYO Lease2019.pdf	State of Wyoming		3.28 MB
lease	10/9/2021	3.21.10_4.7.1.4_US W-101824 Renewal June 2018.pdf	US Dept. Interior		4.60 MB
lease	10/9/2021	3.21.11_4.7.1.5_US WYW0111730 Sod Lse.pdf	US Dept. Interior		2.54 MB
lease	10/9/2021	3.21.12_4.7.1.6_US WYW0111731 Sod Lse.pdf	US Dept. Interior		2.31 MB
lease	10/9/2021	3.21.13_4.7.1.7_US WYW079420 Sod Lse.pdf	US Dept. Interior		2.57 MB
Env	10/13/2021	Ciner Big Island LQD Permit 2-4-2021.zip	Varrious		3.82 GB
lease	10/9/2021	3.21.14_4.7.1.8_US WYW101824 Sodium Lease.pdf	US Dept. Interior		4.23 MB
lease	10/9/2021	3.21.2_4.7.1.10_WYO Lease 25971 2.7.2020.pdf	State of Wyoming		5.26 MB
lease	10/9/2021	3.21.3_4.7.1.11_WYO Lease 26012. 2.7.2020pdf.pdf	State of Wyoming		5.13 MB
lease	10/9/2021	3.21.4_4.7.1.12_WYO Lease 42570 - 2019.pdf	State of Wyoming		3.21 MB
lease	10/9/2021	3.21.5_4.7.1.13_WYO Lease 42571- 2019.pdf	State of Wyoming		3.27 MB
lease	10/9/2021	3.21.6_4.7.1.14_Associated Mineral Salts Mining Lease.pdf	State of Wyoming		5.35 MB
lease	10/9/2021	3.21.7_4.7.1.1_Hofeldt Lease.pdf	Ciner		483 KB
lease	10/9/2021	3.21.8_4.7.1.2_Modified Sodium Lease.pdf	Ciner		762 KB
lease	10/9/2021	3.21.9_4.7.1.3_PAL Lease.pdf	Ciner		733 KB
lease	10/11/2021	Ciner Wyoming Surface Authorization Memo-v4.pdf	Dorsey		962 KB
lease	10/11/2021	Ciner Wyoming Title Opinion with Attachments-v2.pdf	Dorsey		364 KB
lease	10/8/2021	CR CC97.130 Certificate of Record.pdf	Ciner		116 KB
lease	10/21/2021	D10PP132.dwg	Ciner	Permit Boundary	1.98 MB
lease	10/21/2021	D10PP133.dwg	Ciner	Permit Boundary	1.99 MB
lease	1/21/2022	detail_MAP_2021-12_opt.pdf	Ciner		484 KB
lease	10/15/2021	IE2a D10PP133 Updated June 2021.pdf	Ciner	Permit Boundary	7.95 MB
lease	10/15/2021	IE2b D10PP132 Updated June 2021.pdf	Ciner	Permit Boundary	7.85 MB
lease	10/15/2021	LEASE AREAS IMAGE-Model.pdf	Ciner		199 MB
lease	10/15/2021	Lease History 2021.xlsx	Ciner		63.3 KB
lease	10/8/2021	OCI Water Rights Adjudication Permit No. 22075.pdf	State of Wyoming		224 KB
lease	1/21/2022	Plant_Area_Image_opt.pdf	Ciner		1.15 MB
Market	11/5/2021	2022 World Analysis - Soda Ash - Base Case Assumptions - Q3 2021.pdf	IHS Markit		374 KB
Market	11/5/2021	2022 World Analysis - Soda Ash - Fall 2021 Sensitivities.pdf	IHS Markit		339 KB
Market	11/5/2021	2022 World Analysis - Soda Ash - Price Assessment Methodology.pdf	IHS Markit		687 KB
Market	11/5/2021	Ciner Top 10 Customers.docx	Ciner		26.4 KB
Market	10/30/2021	Railcar Leases.docx	Ciner		24 KB
Mine	10/15/2021	2018 5YR Mine Plan BLM Approval 7-2-18.pdf	Ciner		63 KB
Mine	1/20/2022	20211220 Subsidence Potential of LowerBed West Section at Big Island Mine -	Richland Mining Consulting		11.6 MB
Mine	1/26/2022	20220125 Subsidence Potential of LowerBed West Section at Big Island Mine -	Richland Mining Consulting	Watter Inflow	11.6 MB
Mine	10/15/2021	BLM_Mine_Plan_Revised_2018.pdf	Ciner		63.1 MB
Mine	10/8/2021	Board Mtg 2022 5 Year Mine Plan Fed Royal Red-- 8-1-21 Mod.dwg	Ciner		26.7 MB
Mine	11/1/2021	Board Mtg 2022 5 Year Mine Plan Fed Royal Red-- 8-1-21 No Xref.dwg	Ciner		27.1 MB
Mine	10/15/2021	Ciner_-_Big_Island_No._3_Shaft_Replacement_-_trn_20200831_101945_T004_-_Sha	Cementation		4.14 MB

Project 01-21-001 cxlv HPG hollberg professional group PC

SISECAM WYOMING - TRONA MINERAL RESERVE ESTIMATE

MARCH 2022 FINAL-2

Flag	Date	Report/Information Title	Author	Comment	Size
Mine	10/15/2021	LOWER BED AS-BUILT WIDTH HEIGHT.pdf	Ciner		170 KB
Mine	11/29/2021	Lowerbed Mine Map.dwg	Ciner		10 MB
Mine	10/9/2021	Methane February 2021.pdf	Ciner		210 KB
Mine	10/9/2021	Methane March 2021.pdf	Ciner		37 KB
Mine	2/24/2012	OCI 72 and 74 Location Map Model (1).pdf	Ciner		152 KB
Mine	10/30/2021	Sisecam - Agapito Report - Reserves.docx	Agapito		1.82 MB
Mine	10/15/2021	SOURCE OF MINE WATER WYOMING CINER LLC _ Final Report May 10 2021.docx	Serdar BAYARI	Water Inflow	8.20 MB
Mine	1/24/2022	UBE Panel 7.jpg	Ciner		3.39 MB
Mine	11/29/2021	Upperbed Mine Map.dwg	Ciner		5.82 MB
Production	1/24/2022	3-yr Steam.xlsx	Ciner		157 KB
Production	11/5/2021	3-yr Water Consumption.xlsx	Ciner		13.9 KB
Production	10/12/2021	5 Year Production Data.xlsx	Ciner		9.08 KB
Production	1/10/2022	A00DI000.dwg	Ciner		234 KB
Production	1/24/2022	Ciner Wyoming Unit Production Thru 2021.pptx	Ciner		3.22 MB
Production	10/15/2021	Daily Energy Report 2016.12.31 After Adjustments.xlsx	Ciner		532 KB
Production	10/15/2021	Daily Energy Report 2017.12.31-After Adjustments.xlsx	Ciner		602 KB
Production	10/15/2021	Daily Energy Report 2018.12.31 After Adjustments.xlsx	Ciner		712 KB
Production	10/15/2021	Daily Energy Report 2019.12.31-After Adjustments.xlsx	Ciner		711 KB
Production	10/15/2021	Daily Energy Report 2020.12.31-After Adjustments.xlsx	Ciner		709 KB
Production	10/28/2021	Daily Energy Report 2021.09.30-After Adjustments.xlsx	Ciner		702 KB
Production	10/15/2021	Deca Recovery Summary 2019-2021.xlsx	Ciner		11.7 KB
Production	11/2/2021	Gas Consumption & Available Peak Supply.xlsx	Ciner		19.7 KB
Production	10/23/2021	PLANT FLOW1.pdf	Ciner		116 KB
Production	1/26/2022	Plant Recovery 12-21.pdf	Ciner		515 KB
Production	10/22/2021	Process Flow 1.pptx	Ciner		1.09 MB
Production	10/12/2021	Producable Deca Schedule.pdf	Ciner		403 KB
Production	1/4/2022	Production December 2021_Email_20220104.pdf	Ciner		262 KB
Production	1/24/2022	RE_ Air Quality violation.pdf	Ciner		105 KB
Production	1/24/2022	Three Year Gas Consumption - Updated.xlsx	Ciner		22.1 KB
Production	11/19/2021	Unit 8 ore grade.doc	Ciner		702 KB
Production	11/5/2021	Unit Elec SECf.xlsx	Ciner		20.7 KB
Safety	10/26/2021	CITATIONS.docx	Ciner		12.8 KB
Safety	10/26/2021	Incident 2019, 2020, 2021.docx	Ciner		13.1 KB
Water	10/8/2021	Displacement Analysis_Ciner_Wyoming_07.03.2021_V1.1.pdf	Dr. Mahmut Cavur		5.34 MB
Water	11/21/2021	Subsidence Effects Assessment.pptx	Richland Mining Consulting		8.69 MB
Water	10/11/2021	Subsidence Report to LQD 8.18.21.pdf	Ciner		19.8 MB

Project 01-21-001 cxlvi HPG hollberg professional group PC

SISECAM WYOMING - TRONA MINERAL RESERVE ESTIMATE

MARCH 2022 FINAL-2

25.0RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT

HPG has reviewed technical data, reports, and studies produced by other consulting firms, as well as information provided by Sisecam Wyoming, and others listed in Sections 24.0 and 25.0. This review was conducted on a reasonableness basis, and HPG has noted herein where such provided information engendered questions. Except for the instances in which we have noted questions or made specific comments regarding the nature of the information, HPG has relied upon the information provided by Sisecam as being accurate and suitable for use in this Report. Sisecam’s staff of professional engineers are considered experts in their field and as such HPG has no reason to doubt the authenticity or substance of the information provided.

HPG has conducted a general review of mineral titles and license documents provided by Sisecam. HPG has not verified title or otherwise confirmed the legal status of any of the leases or the license but has relied upon documents and information provided by Sisecam Wyoming’s representatives regarding the current status of the leases and license shown. HPG’s reliance on such information and representations applies to Section 3.2 and the relevant portions of Section 1.0.

HPG has relied on Sisecam representations and documentation regarding environmental permitting and compliance. HPG’s reliance on such information and representations applies to Section 17.0 and the relevant portions of Section 1.0.

HPG has relied on Sisecam representations and documentation from Barr Engineering concerning surface tailings placement and impoundment structures. HPG’s reliance on such information and representations applies to Section 17.0 and the relevant portions of Section 1.0.

HPG has relied on Sisecam representations concerning any outstanding active adverse legal or liability issues including statutory and regulatory interpretations. HPG’s reliance on such information and representations applies to Section 3.2, 17.0 and the relevant portions of Section 1.0.

HPG has relied on Sisecam representations and information concerning manufacturing costs and revenues. HPG’s reliance on such information and representations applies to Section 11.0, 18.0, 19.0 and the relevant portions of Section 1.0.

HPG has relied on Sisecam representations concerning marketing information and soda ash pricing trends. HPG’s reliance on such information and representations applies to Section 11.0, 17.0, 18.0, 19.0 and the relevant portions of Section 1.0.

HPG has relied on Sisecam representations and information concerning governmental factors relating to taxation, royalties, monitoring requirements and frequency, bonding requirements, violations, and fines. HPG’s reliance on such information and representations applies to Section 9.0, 11.0, 12.0, 18.0, 19.0 and the relevant portions of Section 1.0.

HPG has relied upon a report by Richland Mining Consulting LLC concerning the subsidence and water inflow over the western edge of the mine. HPG’s reliance on this information and representations applies to Sections 9.0, 12.0, 21.0, and relevant portions of Section 1.0.

HPG has relied upon a report by C. Serdar BAYARI Ph. D hydrogeologist concerning the subsidence and water inflow over the western edge of the mine. HPG’s reliance on this information and representations applies to Sections 9.0, 12.0, 21.0, and relevant portions of Section 1. 0..

Project 01-21-001 cxlvii HPG
        hollberg professional group PC

SISECAM WYOMING - TRONA MINERAL RESERVE ESTIMATE

MARCH 2022 FINAL-2

26.0PROJECT TEAM CVS

Mr. Kurt Hollberg has over 35 years of experience in the mining industry including 17 years in operations management and technical services. He has an in-depth understanding and experience with operational and capital budgeting and procurement. His experience encompasses green field feasibility studies through mine rehabilitation and re-opening. He is experienced in project management and construction. His international experience includes work in Colombia, Africa, Spain, and the Middle East doing feasibility studies on coal, potash, and phosphate properties and as the lender’s technical advisors for world-class phosphate and aluminum projects. He has served as the technical advisor to the adjuster on numerous large mine insurance claims. He has advised and audited underground and surface safety and health programs for the DOE. He has extensive geotechnical experience related to mining and is well versed in mining systems and mine infrastructure design including solution mining. He is familiar with statistical testing techniques for process improvement. Using statistical techniques, he helped increased continuous miner productivity by 20% with minimal capital expenditure. Mr. Hollberg holds a B.A. degree in Economics from Colorado College and a BS in Mining Engineering with a minor in Civil Engineering from the Colorado School of Mines. He is a registered Professional Engineer in Colorado, Wyoming, Utah, and Nevada.

Mr. Richard Terry Leigh has over 40 years of experience in the mining industry, including management and technical services. He has extensive experience in mineral exploration and mineral estimation. He is knowledgeable in the use of computers for mineral estimation and geostatistics. Mr. Leigh has spent the past 30 years working in the Green River Basin Trona mines as a geologist and hydrologist and in environmental services, technical services, and mine management. Mr. Leigh has been highly active in the professional certification of geologists. He has served on the Wyoming Board of Professional Geologists, Wyoming Geological Survey Board, ASBOG, National Association of States Boards of Geology, and as a member of the Council of Examiners for PG certification. Mr. Leigh has published numerous papers on Wyoming geology and trona deposition. He has published several papers on tailing disposal and ground water remediation. Mr. Leigh holds a BS degree and MS degree in earth sciences from the State University of New York. Mr. Leigh is an AIPG Certified Professional Geologist and a Licensed Professional Geologist (PG) in Wyoming.

Project 01-21-001 cxlviii HPG
        hollberg professional group PC